                                                                     Exhibit 4.1




                            SECURED CREDIT AGREEMENT

                           DATED AS OF APRIL 23, 2001
                                      AMONG

                           OWENS-ILLINOIS GROUP, INC.,
          OWENS-BROCKWAY GLASS CONTAINER INC., OI GENERAL FTS INC., OI
      PLASTIC PRODUCTS FTS INC., OI CLOSURE FTS INC., UNITED GLASS LIMITED,
           UNITED GLASS GROUP LIMITED, OWENS-ILLINOIS (AUSTRALIA) PTY
       LIMITED, ACI OPERATIONS PTY LIMITED, OI ITALIA S.R.L., AND AZIENDE
                     VETRARIE INDUSTRIALI RICCIARDI S.P.A.

                          OWENS-ILLINOIS GENERAL, INC.
                               AS BORROWERS' AGENT

                           THE LENDERS LISTED HEREIN,

        ABN AMRO BANK N.V., CIBC, INC., CREDIT LYONNAIS CHICAGO BRANCH,
        BANK ONE, NA, INDUSTRIAL BANK OF JAPAN, LIMITED, KEYBANK NATIONAL
         ASSOCIATION, SOCIETE GENERALE AND SUMITOMO BANK, LTD., CHICAGO
                                     BRANCH,
                              AS MANAGING AGENTS,

            BARCLAYS BANK PLC AND TORONTO DOMINION (TEXAS), INC.,
                                  AS CO-AGENTS,

               BNP PARIBAS AND CREDIT INDUSTRIEL ET COMMERCIAL,
                                AS LEAD MANAGERS,

                  DEUTSCHE BANC ALEX.BROWN AND BANC OF AMERICA
                                SECURITIES, LLC,
                AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

          THE BANK OF NOVA SCOTIA, AND BANC OF AMERICA SECURITIES, LLC
                            AS CO-SYNDICATION AGENTS,

                        DEUTSCHE BANK AG, LONDON BRANCH,
                           AS UK ADMINISTRATIVE AGENT,

                                       AND

                             BANKERS TRUST COMPANY,
                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS
                                                                            PAGE

SECTION 1  DEFINITIONS.......................................................3

1.1   Certain Defined Terms..................................................3

1.2   Accounting Terms; Utilization of GAAP for Purposes of
      Calculations Under Agreement; Change in Accounting Principles.........44

1.3   Other Definitional Provisions; Anniversaries..........................44

SECTION 2  AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES.................44

2.1   Commitments; Making of Loans; Domestic Overdraft Account..............44

2.2   Interest on the Loans.................................................57

2.3   Fees..................................................................60

2.4   Prepayments and Payments; Reductions in Commitments...................61

2.5   Use of Proceeds.......................................................70

2.6   Special Provisions Governing Eurodollar Rate Loans....................71

2.7   Capital Adequacy Adjustment; Increased Costs; Taxes...................75

2.8   Letters of Credit.....................................................81

2.9   Joint and Several Liability; Contribution; O-I General as
      Borrowers' Agent......................................................90

SECTION 3  CONDITIONS TO LOANS AND LETTERS OF CREDIT........................92

3.1   Conditions to Term Loans and Initial Revolving Loans..................92

3.2   Conditions to All Loans...............................................96

3.3   Conditions to Letters of Credit.......................................96

SECTION 4  LOAN PARTIES' REPRESENTATIONS AND WARRANTIES.....................97

4.1   Organization, Powers, Good Standing, Business and Subsidiaries........97

4.2   Authorization of Borrowing, Etc.......................................98

4.3   Financial Condition...................................................99

4.4   No Adverse Material Change; No Restricted Junior Payment..............99

4.5   Litigation; Adverse Facts.............................................99

4.6   Payment of Taxes......................................................99

4.7   Governmental Regulation..............................................100

4.8   Securities Activities................................................100

4.9   Employee Benefit Plans...............................................100

4.10  Disclosure...........................................................100


                                      -i-


                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
4.11  Environmental Protection.............................................101

4.12  Title to Properties; Liens; Real Property; Intellectual Property.....101

4.13  Solvency.............................................................102

4.14  Matters Relating to Collateral.......................................102

SECTION 5  COMPANY'S AFFIRMATIVE COVENANTS.................................103

5.1   Financial Statements and Other Reports...............................103

5.2   Corporate Existence, Etc.............................................107

5.3   Payment of Taxes and Claims; Tax Consolidation.......................108

5.4   Maintenance of Properties; Insurance; Application of Net
      Insurance/Condemnation Proceeds......................................108

5.5   Inspection; Lender Meeting...........................................109

5.6   Compliance with Laws, Etc............................................110

5.7   Securities Activities................................................110

5.8   Environmental Matters................................................110

5.9   Execution of Subsidiary Guaranty and Security Agreement After the
      Closing Date.........................................................112

5.10  Real Estate Matters..................................................113

SECTION 6  COMPANY'S NEGATIVE COVENANTS....................................115

6.1   Indebtedness.........................................................115

6.2   Liens and Related Matters............................................117

6.3   Investments; Acquisitions............................................119

6.4   Contingent Obligations...............................................121

6.5   Restricted Junior Payments...........................................122

6.6   Financial Covenants..................................................122

6.7   Restriction on Fundamental Changes; Asset Sales......................123

6.8   Consolidated Capital Expenditures....................................125

6.9   Transactions with Shareholders and Affiliates........................125

6.10  Sales and Lease-Backs................................................126

6.11  Conduct of Business..................................................126

6.12  Amendments of Documents Relating to Restricted Debt Obligations;
      No Prepayments of Restricted Debt Obligations........................126

SECTION 7  EVENTS OF DEFAULT...............................................127


                                      -ii-



                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
7.1   Failure to Make Payments When Due....................................127

7.2   Default in Other Agreements..........................................128

7.3   Breach of Certain Covenants..........................................128

7.4   Breach of Warranty...................................................128

7.5   Other Defaults under Agreement or Loan Documents.....................128

7.6   Involuntary Bankruptcy; Appointment of Receiver, Etc.................128

7.7   Voluntary Bankruptcy; Appointment of Receiver, Etc...................129

7.8   Judgments and Attachments............................................129

7.9   Dissolution..........................................................130

7.10  Change of Control....................................................130

7.11  Employee Benefit Plans...............................................130

7.12  Invalidity of Guarantor; Failure of Security.........................130

7.13  Activities of Holdings...............................................130

SECTION 8  AGENTS..........................................................132

8.1   Appointment..........................................................132

8.2   Powers; General Immunity.............................................133

8.3   Representations and Warranties; No Responsibility for Appraisal
      of Creditworthiness..................................................134

8.4   Right to Indemnity...................................................135

8.5   Registered Persons Treated as Owners.................................135

8.6   Successor Agents and Domestic Overdraft Account Provider.............135

8.7   Intercreditor Agreement, Subsidiary Guaranty and Collateral
      Documents; Release of Subsidiary Guaranty............................136

SECTION 9  COMPANY GUARANTY................................................136

9.1   Guaranty.............................................................136

9.2   Waivers..............................................................137

9.3   Payment..............................................................138

9.4   Waiver of Subrogation, Etc...........................................139

9.5   Termination..........................................................140

9.6   Security.............................................................140

SECTION 10  MISCELLANEOUS..................................................140

                                     -iii-



                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
10.1  Representation of Lenders............................................140

10.2  Assignments and Participations in Loans, Notes and Letters of
      Credit...............................................................140

10.3  Expenses.............................................................145

10.4  Indemnity............................................................146

10.5  Set Off..............................................................146

10.6  Ratable Sharing......................................................147

10.7  Amendments and Waivers...............................................147

10.8  Independence of Covenants............................................151

10.9  Change in Accounting Principles, Fiscal Year or Tax Laws.............151

10.10 Notices..............................................................151

10.11 Survival of Warranties and Certain Agreements........................152

10.12 Failure or Indulgence Not Waiver; Remedies Cumulative................152

10.13 Severability.........................................................152

10.14 Obligations Several; Independent Nature of Lenders' Rights...........152

10.15 Headings.............................................................152

10.16 Applicable Law.......................................................153

10.17 Successors and Assigns...............................................153

10.18 Consent to Jurisdiction and Service of Process.......................153

10.19 Waiver of Jury Trial.................................................154

10.20 Confidentiality......................................................154

10.21 Judgment Currency....................................................155

10.22 Additional Offshore Borrowers........................................155

10.23 Limitation on Offshore Borrower Obligations..........................156

10.24 Counterparts; Effectiveness..........................................156

                                    EXHIBITS

Exhibit I:     Form of Notice of Borrowing
Exhibit II:    Form of Notice of Request for Issuance of Letter of Credit
Exhibit III:   Form of Notice of Conversion/Continuation
Exhibit IV:    Form of Domestic Borrower Term Note
Exhibit V:     Form of Domestic Borrower Revolving Note
Exhibit VI:    Form of Offshore Loan Note
Exhibit VII:   Form of Domestic Overdraft Agreement
Exhibit VIII:  Form of Offshore Overdraft Agreement
Exhibit IX:    Form of Compliance Certificate
Exhibit X:     Form of Assignment and Acceptance
Exhibit XI:    Form of Opinion of Latham & Watkins
Exhibit XII:   Form of Opinion of O'Melveny & Myers LLP
Exhibit XIII:  Form of Subsidiary Guaranty
Exhibit XIV:   Form of Domestic Borrowers' Guaranty
Exhibit XV:    Form of Pledge Agreement
Exhibit XVI:   Form of Security Agreement
Exhibit XVII:  Form of Intercreditor Agreement
Exhibit XVIII: Form of Borrowing Subsidiary Agreement

                                    SCHEDULES

Schedule A:  Amount of Lender's Term Loan Commitment to each Domestic Borrower

              Original Amount of each Lender's Revolving Loan Commitment to each Domestic Borrower

              Original Amount of each Lender's UK Loan Commitment, each
              Lender's   Australian Loan Commitment, and each Lender's
              Italian Loan Commitment

              Initial Proportionate Percentages of the Domestic Borrowers

Schedule B:  Existing Liens
Schedule D:  Reporting Units
Schedule E:  Existing Letters of Credit
Schedule G:  Foreign Subsidiaries
Schedule 1.1A:  Offshore Guarantors
Schedule 1.1B:  Subsidiary Guarantors
Schedule 1(f)(iii):  Copyrights
Schedule 4.1:  Subsidiaries
Schedule 4.12B:  Real Property Assets
Schedule 6.1:  Permitted Indebtedness
Schedule 6.3:  Existing Investments
Schedule 6.4:  Contingent Obligations

                           OWENS-ILLINOIS GROUP, INC.
                       OWENS-BROCKWAY GLASS CONTAINER INC.
                               OI GENERAL FTS INC.
                          OI PLASTIC PRODUCTS FTS INC.
                               OI CLOSURE FTS INC.
                              UNITED GLASS LIMITED
                           UNITED GLASS GROUP LIMITED
                     OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED
                           ACI OPERATIONS PTY LIMITED
                                OI ITALIA S.R.L.
                  AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.

                            SECURED CREDIT AGREEMENT

                           DATED AS OF APRIL 23, 2001


            This SECURED CREDIT AGREEMENT is dated as of April 23, 2001 (this "AGREEMENT"), and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("COMPANY"), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation ("OWENS BROCKWAY"), OI GENERAL FTS INC., a Delaware corporation ("O-I GENERAL FTS"), OI PLASTIC PRODUCTS FTS INC., a Delaware corporation ("O-I PLASTIC"), O-I CLOSURE FTS INC., a Delaware corporation ("O-I CLOSURE"), UNITED GLASS LIMITED, a corporation organized under the laws of England and Wales ("UNITED GLASS"), UNITED GLASS GROUP LIMITED, a corporation organized under the laws of England and Wales ("UNITED GLASS Group"), OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia ("O-I AUSTRALIA"), ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia ("ACI"), OI ITALIA S.R.L., a limited liability company organized under the laws of Italy ("O-I ITALY"), AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A., a joint stock company organized under the laws of Italy ("AVIR"), OWENS-ILLINOIS GENERAL, INC., a Delaware corporation ("O-I GENERAL"), as Borrowers' Agent (in such capacity "BORROWERS' AGENT"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a "LENDER" and collectively, "LENDERS"), ABN AMRO BANK N.V., CIBC, INC., CREDIT LYONNAIS CHICAGO BRANCH, BANK ONE, NA, INDUSTRIAL BANK OF JAPAN, LIMITED, KEYBANK NATIONAL ASSOCIATION, SOCIETE GENERALE and SUMITOMO BANK, LTD., CHICAGO BRANCH, as Managing Agents for Lenders (each individually referred to herein as a "MANAGING AGENT" and collectively as "MANAGING AGENTS"), BARCLAYS BANK PLC and TORONTO DOMINION (TEXAS), INC., as Co-Agents for Lenders (each individually referred to herein as a "CO-AGENT" and collectively as "Co-Agents"), BNP PARIBAS and CREDIT INDUSTRIEL ET COMMERCIAL, as Lead Managers for Lenders (each individually referred to herein as a "LEAD Manager" and collectively as "LEAD MANAGERS"), DEUTSCHE BANC ALEX. BROWN and BANC OF AMERICA SECURITIES, LLC, as "JOINT LEAD ARRANGERS" and "JOINT BOOK MANAGERS", THE BANK OF NOVA SCOTIA ("SCOTIA CAPITAL") and BANC OF AMERICA SECURITIES, LLC, as Co-Syndication Agents (each individually referred to herein as a "CO-

SYNDICATION AGENT," collectively as "CO-SYNDICATION AGENTS"), DEUTSCHE BANK AG, LONDON BRANCH, as UK Administrative Agent for the Lenders ("UK ADMINISTRATIVE AGENT"), and BANKERS TRUST COMPANY ("BANKERS"), as Administrative Agent for Lenders ("ADMINISTRATIVE AGENT"; together with Co-Syndication Agents and UK Administrative Agent (and, for purposes of Sections 8 and 9 and the Collateral Documents only, Collateral Agent), "Agents").

                                    RECITALS

            WHEREAS, pursuant to the Existing Credit Agreement, Existing Lenders have certain aggregate revolving commitments of $4,500,000,000 to Holdings and Offshore Borrowers terminating on December 31, 2001;

            WHEREAS, Holdings, Company and Borrowers desire that Lenders replace the revolving commitments under the Existing Credit Agreement with new senior secured credit facilities available to Borrowers through March 31, 2004;

            WHEREAS, Company and the Domestic Borrowers have issued certain intercompany notes to Holdings and to Company and Packaging, respectively, and Company and the Domestic Borrowers desire to effect a partial repayment of such intercompany notes pursuant to borrowings hereunder, the proceeds of which Holdings shall use to repay Indebtedness under the Existing Credit Agreement;

            WHEREAS, in addition to such repayment of the Existing Credit Agreement, the proceeds of such secured credit facilities will be used by Borrowers (i) to pay certain fees and expenses associated with the Loans and the related transactions described herein, (ii) to provide working capital for Company and its Subsidiaries (including Borrowers), (iii) to provide for commercial and standby letter of credit requirements, and (iv) to provide funds for other general corporate purposes of Borrowers and their Subsidiaries;

            WHEREAS, the Arrangers, on behalf of the Australian Offshore Borrowers, and the Australian Offshore Borrowers have offered the Australian Loans (to be issued as debentures in inscribed form and evidenced by the Australian Loan Notes) to the Lenders, being persons carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets, by inviting the offerees, through delivery of an information memorandum and participation in subsequent conferences correspondence and negotiations among the Arrangers, Agents, Lenders and Borrowers, to subscribe for the Australian Loans and the Australian Loan Notes, and the Lenders desire to accept the invitation of the Australian Offshore Borrowers and to subscribe for and acquire the Australian Loans and the Australian Loan Notes;

            WHEREAS, Lenders have agreed to make Offshore Loans and other extensions of credit available to Offshore Borrowers and Offshore Borrowers (other than the Italian Offshore Borrowers) and certain of their Subsidiaries have agreed to secure such Offshore Loans and other extensions of credit with certain pledges of stock and other grants of collateral;

            WHEREAS, Domestic Borrowers desire to secure all of their Obligations hereunder, under the other Loan Documents and in respect of Other Lender Guarantied Obligations by granting to Collateral Agent, on behalf of Lenders and the holders of Other

Lender Guarantied Obligations, a First Priority Lien on substantially all of their respective real, personal and mixed property, including a pledge of all of the Capital Stock of their Domestic Subsidiaries and 65% of the Capital Stock of their first-tier Foreign Subsidiaries owned by Company or any Domestic Subsidiary;

            WHEREAS, Company and all of the wholly-owned Domestic Subsidiaries of Company (other than the Harbor Capital Subsidiaries) have agreed to guarantee the Obligations hereunder, under the other Loan Documents and the Other Lender Guarantied Obligations and to secure their guaranties by granting to Collateral Agent, on behalf of Lenders, a First Priority Lien on substantially all of their real, personal and mixed property, including a pledge of all of the Capital Stock of their Domestic Subsidiaries (other than the Harbor Capital Subsidiaries) and 65% of the Capital Stock of their first-tier Foreign Subsidiaries owned by Company or any Domestic Subsidiary; and

            WHEREAS, Company and all of the wholly-owned Domestic Subsidiaries of Company (other than the Harbor Capital Subsidiaries), each Australian Wholly-Owned Subsidiary and English Wholly-Owned Subsidiary have agreed to guarantee the Obligations of the Australian Offshore Borrowers and the UK Offshore Borrowers, respectively, and have agreed to secure their guaranties by granting to Collateral Agent, on behalf of Lenders, a First Priority Lien on substantially all of their real, personal and mixed property and 35% of the Capital Stock of their first-tier Foreign Subsidiaries owned by Company or any Domestic Subsidiary not pledged to secure the Obligations of the Domestic Borrowers.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, Arrangers and Agents hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

            1.1   Certain Defined Terms

            The following terms used in this Agreement shall have the following meanings:

            "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of Company or at the time it merges or consolidates with Company or any of its Subsidiaries or assumed by Company or any of its Subsidiaries in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of Company or such acquisition, merger or consolidation.

            "ACQUISITION" has the meaning assigned such term in subsection 6.3.

            "ADDITIONAL MORTGAGED PROPERTY" has the meaning set forth in subsection 5.10.

            "ADDITIONAL MORTGAGE" has the meaning set forth in subsection 5.10A.

            "ADDITIONAL OFFSHORE BORROWER" has the meaning assigned to that term in subsection 10.22.

            "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate obtained by DIVIDING (i) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in Same Day Funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 11:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s); PROVIDED, FURTHER, that, to the extent Lenders make UK Loans through UK Lending Offices "Adjusted Eurodollar Rate" shall be increased for such Lenders to include the additional cost (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) to such Lenders of complying with the requirements of the Bank of England, the Financial Services Authority and/or any other relevant monetary or regulatory authority in respect of monetary control, liquidity or otherwise from time to time.

            "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also includes any successor Administrative Agent appointed pursuant to subsection 8.6.

            "ADOLLARS" and the sign "A$" mean the lawful currency of Australia.

            "AFFECTED LENDER" means any Lender affected by any of the events described in subsection 2.6B or 2.6C.

            "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "AGENTS" means the Administrative Agent, the Co-Syndication Agents and the UK Administrative Agent collectively and, for purposes of Sections 8 and 9 and the Collateral Documents only, Collateral Agent.

            "AGREEMENT" means this Secured Credit Agreement dated as of April 23, 2001, as it may be amended, supplemented or otherwise modified from time to time.

            "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.6.

            "AGGREGATE OFFSHORE SUBLIMIT" means the lesser of (i) $1,410,000,000 and (ii) the Revolving Loan Commitments then in effect.

            "APPLICABLE BASE RATE MARGIN" means, for any (y) Term Loans, 1.5000% per annum, and (z) for any Revolving Loans, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

            APPLICABLE LEVERAGE RATIO       APPLICABLE BASE RATE MARGIN
            Less than 3.5:1                           .7500%

            Greater than or equal to 3.5:1            1.000%

; PROVIDED that, in the event that the Term Loans have not been repaid in full on or prior to March 31, 2003, from and after March 31, 2003 until repayment in full of the Term Loans, each of the foregoing rate margins shall be increased by 0.50% per annum.

            "APPLICABLE CURRENCY" means, with respect to any particular Letter of Credit or Domestic Overdraft Amount or Offshore Overdraft Amount, Dollars or the applicable Offshore Currency in which such Letter of Credit or Domestic Overdraft Amount or Offshore Overdraft Amount is denominated or payable.

            "APPLICABLE EURODOLLAR MARGIN" means, (i) for any Term Loans, 2.500% per annum and (ii) for any Revolving Loans or Offshore Loans, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Eurodollar Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

            APPLICABLE LEVERAGE RATIO      APPLICABLE EURODOLLAR MARGIN
            Less than 3.5:1                            1.75%

            Greater than or equal to 3.5:1             2.00%

; PROVIDED that, in the event that the Term Loans have not been repaid in full on or prior to March 31, 2003, from and after March 31, 2003 until repayment in full of the Term Loans, each of the foregoing rate margins shall be increased by 0.50% per annum.

            "APPLICABLE LEVERAGE RATIO" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the Effective Pricing Certificate (as defined below) in respect of the Pricing Period (as defined below) in which such date of determination occurs; PROVIDED that the Applicable Leverage Ratio for the period from the Closing Date to but excluding the date of commencement of the first Pricing Period beginning upon the delivery after September 30, 2001 of an Effective Pricing Certificate for the Fiscal Quarter ending September 30, 2001 shall be deemed to be greater than 3.5:1. For purposes of this definition, (i) "PRICING CERTIFICATE" means an Officers' Certificate of Borrowers' Agent delivered (a) in the case of any of the first three Fiscal Quarters (beginning with the Fiscal Quarter ending September 30,
2001) of any Fiscal Year, within 45 days after the end of such Fiscal Quarter,
(b) in the case of the fourth Fiscal Quarter of any Fiscal Year, within 90 days after the end of such Fiscal Quarter, or (c) following the date of consummation of a sale of equity Securities of Holdings in an offering, in each case certifying as to the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter or as of the date of consummation of such sale of equity Securities after giving effect to the application of the proceeds thereof, as the case may be, and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officers' Certificate, in the case of the immediately preceding clauses (a) and (b), may be delivered to Administrative Agent at any time on or after the date of delivery by Borrowers' Agent of the Compliance Certificate with respect to the period ending on the last day of the applicable Fiscal Quarter pursuant to subsection 5.1(iii), and (ii) "PRICING PERIOD" means each period commencing on the second Business Day after the delivery (or deemed delivery as provided below) to Administrative Agent of a Pricing Certificate (the "EFFECTIVE PRICING CERTIFICATE" in respect of such Pricing Period) and ending on the first Business Day after the next Pricing Certificate is delivered (or deemed to be delivered as provided below) to Administrative Agent; PROVIDED that, in the event Borrowers' Agent fails to deliver to Administrative Agent a Pricing Certificate on or before the 45th day after the end of any of the first three Fiscal Quarters of any Fiscal Year or the 90th day after the end of the fourth Fiscal Quarter of any Fiscal Year (the "CUTOFF DATE" with respect to any such Fiscal Quarter), Borrowers' Agent shall be deemed to have delivered to Administrative Agent, on the Cutoff Date, a Pricing Certificate which establishes that the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter was greater than 3.5:1.

            "ARRANGER" and "ARRANGERS" means the Joint Lead Arrangers and Scotia Capital (as those terms are defined in the introduction to this Agreement).

            "ASSET SALE" means the sale, transfer or other disposition by Company or any of its Subsidiaries (including Borrowers) to any Person other than Company or any of its Subsidiaries (including Borrowers) in a single transaction or a related series of transactions of (i) any of the stock of any of Company's Subsidiaries (including any Foreign Subsidiary), (ii) substantially all of the assets of any geographic or other division or line of business of Company or any of its Subsidiaries (including any Foreign Subsidiary), or (iii) any other assets (including, without limitation, any assets which do not constitute substantially all of the assets of any geographic or other division or line of business but excluding (a) any assets manufactured, constructed or otherwise produced or purchased for sale to others in the ordinary course of business consistent with the past practices of Company and its Subsidiaries and
(b) any accounts receivable sold by Company or any of its Subsidiaries in connection with Receivables Sale Indebtedness); PROVIDED; THAT, any asset sale described in clauses (ii) or (iii) shall not be deemed to be an Asset Sale unless the value of the assets sold exceeds $5,000,000. Solely for purposes of subsection 6.7(v), the issuance of Capital Stock by Company or any of its Domestic Subsidiaries (other than by Domestic Borrowers or with respect to employee and executive compensation plans and issuances to qualifying directors and Company or any of its Subsidiaries) shall be deemed an Asset Sale (with the proceeds of any such issuance being deemed Net Equity Securities Proceeds).

            "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance, in substantially the form of EXHIBIT X annexed hereto.

            "AUSTRALIAN LOAN COMMITMENT" means the commitment of a Lender to make Australian Loans to Australian Offshore Borrowers pursuant to subsection 2.1C, and "AUSTRALIAN LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "AUSTRALIAN LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Australian Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Australian Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender in respect of a Letter of Credit issued for the account of an Australian Offshore Borrower, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the account of an Australian Offshore Borrower (in each case net of any participation purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit issued for the account of an Australian Offshore Borrower or any unreimbursed drawing under any Letters of Credit issued for the account of any Australian Offshore Borrower PLUS (d) in the case of Australian Overdraft Account Provider, the Dollar Equivalent of the Australian Overdraft Amount (net of any participations therein purchased by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Lender in the Australian Overdraft Amount.

            "AUSTRALIAN LOAN NOTE" means any promissory note of an Australian Offshore Borrower, substantially in the form of EXHIBIT VI annexed hereto, issued in favor of a Lender pursuant to subsection 2.1G(iv) to evidence the Australian Loans of such Lender, as such promissory note may be amended, supplemented or otherwise modified from time to time.

            "AUSTRALIAN LOANS" means the Loans made by Lenders to Australian Offshore Borrowers pursuant to subsection 2.1C.

            "AUSTRALIAN OFFSHORE BORROWERS" means O-I Australia, ACI Operations and any Australian Subsidiary that becomes an Additional Offshore Borrower to which Australian Loans will be made under this Agreement.

            "AUSTRALIAN OVERDRAFT ACCOUNT" means an account established by any Australian Offshore Borrower with Australian Overdraft Account Provider and referenced in an Australian Overdraft Agreement.

            "AUSTRALIAN OVERDRAFT ACCOUNT PROVIDER" means such Lender as Australian Offshore Borrowers may specify in writing to Administrative Agent on or after the Closing Date or any successor Australian Overdraft Account Provider pursuant to subsection 10.2E; PROVIDED, HOWEVER, that no such Lender shall be Australian Overdraft Account Provider until any Australian Offshore Borrower and such Lender have executed and delivered an Australian Overdraft Agreement to Administrative Agent.

            "AUSTRALIAN OVERDRAFT AGREEMENT" means any Offshore Overdraft Agreement executed and delivered by any Australian Offshore Borrower and Australian Overdraft Account Provider on or after the Closing Date, in substantially the form of EXHIBIT VIII annexed hereto, with such modifications thereto as may be approved by Administrative Agent, and any successor Offshore Overdraft Agreement executed and delivered by such Australian Offshore Borrower and any successor Australian Overdraft Account Provider pursuant to subsection 10.2E, as any such Offshore Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

            "AUSTRALIAN OVERDRAFT AMOUNT" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to all Australian Overdraft Accounts.

            "AUSTRALIAN SUBSIDIARY" means any Subsidiary of Company organized under the laws of the Commonwealth of Australia or any state or territory thereof.

            "AUSTRALIAN WHOLLY-OWNED SUBSIDIARY" means any Wholly-Owned Subsidiary of any Australian Offshore Borrower organized under the laws of the Commonwealth of Australia or any state or territory thereof and "AUSTRALIAN WHOLLY-OWNED SUBSIDIARIES" means, collectively, all Australian Wholly-Owned Subsidiaries.

            "AVIR" means Aziende Vetrarie Industriali Ricciardi S.P.A., a corporation organized under the laws of Italy.

            "BANKERS" has the meaning assigned to that term in the introduction to this Agreement.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

            "BASE RATE" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "BORROWER" means (i) with respect to Term Loans, Revolving Loans, Letters of Credit issued for the account of a Domestic Borrower and the Domestic Overdraft Account, any of the Domestic Borrowers, (ii) with respect to UK Loans, Letters of Credit issued for the account of either UK Offshore Borrower and the UK Overdraft Account, either of the UK Offshore Borrowers, as applicable, (iii) with respect to Australian Loans, Letters of Credit issued for the account of an Australian Borrower and the Australian Overdraft Account, any of the Australian Offshore Borrowers, as applicable, and (iv) with respect to Italian Loans and the

Italian Overdraft Account, either of the Italian Offshore Borrowers, as applicable, and "BORROWERS" means any combination thereof, collectively.

            "BORROWERS' AGENT" means Owens-Illinois General, Inc. pursuant to the appointment made by Borrowers in subsection 2.9E.

            "BORROWING SUBSIDIARY AGREEMENT" means a Borrowing Subsidiary Agreement, in substantially the form of EXHIBIT XIX annexed hereto.

            "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) or (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Ohio or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market, and (iii) with respect to all notices, determinations, fundings and payments in connection with any Offshore Loans, any Offshore Overdraft Account, or any Letter of Credit issued for the account of an Offshore Borrower, any day which is a Business Day described in clause (i) and
(ii) above and which is also an Offshore Banking Day.

            "CALCULATION DATE" means (i) the last day of each calendar month (or, if such day is not a Business Day, the next preceding Business Day), (ii) at any time after and so long as (a) the Total Utilization of UK Loan Commitments or of the Total Utilization of Australian Loan Commitments or of the Total Utilization of Italian Loan Commitments exceeds 90% of the Offshore Sublimit for the applicable Offshore Borrower or (b) the sum of such amounts exceeds 90% of the Aggregate Offshore Sublimit, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next preceding Business Day), and (iii) such other dates as Administrative Agent or any Borrower may reasonably require from time to time.

            "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP (subject to subsection 1.2 hereof), is accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

            "CASH" means money, currency or a credit balance in a Deposit
Account.

            "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and (a) backed by the full faith and credit of the United States or (b) having a rating of at least AAA from S&P or at least Aaa from Moody's, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or any Affiliate of any Lender (whether such deposit is with such Lender or Affiliate or any other Lender); (vi) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate of any Lender relating to marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; and (vii) shares of any money market mutual fund that has a rating of at least AAAm from S&P or at least Aaa from Moody's.

            "CHANGE OF CONTROL" means such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the then outstanding Voting Stock. For purposes of this definition of "Change of Control", the term "VOTING STOCK" means Capital Stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors of Holdings or Company.

            "CLOSING DATE" means the date on or before May 4, 2001 on which all of the conditions set forth in subsection 3.1 are satisfied and the initial Loans are made.

            "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents.

            "COLLATERAL AGENT" means Bankers acting in the capacity of collateral agent on behalf of the Lenders, the holders from time to time of any outstanding Existing Senior Notes and the holders of Other Permitted Credit Exposure and the other persons (other than Company or its Subsidiaries) who in each case have executed counterparts to the Intercreditor Agreement acknowledged to the extent necessary by Borrowers' Agent or are otherwise entitled to the benefit thereof, including Lenders and their Affiliates party to Interest Rate Agreements and Currency Agreements, in each case under the Collateral Documents. The Collateral Agent has designated Deutsche Bank AG, Sydney Branch, as a sub-agent to act on its behalf in Australia and Deutsche Bank AG, London Branch as a sub-agent to act on its behalf in UK and Scotland and may from time to time designate other sub-agents to act on behalf of Collateral Agent with respect to the Offshore Collateral. The term "Collateral Agent" shall be deemed to include such sub-agents where appropriate.

            "COLLATERAL DOCUMENTS" means the Domestic Collateral Documents and the Offshore Collateral Documents, collectively.

            "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

            "COMMITMENTS" means the Term Loan Commitments, the Revolving Loan Commitments, the UK Loan Commitments, the Australian Loan Commitments, the Italian Loan Commitments or any combination thereof.

            "COMMODITIES AGREEMENT" means any forward commodities contract, commodities option contract, commodities futures contract, commodities futures option, or similar agreement or arrangement.

            "COMMON STOCK" means the common stock of a Person.

            "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

            "COMPANY GUARANTY" means the guaranty by Company contained in
Section 9 hereof.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form annexed hereto as EXHIBIT IX delivered to Lenders by Company pursuant to subsection 5.1(iii).

            "CONSOLIDATED ADJUSTED EBITDA" means, for any period, Consolidated Net Income adjusted to exclude (without duplication) the effects of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) depreciation expense, (iv) amortization expense, (v) extraordinary items, and
(vi) material non-recurring gains and non-cash losses, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP.

            "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, Consolidated Net Income adjusted to exclude the effects of after-tax gains or losses attributable to Asset Sales for such period.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, for any period, the result for such period of (i) Consolidated Adjusted EBITDA LESS (ii) Consolidated Capital Expenditures AND LESS (iii) cash taxes paid based on income (including Restricted Junior

Payments permitted by subsection 6.5 and described in clause (y) of the definition of Holdings Ordinary Course Payments).

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as at any date of determination, the ratio of (a) Consolidated Cash Flow Available for Fixed Charges for the four-Fiscal Quarter period ended on such date to (b) Consolidated Fixed Charges for such four-Fiscal Quarter period.

            "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense and (ii) Restricted Junior Payments permitted by subsection 6.5 and described in clauses (t) and (x) of the definition of Holdings Ordinary Course Payments, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, interest expense with respect to all outstanding Indebtedness (including, without limitation, net costs under Interest Rate Agreements and any such expense attributable to Capital Leases in accordance with GAAP) of Holdings and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

            "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Fiscal Quarter ended on such date to (b) Consolidated Adjusted EBITDA for the four Fiscal-Quarter period ended on such date.

            "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

            "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Holdings and its Subsidiaries on a consolidated basis determined in conformity with GAAP; PROVIDED that no adjustment shall be made in Consolidated Net Worth for the effects of foreign currency translations or other comprehensive income (loss) required or permitted by FASB 52 for periods subsequent to December 31, 2000.

            "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and Receivables Sale Indebtedness of Holdings and its Subsidiaries regardless of whether included on the consolidated balance sheet of Holdings and its Subsidiaries.

            "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the principal amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, or, if not stated, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CO-SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

            "COVERED TAX" means any Tax that is not an Excluded Tax.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

            "CURRENCY OBLIGATIONS" has the meaning assigned to that term in subsection 9.1.

            "DEFAULTING PARTICIPATING LENDER" means, (A) with respect to any Letter of Credit, any Lender which (i) has Revolving Loan Exposure at the time a notice is given to Lenders to fund the purchase of participations in such Letter of Credit pursuant to subsection 2.8E, and (ii) fails to fully fund such purchase pursuant to subsection 2.8E; or (B) with respect to the Domestic Overdraft Account or any Offshore Overdraft Account, any Lender which (i) has Revolving Loan Exposure at the time a notice is given to Lenders to fund the purchase of participations in either the Domestic Overdraft Account pursuant to subsection 2.1B or an Offshore Overdraft Account pursuant to subsection 2.1D(ii), and (ii) fails to fully fund such purchase pursuant to subsection 2.1B or 2.1D(ii).

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

            "DOLLAR EQUIVALENT" means, at any time as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Calculation Date with respect to such Offshore Currency.

            "DOLLARS" or the sign "$" means the lawful currency of the United States of America.

            "DOMESTIC BORROWERS" means, collectively, Owens Brockway, O-I General FTS, O-I Plastic and O-I Closure, unless the context clearly indicates that the term "DOMESTIC BORROWERS" is intended to refer to a combination of certain Domestic Borrowers but not all Domestic Borrowers. "DOMESTIC BORROWER" means one of the Domestic Borrowers.

            "DOMESTIC BORROWERS' GUARANTY" means that certain guaranty in the form attached hereto as Exhibit XIV, pursuant to which (i) each Domestic Borrower shall guaranty all Revolving Loans made to, and related Obligations of, the other Domestic Borrowers; (ii) each Domestic Borrower shall guaranty all Offshore Loans made to, and all other Obligations of, the Offshore Borrowers;
(iii) each Domestic Borrower shall guaranty the Other Lender Guarantied Obligations, and (iv) OI Plastic and OI Closure shall guaranty the Term Loans made to, and related Obligations of, Owens Brockway and OI General FTS.

            "DOMESTIC BORROWER'S TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, with respect to any Domestic Borrower, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans to such Domestic Borrower (other than Revolving Loans made to such Domestic Borrower for the purpose of (a) reimbursing the applicable Issuing Lender for any drawing honored under any Letter of Credit issued on behalf of such Domestic Borrower, or (b) repaying such Domestic Borrower's Proportionate Percentage of the Domestic Overdraft Amount, in each case to the extent not yet so applied), PLUS (ii) the Letter of Credit Usage by such Domestic Borrower PLUS (iii) such Domestic Borrower's Proportionate Percentage of the Domestic Overdraft Amount PLUS (iv) with respect to Owens Brockway only, the aggregate principal amount of all outstanding Offshore Loans (other than Offshore Loans made for the purpose of reimbursing the applicable Issuing Lender for any drawing honored under any Letter of Credit issued for the account of any Offshore Borrower or repaying any Offshore Overdraft Amount but in each case to the extent not yet so applied) PLUS (v) with respect to Owens Brockway only, the Dollar Equivalent of the Offshore Overdraft Amounts and the Letter of Credit Usage by the Offshore Borrowers.

            "DOMESTIC COLLATERAL DOCUMENTS" means the Pledge Agreement, the Security Agreement and the Mortgages securing Mortgaged Property located in the United States of America.

            "DOMESTIC FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at 130 Liberty Street, New York, New York 10006.

            "DOMESTIC FUNDING BORROWER" has the meaning assigned to that term in subsection 2.9B.

            "DOMESTIC OVERDRAFT ACCOUNT" means the account established by the Domestic Borrowers with Administrative Agent and referenced in the Domestic Overdraft Agreement.

            "DOMESTIC OVERDRAFT AGREEMENT" means the Overdraft Agreement executed and delivered by the Domestic Borrowers and Administrative Agent on the Closing Date, in substantially the form of EXHIBIT VII annexed hereto, and any successor Overdraft Agreement executed and delivered by the Domestic Borrowers and any successor Administrative Agent pursuant to subsection 8.6, as any such Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

            "DOMESTIC OVERDRAFT AMOUNT" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to the Domestic Overdraft Account.

            "DOMESTIC SUBSIDIARIES" means (i) all Subsidiaries of Company other than (A) the Foreign Subsidiaries and, (B) Subsidiaries organized under the laws of a state of the United States but owned, directly or indirectly, in whole or in part as of the date hereof by a Foreign Subsidiary and (ii) Continental PET Technologies, Inc. and ACI America Holdings Inc.

            "ELIGIBLE ASSIGNEE" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agents; and (B) any Lender, any Affiliate of any Lender and Related Fund of any Lender; PROVIDED that (1) no Affiliate of Company shall be an Eligible Assignee and (2) no "associate" (as defined in Section 128F(9) of the Income Tax Assessment Act 1936 of Australia) of an Australian Offshore Borrower shall be an Eligible Assignee with respect to an Australian Loan Commitment; PROVIDED FURTHER that, in order to be an Eligible Assignee with respect to a Revolving Loan Commitment, Letters of Credit or a participation therein, a Person must have at the time of determination unimpaired capital and surplus of not less than $100,000,000.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

            "ENGLISH WHOLLY-OWNED SUBSIDIARY" means any Wholly-Owned Subsidiary of a UK Offshore Borrower organized under the laws of the United Kingdom or any territory thereof, excluding, however, U.G. Leasing Ltd. and "ENGLISH WHOLLY-OWNED SUBSIDIARIES" means, collectively, all English Wholly-Owned Subsidiaries.

            "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, codes of practice, approvals, controls and determinations of any governmental authority that have the force and effect of law, and that pertain to pollution (including hazardous or toxic substances), natural resources or the environment, whether federal, state, or local, domestic or foreign, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and as the same may be further amended (collectively, "CERCLA").

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Holdings or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Internal Revenue Code or (for purposes of Section 412 of the Internal Revenue Code and provisions of the Internal Revenue Code relating to said Section 412) Section 414(m) or (o) of the Internal Revenue Code.

            "ERISA EVENT" means any of the following events or occurrences if such event or occurrence would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the failure by Holdings, any of its Subsidiaries or any ERISA Affiliate to make a required contribution to a Pension Plan; (ii) a withdrawal by Holdings, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), or a cessation of operation which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Holdings, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or the receipt by Holdings, any of its Subsidiaries or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization or is insolvent pursuant to Section 4241 or 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, in each case with respect to a Pension Plan or receipt by the Holdings, any of its Subsidiaries or any ERISA Affiliate of notice of any such event with respect to a Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or, to the knowledge of Holdings, any Multiemployer Plan; (vi) the imposition of any liability upon Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA (other than with respect to PBGC premiums due but not delinquent under Section 4007 of ERISA) upon Company, any of its

Subsidiaries or any ERISA Affiliate; (vii) the imposition of a Lien pursuant to
Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (viii) receipt from the Internal Revenue Service of notice of the failure of any Plan intended to qualify under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the violation of any applicable foreign law, or an event or occurrence that is comparable to any of the foregoing events or occurrences, in either case with respect to a Plan that is not subject to regulation under ERISA by reason of Section 4(b)(4) of ERISA.

            "EURO" and the sign "EURO" mean the single currency of participating member states of the European Monetary Union.

            "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

            "EUROPEAN MONETARY UNION" means the European Economic and Monetary Union as contemplated in the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and became effective on November 1, 1993), as amended from time to time.

            "EVENT OF DEFAULT" means each of the events set forth in Section 7.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the spot rate of exchange (as provided by the foreign exchange trader of the Administrative Agent) in the New York foreign exchange market for the purchase of such currency in exchange for Dollars on such date, expressed as a number of units of such currency per one Dollar.

            "EXCLUDED TAX" means any of the following Taxes and all liabilities (including without limitation all penalties, interest and other additions to tax) with respect thereto: (i) Taxes imposed on the net income of a Lender, Arranger, Agent or Tax Transferee and franchise taxes imposed in lieu thereof (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes")) by (A) the jurisdiction under the laws of which such Lender, Arranger, Agent or Tax Transferee is organized or resident for tax purposes or any political subdivision thereof or (B) the jurisdiction of such Lender's, Tax Transferee's, Arranger's or Agent's applicable lending office or any political subdivision thereof or (C) any jurisdiction with which the Lender, Arranger, Agent or Tax Transferee has any present or former connection (other than solely by virtue of being a Lender under this Agreement), (ii) any Taxes (other than Taxes imposed, levied, collected, withheld or assessed by or within the United Kingdom, Australia, Italy or any political subdivision thereof) to the extent that they are in effect and would apply to a payment to such Lender, Arranger or Agent, as applicable, as of the Closing Date, or as of the date such Person becomes a Lender, in the case of any assignee pursuant to subsection 10.2 or as of the date of a change in the jurisdiction of the Lender's applicable lending office, (iii) any Taxes (other than taxes imposed, levied, collected, withheld or assessed by or within the United Kingdom, Australia, Italy or any political subdivision thereof) that are in effect and would apply to a payment to a Tax Transferee as of the date of acquisition of any Loans by such Tax Transferee or the date of the change of lending office of such Tax Transferee, as the case may be (PROVIDED, HOWEVER, that a Person shall not be considered a Tax Transferee for purposes of this clause (iii) as a result of a change of its lending office or the taking of any other steps pursuant to subsection 2.6J), (iv) with respect to any Taxes for which any credit or other Tax benefit, in the reasonable good faith judgment of such Lender, Tax Transferee, Arranger or Agent, as the case may be, is available to such Lender, Tax Transferee, Arranger or Agent, as applicable, as a result thereof and is allocable to the transactions contemplated by this Agreement, the amount of such credit or other Tax benefit or (v) any Taxes that would not have been imposed but for (A) the failure or unreasonable delay by such Agent, Arranger, Lender or Tax Transferee, as applicable, to complete, provide, or file and, at the request of a Borrower or Borrower's Agent (in the reasonable exercise of its discretion), update or renew, in each such case at such Borrower's expense, any application forms, certificates, documents or other evidence required from time to time, properly completed and duly executed, to qualify for any applicable exemption from or reduction of Taxes, including, without limitation, the certificates, documents or other evidence required under subsection 2.7C(iv) (unless such failure or delay does not occur on or prior to the Closing Date or the date of the applicable Assignment and Acceptance, as the case may be, and results from a change in applicable law after the Closing Date or the date of the applicable Assignment and Acceptance, as the case may be, which precludes such Agent, Arranger, Lender or Tax Transferee, as applicable, from qualifying for such exemption or reduction), (B) the gross negligence or willful misconduct of such Agent, Arranger, Lender or Tax Transferee, or (C) such Agent, Arranger, Lender or Tax Transferee being treated as a "conduit entity" within the meaning of Treasury Regulation Section 1.881-3 or any successor provision thereto.

             "EXISTING CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated as of April 30, 1998 by and among Holdings, certain of the Offshore Borrowers, the financial institutions party thereto as lenders, the lead managers and co-agents listed therein, ScotiaBank and BofA (then known as NationsBank, N.A.), as co-documentation agents, BofA, as syndication agent, the offshore administrative agents listed therein and Bankers, as administrative agent, as such Second Amended and Restated Credit Agreement may be amended, supplemented or otherwise modified from time to time prior to the Closing Date.

            "EXISTING IRBS" means the Holmes County Ohio 5.85% Industrial Development Revenue Bonds with final maturity in 2007 and an outstanding principal amount of approximately $1,000,000, the Kansas City, Missouri Industrial Development Revenue Bonds with final maturity in 2008 and an outstanding principal amount of approximately $9,000,000 and the City of Mentor, Ohio Industrial Development Bonds with final maturity in 2004 and an outstanding principal amount of approximately $1,100,000, and any extensions, renewals or refinancings thereof to the extent that such extensions, renewals and refinancings thereof do not result in an increase in the aggregate principal amount of such Existing IRBs.

            "EXISTING LENDERS" means the "Lenders" (as defined in the Existing Credit Agreement).

            "EXISTING LETTERS OF CREDIT" has the meaning assigned to that term in subsection 2.8A.

            "EXISTING REVOLVING LOANS" means any "Revolving Loans" (as defined in the Existing Credit Agreement) of Existing Lenders outstanding on the Closing Date.

            "EXISTING SENIOR NOTE COLLATERAL" means the pledges of the shares of Capital Stock and intercompany notes of Domestic Borrowers and the other direct subsidiaries of Company pursuant to the Pledge Agreement.

            "EXISTING SENIOR NOTE INDENTURES" means the Indenture dated as of May 15, 1997, between Holdings, as issuer, and The Bank of New York, as trustee, and the Indenture dated as of May 20, 1998, between Holdings, as issuer, and The Bank of New York, as trustee, in each case as such Indenture may have been and may hereafter be amended, supplemented or otherwise modified from time to time.

            "EXISTING SENIOR NOTE OBLIGORS" means Holdings, and, on a subordinated basis, Company and Packaging.

            "EXISTING SENIOR NOTES" means the following issues of Holdings public Indebtedness: 7.85% Senior Notes Due 2004; 7.15% Senior Notes Due 2005; 8.10% Senior Notes Due 2007; 7.35% Senior Notes Due 2008; 7.50% Senior Debentures Due 2010; and 7.80% Senior Debentures Due 2018.

            "EXISTING SENIOR NOTES REDEMPTION SUBLIMIT" has the meaning assigned to that term in subsection 2.4A(ii)(e).

            "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates (other than Holdings).

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

            "FEE PAYMENT DATE" means each March 15, June 15, September 15 and December 15 of each year.

            "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 6.2A) and (ii) such Lien is the only Lien (other than floating charges with respect to certain Collateral in the UK (the use of which with respect to such Collateral has been approved by Administrative Agent), which for UK priority purposes ranks behind statutorily preferred creditors, and other than Liens permitted pursuant to subsection 6.2A) to which such Collateral is subject.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Company and its Domestic Subsidiaries ending on December 31 of each calendar year.

            "FLOOD HAZARD PROPERTY" means an Initial Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "FOREIGN ENTITY" means any Subsidiary or Joint Venture of Company more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside of the United States of America.

            "FOREIGN SUBSIDIARY" means (i) any Subsidiary of Company identified as such on SCHEDULE G annexed hereto, (ii) any Subsidiary of any Subsidiary described in clause (i), except for Continental PET Technologies, Inc. and ACI America Holdings Inc., and (iii) in addition, any Subsidiary acquired, incorporated or otherwise established by Company on or after the Closing Date which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

            "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "FUNDING DATE" means the date of the funding of a Loan.

            "FX TRADING OFFICE" means such office of Administrative Agent as it may designate as such from time to time in a written notice delivered to Borrowers' Agent.

            "GAAP" means, subject to the provisions of subsection 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "GENERAL COLLATERAL ACCOUNT" is defined in the Security Agreement.

            "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

            "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any foreign, federal, state or local governmental authority, agency or court.

            "GROUND LEASEHOLD INTEREST" as applied to any Person, means any lease by which such Person leases the fee interest in real property and owns the improvements thereon (until the termination of the lease).

            "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 9.1.

            "GUARANTIES" means, collectively, the Company Guaranty, the Domestic Borrowers' Guaranty, the Subsidiary Guaranty, the Offshore Guaranties and the UK Borrower Cross Guaranty.

            "HARBOR CAPITAL ASSET SALE" means the sale of all or substantially all the assets of the Harbor Capital Subsidiaries pursuant to the Harbor Capital Asset Sale Agreement.

            "HARBOR CAPITAL ASSET SALE AGREEMENT" means the Asset Purchase Agreement dated as of March 20, 2001 by and among Owens-Illinois, Inc., Harbor Capital Advisors, Inc., HCA Securities, Inc., Harbor Transfer, Inc., Blade Capital Advisors, Inc., Blade Securities, Inc., Blade Transfer Inc., and Robeco Groep N.V., and related documents, each as amended from time to time.

            "HARBOR CAPITAL POST-CLOSING OBLIGATIONS" means the post-closing obligations of Holdings and the Harbor Capital Subsidiaries under the Harbor Capital Asset Sale Agreement (i) to indemnify the buyers and the buyers' parent under the Harbor Capital Asset Sale Agreement in respect of the Harbor Capital Asset Sale, including obligations under the related escrow agreement, and (ii) to provide the buyers the benefit of certain assets of the Harbor Capital Subsidiaries.

            "HARBOR CAPITAL SUBSIDIARIES" means, collectively, Harbor Capital Advisors, Inc., HCA Securities, Inc. and Harbor Transfer, Inc.

            "HAZARDOUS MATERIALS" means any substance that is defined or listed as a hazardous or toxic substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous or toxic properties, including (i) any substance that is a "hazardous substance" under CERCLA (as defined in the definition of "Environmental Laws") and (ii) petroleum wastes or products.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened

Release, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

            "HOLDINGS" means Owens Illinois, Inc., a Delaware corporation.

            "HOLDINGS ORDINARY COURSE PAYMENTS" means dividends or other distributions by, or payments of intercompany indebtedness from, Company to Holdings necessary to permit Holdings to pay any of the following items which are then due and payable: (t) cash interest on Permitted Holdings Debt Obligations, (u) principal of Existing IRBs and new IRBs issued by Holdings after the Closing Date provided that such new IRB's shall not exceed $50,000,000 in the aggregate, (v) to make redemptions of the Existing Senior Notes to the extent permitted by subsection 6.12B, (w) claims of persons for exposure to asbestos-containing products and expenses related thereto, (x) so long as no Potential Event of Default arising under subsections 7.1, 7.6, 7.9 and 7.12 or Event of Default shall exist (or shall be caused by such payment), (i) cash dividends on Holdings' Preferred Stock and (ii) share repurchases of Holdings' Capital Stock in an aggregate amount equal to the lesser of 2,000,000 shares or $25,000,000, (y) consolidated tax liabilities of Holdings and its Subsidiaries and (z) general administrative costs and other on-going expenses of Holdings in the ordinary course of business consistent with past practices.

            "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP (subject to subsection 1.2 hereof), (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) the amount of all honored but unreimbursed drawings under letters of credit, (v) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and
(vii) every obligation of such Person under any Synthetic Lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes; PROVIDED, HOWEVER, that with respect to any indebtedness of the type described in the foregoing clause (vi) which has not been assumed by that Person or is otherwise nonrecourse to the credit of that Person, the amount of such indebtedness shall be deemed to be the lesser of the outstanding principal amount of such indebtedness and the fair market value of the property or assets of such Person securing such indebtedness.

            "INITIAL MORTGAGE" has the meaning set forth in subsection 5.10A(i).

            "INITIAL MORTGAGED PROPERTY" has the meaning set forth in subsection 5.10A.

            "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology and software, used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement to be executed and delivered on the Closing Date among Collateral Agent, Bankers, as Administrative Agent hereunder, and, upon execution of counterparts to the Intercreditor Agreement by any Lenders or Affiliates of Lenders which are holders of Other Permitted Credit Exposure or party to Interest Rate Agreements or Currency Agreements, such Lenders and such Affiliates, and, upon execution of counterparts to the Intercreditor Agreement by any other Persons who may become parties to the Intercreditor Agreement in accordance with the terms thereof, such other Persons, in substantially the form of EXHIBIT XVIII annexed hereto, as such Intercreditor Agreement may thereafter be amended, supplemented or modified from time to time.

            "INTEREST PAYMENT DATE" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of six months or longer, "Interest Payment Date" shall also include each three-month anniversary of the commencement of that Interest Period.

            "INTEREST PERIOD" means any interest period applicable to a Eurodollar Rate Loan as determined pursuant to subsection 2.2B.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

            "INTEREST RATE DETERMINATION DATE" means with respect to Eurodollar Rate Loans, the Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period.

            "INTEREST RATE OBLIGATIONS" has the meaning assigned to the term in subsection 9.1.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "INVESTMENT", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, stock or other Securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost (which shall not include (i) the amount of any Indebtedness of the Person that is the subject of such Investment that is assumed by the Person making such Investment or (ii) the value of any Common Stock issued as all or a portion of the consideration payable in connection with such Investment) or, in the case of an Investment consisting of non-cash consideration received in connection with an Asset Sale or other sale of assets, the original value of such Investment plus the cost of all additions thereto and less returns of capital to the Person making the Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Collateral Documents.

            "IRBS" means industrial revenue bonds.

            "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 2.8C; PROVIDED that, in the event Bankers is to be an Issuing Lender, Bankers may delegate the issuance of the applicable Letter of Credit to an Affiliate, PROVIDED, FURTHER, THAT in the event of any such delegation by Bankers, Bankers shall be deemed to be the Issuing Lender for purposes relating to the utilization of the Revolving Loan Commitments under this Agreement, although such Affiliate shall be entitled to all rights of reimbursement relating to such Letter of Credit or Bankers and such Affiliate may apportion all rights and obligations relating to such Letter of Credit as they may agree and such apportionment shall be binding for all purposes hereunder.

            "ITALIAN LOAN COMMITMENT" means the commitment of a Lender to make Italian Loans to the Italian Offshore Borrowers pursuant to subsection 2.1C, and "ITALIAN LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "ITALIAN LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Italian Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Italian Loans of that Lender PLUS (b) in the case of Italian Overdraft Account Provider, the Dollar Equivalent of the Italian Overdraft Amount (net of any participations therein purchased by other Lenders) PLUS (c) the aggregate amount of all participations purchased by that Lender in the Italian Overdraft Amount.

            "ITALIAN LOAN NOTE" means any promissory note of O-I Italy or Avir, substantially in the form of EXHIBIT VI annexed hereto, issued in favor of a Lender pursuant to subsection 2.1G(iv) to evidence the Italian Loans of such Lender, as such promissory note may be amended, supplemented or otherwise modified from time to time.

            "ITALIAN LOANS" means the Loans made by Lenders to the Italian Offshore Borrowers pursuant to subsection 2.1C.

            "ITALIAN OFFSHORE BORROWER" shall mean either O-I Italy or Avir and "ITALIAN OFFSHORE BORROWERS" shall mean such entities collectively.

            "ITALIAN OVERDRAFT ACCOUNT" means the account established by the Italian Offshore Borrowers with Italian Overdraft Account Provider and referenced in the Italian Overdraft Agreement.

            "ITALIAN OVERDRAFT ACCOUNT PROVIDER" means such Lender as the Italian Offshore Borrowers may specify in writing to Administrative Agent on or after the Closing Date or any successor Italian Overdraft Account Provider pursuant to subsection 10.2E; PROVIDED, HOWEVER, that no such Lender shall be an Italian Overdraft Account Provider until the Italian Offshore Borrowers and such Lender have executed and delivered an Italian Overdraft Agreement to Administrative Agent.

            "ITALIAN OVERDRAFT AGREEMENT" means the Offshore Overdraft Agreement executed and delivered by the Italian Offshore Borrowers and Italian Overdraft Account Provider on or after the Closing Date, in substantially the form of
EXHIBIT VIII annexed hereto, with such modifications thereto as may be approved by Administrative Agent, and any successor Offshore Overdraft Agreement executed and delivered by the Italian Offshore Borrowers and any successor Italian Overdraft Account Provider pursuant to subsection 10.2E, as any such Offshore Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

            "ITALIAN OVERDRAFT AMOUNT" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to the Italian Overdraft Account.

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "KKR" means Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership.

            "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Ground Leasehold Interest, a letter, certificate or other instrument in writing from the lessor under the related lease pursuant to which such lessor agrees for the benefit of Collateral Agent to such matters relating to such leasehold and the Mortgage to be recorded thereon as Collateral Agent may reasonably request including the existence or absence of defaults, consent to the recordation and foreclosure of the Mortgage, the transfer of the Ground Leasehold Interest following foreclosure, and a notice and cure period for Collateral Agent with respect to any default under such leasehold.

            "L/C COLLATERAL ACCOUNT" is defined in the Security Agreement.

            "LENDER" and "LENDERS" have the meanings assigned to those terms in the introduction to this Agreement and shall include each Agent in its individual capacity as a lender hereunder; PROVIDED that "Lender" and "Lenders" shall also include the successors and permitted assigns of Lenders pursuant to subsection 10.2B; and PROVIDED, FURTHER that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

            "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of

Borrowers (other than the Italian Offshore Borrowers except as described in subsection 2.8A) pursuant to subsection 2.8.

            "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by a Borrower. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

            "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other agreement intended to create any of the foregoing.

            "LOAN" or "LOANS" means one or more of the Term Loans, the Revolving Loans or the Offshore Loans or any combination thereof.

            "LOAN DOCUMENTS" means this Agreement, the Notes, the Domestic Overdraft Agreement, any Offshore Overdraft Agreements, the Letters of Credit, any Borrowing Subsidiary Agreements, the Guaranties and the Collateral Documents.

            "LOAN LIMITATION NOTICE" has the meaning assigned to that term in subsection 2.1E(v).

            "LOAN PARTY" means each of Borrowers, Company and, upon execution of a Loan Document thereby, any of Company's Subsidiaries from time to time executing such Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

             "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Company and its Subsidiaries, taken as a whole, to perform, or of any Agent, Arranger or Lender to enforce, the Obligations.

            "MATERIAL SUBSIDIARY" means each Subsidiary of Holdings now existing or hereafter acquired or formed by Holdings which (x) for the most recent Fiscal Year of Holdings, accounted for more than 5% of the consolidated revenues of Holdings or (y) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Holdings.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, in a form approved by Collateral Agent, a form customarily used to create Liens on real property interests in Australia or the UK, as appropriate, and approved by Collateral Agent or in such other form as may be approved by Collateral Agent in its sole discretion, in each case with such changes thereto as may be recommended by Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Collateral Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Collateral Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by an existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Initial Mortgages and any Additional Mortgages, collectively.

            "MORTGAGED PROPERTY" means either an Initial Mortgaged Property or an Additional Mortgaged Property.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have liability.

            "NET ASSET SALE PROCEEDS", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, including when released from any escrow) received from such Asset Sale, (A) net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) taxes reasonably estimated to be payable in connection with such Asset Sale, (ii) reasonable commissions and other fees and expenses incurred, and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is paid (and is not prohibited from being paid under the terms of this Agreement) with the gross proceeds of such Asset Sale, and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by Holdings and its Subsidiaries in connection with such Asset Sale, and (B) in the case of an Asset Sale by a Foreign Subsidiary other than an Offshore Borrower or Subsidiary Guarantor, net of any amount used within one year of the date of such Asset Sale to make Investments or purchase assets outside the United States.

            "NET DEBT SECURITIES PROCEEDS" means the Cash proceeds (net of underwriting discounts and commissions, premiums on any Indebtedness (other than Loans) to be redeemed with such proceeds as permitted under this Agreement and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the incurrence of Indebtedness by Holdings, Company or any of its Domestic Subsidiaries (other than Indebtedness permitted by subsection 6.1 (except subsections 6.1(vii), (viii), (ix) and (xv)).

            "NET EQUITY SECURITIES PROCEEDS" means the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of Capital Stock by Holdings, Company or any of its Domestic Subsidiaries (other than Domestic Borrowers or with respect to employee and executive compensation plans and issuances to Company or any Subsidiary) only to the extent such cash proceeds exceed $25,000,000 per issuance or related series of issuances.

            "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and, in each case, only to the extent such cash payments or proceeds, net of the foregoing documented costs, exceed $25,000,000; PROVIDED, that, for the avoidance of doubt, any insurance proceeds received by Holdings or any Subsidiary for asbestos claims shall not constitute Net Insurance/Condemnation Proceeds hereunder.

            "NEW JUNIOR DEBT" means Indebtedness having the following characteristics: (u) the obligors shall include only the Existing Senior Note Obligors and no other Persons, (v) such Indebtedness shall be unsecured or constitute Subordinated Indebtedness or both, (w) such Indebtedness shall not have any scheduled payment of principal, prepayment, mandatory redemption or sinking fund payment prior to December 31, 2005, (x) the Net Debt Securities Proceeds of such Indebtedness shall be applied as required by subsection 2.4A(ii)(e), (y) shall not contain any provision prohibiting the creation or assumption of any Lien on any of the properties or assets of Company or its Subsidiaries, whether then owned or thereafter acquired, to secure payment of the Obligations or any agreement renewing, refinancing or extending the Obligations or this Agreement, and (z) all other terms and conditions shall be substantially comparable to those prevailing in the market place for comparable debt issuances as determined by the Administrative Agent in its reasonable judgment.

            "NEW SENIOR DEBT" means Indebtedness having the following characteristics: (u) the obligors (whether borrowers, issuers, guarantors, pledgors or other credit support parties) shall include one or more of the obligors of the Obligations (other than Foreign Subsidiaries) and no other Persons, (v) no collateral (other than all or any portion of the Collateral) shall secure such Indebtedness and the Liens on the Collateral shall rank subordinate to or pari passu with the Liens securing the Obligations, (w) such Indebtedness shall not have any scheduled payment of principal, prepayment, mandatory redemption or sinking fund payment in excess of 1% of the outstanding principal amount per year prior to March 31, 2006, (x) the Net Debt Securities Proceeds of such Indebtedness shall be applied as required by subsection 2.4A(ii)(e), (y) shall not contain any provision prohibiting the creation or assumption of any Lien on any of the properties or assets of Company or its Subsidiaries, whether then owned or thereafter acquired, to secure payment of the Obligations or any agreement renewing, refinancing or extending the Obligations or this Agreement, and (z) all other terms and conditions shall be substantially comparable to those prevailing in the market place for comparable debt issuances as determined by the Administrative Agent in its reasonable judgment.

            "NOTES" means one or more of the Term Notes or the Revolving Notes or the Offshore Loan Notes or any combination thereof.

            "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto with respect to a proposed borrowing.

            "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT III annexed hereto with respect to a proposed conversion or continuation.

            "NOTICE OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice in the form of EXHIBIT II annexed hereto with respect to the proposed issuance of a Letter of Credit.

            "O-I AUSTRALIA" means Owens-Illinois (Australia) Pty Limited.

            "O-I GENERAL" means Owens-Illinois General, Inc.

            "O-I GENERAL FTS" means O-I General FTS Inc.

            "O-I ITALY" means OI Italia S.R.L.

            "O-I PLASTIC" means OI Plastic Products FTS Inc.

            "OBLIGATIONS" means all obligations of every nature of any Loan Party from time to time owed to Agents or Lenders or any of them under or in respect of this Agreement whether for principal, interest, premium, fees, indemnification or otherwise, the Notes, the Letters of Credit, the Offshore Overdraft Agreements, the Domestic Overdraft Agreement or any of the other Loan Documents (excluding for the avoidance of doubt all obligations under or in respect of Other Lender Guarantied Obligations and Other Permitted Credit Exposure).

            "OFFICERS' CERTIFICATE" means, as applied to any corporation, limited liability company, partnership or trust, a certificate executed on behalf of such entity by (i) its Chairman of the Board (if an officer) or its President or one of its Vice Presidents or, if applicable, its managing member, general partner or trustee or, in the case of any Offshore Borrower, any director or any attorney appointed by power of attorney, and (ii) by its Chief Financial Officer, its Treasurer, any of its Assistant Treasurers, its Controller or any of its Assistant Controllers or, in the case of Offshore Borrower, any other director or attorney appointed by power of attorney; PROVIDED, that any Officers' Certificate required to be delivered by Company on the Closing Date may be executed on behalf of Company by any one of the foregoing officers; PROVIDED, FURTHER, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (c) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "OFFSHORE BANKING DAY" means with respect to any borrowings, disbursements, payments, calculations, interest rates and Interest Periods pertaining to (A) any Offshore Loan or any Offshore Overdraft Account, any Business Day which is also a day on which commercial banks are open for business in, and on which dealings in the Applicable Currency are carried on in, the location of the Offshore Funding and Payment Office of the Offshore Overdraft Account Provider, as applicable, with respect to such Offshore Currency, and (B) any Letter of Credit issued for the account of an Offshore Borrower, a day on which the Issuing Lender is open for business in the location in which such Letter of Credit is issued.

            "OFFSHORE BORROWER" means (i) with respect to Australian Loans, the Australian Overdraft Account and any Letter of Credit issued for the account of an Australian Offshore Borrower, any of the Australian Offshore Borrowers, as applicable, (ii) with respect to UK Loans and the UK Overdraft Account and any Letter of Credit issued for the account of a UK Offshore Borrower, either of the UK Offshore Borrowers, and (iii) with respect to Italian Loans and the Italian Overdraft Account, either of the Italian Offshore Borrowers, and "OFFSHORE BORROWERS" means UK Offshore Borrowers, Australian Offshore Borrowers and Italian Offshore Borrowers, collectively.

            "OFFSHORE COLLATERAL DOCUMENTS" means the Offshore Security Agreements and the Mortgages securing real property located outside of the United States of America.

            "OFFSHORE CURRENCY" means Sterling, ADollars or Euros.

            "OFFSHORE CURRENCY EQUIVALENT" means, at any time as to any amount denominated in Dollars, the equivalent amount in the applicable Offshore Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such Offshore Currency with Dollars on the most recent Calculation Date.

            "OFFSHORE FUNDING AND PAYMENT OFFICE" means, with respect to any Offshore Overdraft Account Provider, such office of such Offshore Overdraft Account Provider as it may designate as such from time to time in a written notice delivered to Administrative Agent, the Lenders and each Borrower.

            "OFFSHORE GUARANTIES" means the guaranties to be executed and delivered by the English Wholly-Owned Subsidiaries and the Australian Wholly-Owned Subsidiaries and the UK Offshore Borrower Cross Guaranty, collectively.

            "OFFSHORE GUARANTORS" means, collectively, the Australian Wholly-Owned Subsidiaries and the English Wholly-Owned Subsidiaries. As of the Closing Date, the Offshore Guarantors are set forth on SCHEDULE 1.1A.

            "OFFSHORE LOAN" means a UK Loan or an Australian Loan or an Italian Loan, and "OFFSHORE LOANS" means such loans of all Lenders in the aggregate.

            "OFFSHORE LOAN COMMITMENT" means a UK Loan Commitment, an Australian Loan Commitment or an Italian Loan Commitment, and "OFFSHORE LOAN COMMITMENTS" means all such commitments.

            "OFFSHORE LOAN NOTE" means either an Australian Loan Note or an Italian Loan Note.

            "OFFSHORE OVERDRAFT ACCOUNT" means any UK Overdraft Account, any Australian Overdraft Account, or the Italian Overdraft Account, and "OFFSHORE OVERDRAFT ACCOUNTS" means the UK Overdraft Accounts, the Australian Overdraft Accounts and the Italian Overdraft Account, collectively.

            "OFFSHORE OVERDRAFT ACCOUNT PROVIDER" means UK Overdraft Account Provider, Australian Overdraft Account Provider, or Italian Overdraft Account Provider, and "OFFSHORE OVERDRAFT ACCOUNT PROVIDERS" means UK Overdraft Account Provider, Australian Overdraft Account Provider and Italian Overdraft Account Provider, collectively.

            "OFFSHORE OVERDRAFT AGREEMENT" means the UK Overdraft Agreement, any Australian Overdraft Agreement, or the Italian Overdraft Agreement, and "OFFSHORE OVERDRAFT AGREEMENT" means the UK Overdraft Agreements, the Australian Overdraft Agreements and the Italian Overdraft Agreement, collectively.

            "OFFSHORE OVERDRAFT AMOUNT" means the UK Overdraft Amount, the Australian Overdraft Amount or the Italian Overdraft Amount, and "OFFSHORE OVERDRAFT AMOUNTS" means the UK Overdraft Amount, the Australian Overdraft Amount and the Italian Overdraft Amount, collectively.

            "OFFSHORE SECURITY AGREEMENTS" means the security agreements to be executed by the UK Offshore Borrowers, the Australian Offshore Borrowers, each Wholly-Owned English Subsidiary and each Wholly-Owned Australian Subsidiary on the Closing Date and thereafter pursuant to subsection 5.9, in form satisfactory to Administrative Agent, as they may hereafter be amended, supplemented or modified from time to time.

            "OFFSHORE SUBLIMIT" means, at any time, (i) as to the UK Offshore Borrowers, collectively, the lesser of (a) $300,000,000 and (b) the Revolving Loan Commitments then in effect, (ii) as to the Australian Offshore Borrowers, collectively, the lesser of (a) $1,100,000,000 and (b) the Revolving Loan Commitments then in effect, and (iii) as to the Italian Offshore Borrowers, collectively, the lesser of (a) $10,000,000 and (b) the Revolving Loan Commitments then in effect; PROVIDED that such Offshore Sublimits may be decreased from time to time pursuant to subsection 2.4F.

            "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

            "ORGANIZATIONAL DOCUMENTS" means the documents (including charter and bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust, joint stock company or limited liability company is organized.

            "OTHER LENDER GUARANTIED OBLIGATIONS" means the obligations owed to Lenders and their Affiliates pursuant to Other Permitted Credit Exposure, Interest Rate Obligations and Currency Obligations which are guaranteed pursuant to one or more of the Guaranties.

            "OTHER PERMITTED CREDIT EXPOSURE" means the obligations of Subsidiaries or Joint Ventures of Company owed to Lenders or Affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures and other extensions of credit to such Subsidiaries or Joint Ventures.

            "OWENS BROCKWAY" means Owens-Brockway Glass Container Inc., a Delaware corporation.

            "PACKAGING" means Owens Brockway Packaging Inc., a Delaware corporation and the parent corporation of Owens Brockway.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

            "PENSION PLAN" means a "pension plan", as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have any liability.

            "PERMITTED ENCUMBRANCES" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;

            (ii) Statutory Liens and rights of set-off of banks, Liens of landlords and Liens of carriers, warehousemen, suppliers, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business (including title retention agreements arising in the ordinary course of business) for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP (subject to subsection 1.2) shall have been made therefor;

            (iii) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) Any attachment or judgment Lien not resulting in an Event of Default under subsection 7.8;

            (v) Leases, subleases or licenses of occupancy granted to others not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole;

            (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries, taken as a whole;

            (vii) Any (a) interest or title of a lessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

            (viii) Liens arising from UCC financing statements regarding leases or charges not prohibited by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) Liens incurred in the ordinary course of business encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Company and its Subsidiaries (excluding deposits securing the repayment of Indebtedness);

            (xi) Liens encumbering customary initial deposits and margin deposits securing obligations under Interest Rate Agreements, Currency Agreements and Commodities Agreements, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry securing obligations under Commodities Agreements;

            (xii) Liens securing reimbursement obligations under Commercial Letters of Credit or bankers' acceptance facilities, which Liens encumber documents and other property to be acquired by drawings under such Commercial Letters of Credit or drafts accepted under such bankers' acceptance facilities;

            (xiii) exceptions to title disclosed by a title policy, preliminary title report or certificate of title delivered pursuant to subsection 5.10A and approved by Administrative Agent other than Liens securing Indebtedness prohibited by subsection 6.1 or Contingent Obligations prohibited by subsection 6.4;

            (xiv) Liens in the form of title retention in connection with the acquisition of goods in the ordinary course of business provided that there has occurred and is continuing no default in the obligations related thereto; and

            (xv) Liens arising in countries other than the United States substantially comparable to the foregoing.

            "PERMITTED HOLDINGS DEBT OBLIGATIONS" means the Existing Senior Notes and the Existing IRBs and up to an additional $50,000,000 of IRB financing and, to the extent Net

Debt Securities Proceeds are applied as required by subsection 2.4A(ii)(e), New Senior Debt, Refinancing Senior Debt and New Junior Debt issued by Holdings.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Company or any of its Subsidiaries sponsors or maintains, or to which Company or any of its Subsidiaries makes, is making or is obligated to make contributions, or to which Company or any of its Subsidiaries may have any liability, and includes any Pension Plan.

            "PLEDGE AGREEMENT" means the Pledge Agreement to be executed and delivered by Company and Packaging on the Closing Date and substantially in the form of EXHIBIT XV annexed hereto, as such Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

            "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "POUNDS" and the sign "(POUND)" mean the lawful currency of the UK; PROVIDED, HOWEVER, that in the event Pounds are replaced by the Euro, it is hereby acknowledged and agreed that "Pounds" and "(pound)" shall, on the date on which Pounds are replaced by the Euro, include the Euro; PROVIDED that Pounds shall be retained as an Offshore Currency for so long as legally permissible; PROVIDED further that any such conversion shall be based on the rate of conversion officially fixed by the European Monetary Union on the date the Euro replaces Pounds for purposes of this Agreement.

            "PRIME RATE" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PRO RATA SHARE" means, with respect to any Lender, (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by DIVIDING
(x) the Term Loan Exposure of that Lender BY (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in the Domestic Overdraft Amount or any Offshore Overdraft Amount or any Offshore Loans purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the UK Loan Commitments or the UK Loans of any Lender or any

Letters of Credit issued for the account of any UK Offshore Borrower or participations therein or any participations in the UK Overdraft Amount purchased by any Lender, the percentage obtained by DIVIDING (x) the UK Loan Exposure of that Lender BY (y) the aggregate UK Loan Exposure of all Lenders,
(iv) with respect to all payments, computations and other matters relating to the Australian Loan Commitments or the Australian Loans of any Lender or any Letters of Credit issued for the account of any Australian Offshore Borrower or participations therein or any participations in the Australian Overdraft Amount purchased by any Lender, the percentage obtained by DIVIDING (x) the Australian Loan Exposure of that Lender BY (y) the aggregate Australian Loan Exposure of all Lenders, (v) with respect to all payments, computations and other matters relating to the Italian Loan Commitments or the Italian Loans of any Lender or any participations in the Italian Overdraft Amount purchased by any Lender, the percentage obtained by DIVIDING (x) the Italian Loan Exposure of that Lender BY
(y) the aggregate Italian Loan Exposure of all Lenders, and (vi) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Term Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.2. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv), (v) and (vi) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE A annexed hereto.

            "PROPORTIONATE PERCENTAGE" means, with respect to any Domestic Borrower, (i) with respect to the Term Loans, the percentage obtained by dividing the principal amount of all outstanding Term Loans to such Domestic Borrower by the aggregate principal amount of all outstanding Term Loans, and
(ii) with respect to the Revolving Loan Commitments, the percentage obtained by dividing the Revolving Loan Commitments to such Domestic Borrower by the aggregate Revolving Loan Commitments. The initial Proportionate Percentages of the Domestic Borrowers are set forth on SCHEDULE A.

            "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Collateral Agent, desirable in order to create or perfect Liens on any IP Collateral.

            "PURCHASE MONEY INDEBTEDNESS" means Indebtedness incurred simultaneously with or within 180 days after the acquisition, construction or improvement of real property or tangible personal property to finance such acquisition, construction or improvement of such property.

            "REAL PROPERTY ASSET" means, at any time of determination, any fee interest then owned or Ground Leasehold Interest then held (or in the case of a UK Offshore Borrower or English Wholly-Owned Subsidiary, any freehold interest then owned or leasehold interest then held) by any Loan Party in any real property.

            "RECEIVABLES SALE INDEBTEDNESS" means Indebtedness incurred or deemed incurred or cash consideration received from the sale of accounts receivable by Company or any of its Subsidiaries or a special purpose vehicle established by any of them to purchase and sell such receivables.

            "RECORDED LEASEHOLD INTEREST" means a lease or memorandum thereof evidencing a Ground Leasehold Interest duly recorded in the applicable jurisdiction in which the property underlying such Ground Leasehold Interest is located.

            "REFERENCE LENDERS" means Bankers and BofA.

            "REFINANCING SENIOR DEBT" means Indebtedness having the following characteristics (u) the obligors shall include only the Existing Senior Note Obligors and no other Persons, (v) any collateral therefor shall include only the Existing Senior Note Collateral and no other collateral and the Lien thereon shall be subordinated to the Lien securing the Obligations, (w) such Indebtedness shall not have any scheduled payment, prepayment, mandatory redemption or sinking fund payment prior to March 31, 2006, (x) the Net Debt Securities Proceeds of such Indebtedness shall be applied as required by subsection 2.4A(ii)(e), (y) shall not contain any provision prohibiting the creation or assumption of any Lien on any of the properties or assets of Company or its Subsidiaries, whether then owned or thereafter acquired, to secure payment of the Obligations or any agreement renewing, refinancing or extending the Obligations or this Agreement, and (z) all other terms and conditions shall be substantially comparable to those prevailing in the market place for comparable debt issuances as determined by the Administrative Agent in its reasonable judgment.

            "REGISTER" has the meaning assigned to that term in subsection 2.1G.

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "RELATED FUND" means any fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

             "REPORTING UNIT" means each of the units of the operations of Company, as set forth on SCHEDULE D annexed hereto, as such SCHEDULE D may hereafter be amended, supplemented or modified from time to time by Company.

            "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders.

            "RESPONSIBLE OFFICER" means any of the chief executive officer, the president, any vice president, the chief financial officer, the comptroller, the treasurer, any assistant treasurer, the controller or any assistant controller of a Loan Party.

            "RESTRICTED DEBT OBLIGATIONS" means, collectively, Existing Senior Notes, New Senior Debt, Refinancing Senior Debt and New Junior Debt.

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

            "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to each of the Domestic Borrowers pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders to all Domestic Borrowers in the aggregate.

            "REVOLVING LOAN COMMITMENT TERMINATION DATE" means March 31, 2004.

            "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum (without duplication) of
(a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Administrative Agent (in its capacity as a Lender), the Domestic Overdraft Amount (net of any participations therein purchased by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Lender in the Domestic Overdraft Amount PLUS (f) the Dollar Equivalent of all participations purchased by that Lender in the Offshore Overdraft Amount (net of any participations therein purchased by other Lenders) PLUS (g) the aggregate outstanding principal amount of any Offshore Loans of such Lender (net of any participations therein purchased by other Lenders) PLUS
(h) in the case of any Offshore Overdraft Account Provider with respect to a particular Offshore Currency, the Dollar Equivalent of the relevant Offshore Overdraft Amount (net of any participations therein purchased by other Lenders).

            "REVOLVING LOANS" means the Loans made by Lenders to Domestic Borrowers pursuant to subsection 2.1A(ii).

            "REVOLVING NOTE" means a promissory note of a Domestic Borrower substantially in the form of EXHIBIT V annexed hereto, issued in favor of Lenders pursuant to subsection

2.1G(iv) to evidence the Revolving Loans made to such Domestic Borrower, as they may be amended, supplemented or otherwise modified from time to time. "REVOLVING NOTES" means all such promissory notes collectively, as they may be amended, supplemented or otherwise modified from time to time.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

            "SAME DAY FUNDS" means immediately available funds.

            "SECURITY AGREEMENT" means, the Security Agreement to be executed and delivered by Company, Domestic Borrowers and the Subsidiary Guarantors on the Closing Date and thereafter pursuant to subsection 5.9, substantially in the form of EXHIBIT XVI annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

            "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SOLVENT", (A) with respect to any Person organized under the laws of a state of the United States, means that as of the date of determination both
(i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; (B) with respect to any Person organized under the laws of the UK, means that as of the date of determination of solvency the value of such Person's assets is not less than the amount of its liabilities, taking into account its contingent and prospective liabilities; and (C) with respect to any Person organized under the laws of Australia, means that such Person is able to pay its debts as such debts become due and payable.

            "SPOT RATE" means, with respect to any foreign exchange computation in respect of any Offshore Currency, the rate quoted by the Administrative Agent in accordance with its customary procedures as the spot rate for the purchase by Administrative Agent of Dollars with such Offshore Currency or the purchase by Administrative Agent of such Offshore Currency with Dollars, as the case may be, through its FX Trading Office at (i) 10:30 A.M. (London time) with respect to quotations in respect of Sterling, (ii) 10:30 A.M. (Sydney Time) with respect to quotations in respect of ADollars, and (iii) 10:30 A.M. (Milan or London time, as applicable) with respect to quotations in respect of the Euro in each case on such date as of which the applicable foreign exchange computation is made for delivery two Offshore Banking Days later.

            "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness incurred by any Foreign Subsidiary or Foreign Entity or any Joint Venture to which Holdings or any of its Subsidiaries is a party for working capital and general business purposes, (ii) obligations of Holdings or any of its Subsidiaries with respect to capital calls or similar requirements in respect of Joint Ventures to which Holdings or such Subsidiary is a party, (iii) workers compensation liabilities of Holdings or any of its Subsidiaries, (iv) the obligations of third party insurers of Holdings or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (v) Indebtedness of Holdings or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (vi) obligations with respect to leases of Holdings or any of its Subsidiaries, (vii) obligations of Holdings or any of its Subsidiaries imposed by statute or by a court of competent jurisdiction to post appeal bonds or other security in connection with litigation appeals, and other performance, payment, deposit or surety obligations of Holdings or any of its Subsidiaries, in any such other case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (viii) obligations of Owens Insurance Limited with respect to certain self insurance and reinsurance programs, including obligations under insurance treaties, or (ix) other obligations of Holdings or any of its Subsidiaries for which letter of credit support would be used in the ordinary course of Holdings' or such Subsidiary's business consistent with its past practices or otherwise consistent with custom and practice in the industry.

            "STERLING" means (i) until Pounds are replaced by the Euro, either Pounds or the Euro, and (ii) thereafter, the Euro.

            "STERLING EQUIVALENT" means, on any Offshore Banking Day with respect to UK Loans as to any amount denominated in Pounds or the Euro, (i) for amounts denominated in Pounds, such amount, and (ii) for amounts denominated in the Euro, the equivalent amount in Pounds as determined by the Administrative Agent at such time on the basis of the Sterling Spot Rate for the purchase of Pounds with the Euro on the most recent Calculation Date with respect to Sterling; PROVIDED, HOWEVER, that upon and after replacement of Pounds by the Euro in accordance with the definition of "Pounds", it is hereby acknowledged and agreed that "Sterling Equivalent" shall refer to the applicable amount denominated in the Euro in accordance with such definition.

            "STERLING SPOT RATE" means, with respect to any foreign exchange computation in respect of the Euro, the rate quoted by the Administrative Agent in accordance with its customary procedures as the spot rate for the purchase by the Administrative Agent of Pounds with the Euro or the purchase by the Administrative Agent of the Euro with Pounds, as the case may be, through its FX Trading Office at 10:30 A.M. (London time) on such date as of which the applicable Sterling Equivalent computation is made for delivery two Offshore Banking Days later.

            "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Holdings or its Subsidiaries incurred from time to time which is subordinated in right of payment to the Obligations in a manner, and otherwise has terms and conditions (including as to amortization, covenants and defaults), reasonably acceptable to Agents.

            "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. As used herein, references to "Subsidiaries" of Company shall include the Borrowers, unless expressly specified otherwise.

            "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty. As of the Closing Date, the Subsidiary Guarantors are set forth on SCHEDULE 1.1B.

            "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by all wholly-owned Domestic Subsidiaries (including Packaging but excluding the Domestic Borrowers (which shall execute and deliver the Domestic Borrower Guaranty) and the Harbor Capital Subsidiaries) on the Closing Date pursuant to subsection 3.1A and thereafter supplemented under certain circumstances by certain Subsidiaries of Company in accordance with subsection 5.9, substantially in the form of EXHIBIT XIII annexed hereto, as such Subsidiary Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

            "SYNTHETIC LEASE" means any lease of goods or other property, whether real or personal, which is treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes.

            "TAX" or "TAXES" means any present or future tax, substitute tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, on whomsoever and wherever imposed, levied, collected, withheld or assessed by any foreign, federal, state or local authority.

            "TAX TRANSFEREE" means any Person who acquires any interest in the Loans (whether or not by operation of law) or the office to which a Lender, Arranger or Agent has transferred its Loans for purposes of determining where the Loans are made, accounted for or booked.

            "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to a Domestic Borrower pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders to all Domestic Borrowers in the aggregate.

            "TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

            "TERM LOAN MATURITY DATE" means March 31, 2004.

            "TERM LOANS" means the Loans made by Lenders to Owens Brockway and O-I General FTS pursuant to subsection 2.1A(i).

            "TERM NOTE" means a promissory note of a Domestic Borrower substantially in the form of EXHIBIT IV annexed hereto, issued in favor of Lenders pursuant to subsection 2.1G(iv) to evidence the Term Loan made to such Domestic Borrower, as it may be amended, supplemented or otherwise modified from time to time. "TERM NOTES" means all such promissory notes collectively, as they may be amended, supplemented or otherwise modified from time to time.

            "THRESHOLD DEBT RATING" means a rating for Holdings' or Company's as applicable, long term unsecured debt of BBB- or higher from S&P and Baa3 or higher from Moody's.

            "TITLE COMPANY" means, collectively, one or more title insurance companies reasonably satisfactory to Collateral Agent.

            "TOTAL UTILIZATION OF AUSTRALIAN LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Australian Loans (other than Australian Loans made for the purpose of (a) reimbursing the applicable Issuing Lender for any drawing honored under any Letter of Credit issued for the account of an Australian Offshore Borrower or (b) repaying the Australian Overdraft Amount, in each case to the extent not yet so applied) PLUS (ii) all Letter of Credit Usage by all Australian Offshore Borrowers, plus (iii) the Dollar Equivalent of the Australian Overdraft Amount.

            "TOTAL UTILIZATION OF ITALIAN LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Italian Loans (other than Italian Loans made for the purpose of repaying the Italian Overdraft Amount, to the extent not yet so applied) PLUS
(ii) the Dollar Equivalent of the Italian Overdraft Amount.

            "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of (a) reimbursing the applicable Issuing Lender for any drawing honored under any Letter of Credit issued for the account of a Domestic Borrower, or (b) repaying the Domestic Overdraft Amount, in each case to the extent not yet so applied), PLUS (ii) the Letter of Credit Usage by the Domestic Borrowers PLUS (iii) the Domestic Overdraft Amount PLUS (iv) the aggregate principal amount of all outstanding Offshore Loans (other than Offshore Loans made for the purpose of (a) reimbursing the applicable Issuing Lender for any drawing honored under any Letter of Credit issued for the account of an Offshore Borrower or (b) repaying any Offshore Overdraft Amount in each case to the extent not yet so applied) PLUS (v) the Letter of Credit Usage by the Offshore Borrowers PLUS (vi) the Dollar Equivalent of the Offshore Overdraft Amounts PLUS (vii) amounts available under the Existing Senior Notes Redemption Sublimit.

            "TOTAL UTILIZATION OF UK LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding UK Loans (other than UK Loans made for the purpose of (a) reimbursing the applicable Issuing Lender for any drawing honored under any Letter of Credit issued for the account of any UK Offshore Borrower or (b) repaying the UK Overdraft Amount, in each case to the extent not yet so applied) PLUS (ii) the Letter of Credit Usage by all UK Offshore Borrowers, PLUS (iii) the Dollar Equivalent of the UK Overdraft Amount.

            "TRIGGERING ASSET SALE" means an Asset Sale that generates Net Asset Sale Proceeds equal to or in excess of $25,000,000.

            "TYPE" means (i) with respect to a Commitment other than an Offshore Loan Commitment, (a) a Term Loan Commitment or (b) a Revolving Loan Commitment,
(ii) with respect to an Offshore Loan Commitment, (a) a UK Loan Commitment, (b) an Australian Loan Commitment or (c) an Italian Loan Commitment, (iii) with respect to a Loan other than an Offshore Loan, (a) a Term Loan or (b) a Revolving Loan, and (iv) with respect to an Offshore Loan, (a) a UK Loan, (b) an Australian Loan or (c) an Italian Loan.

            "UK" means the United Kingdom of Great Britain and Northern
Ireland.

            "UK ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also includes any successor UK Administrative Agent appointed pursuant to subsection 8.6.

            "UK FUNDING AND PAYMENT OFFICE" means the office of UK Administrative Agent located in London, England.

            "UK LENDING OFFICE" means, with respect to any Lender having a Revolving Loan Commitment, the office of such Lender, or any Affiliate of such lender, specified as its "UK Lending Office" on the signature pages hereof or the applicable Assignment and Acceptance, or such other office of such Lender or any of its Affiliates as such Lender may from time to time specify to Borrowers' Agent, Administrative Agent and UK Administrative Agent.

            "UK LOAN COMMITMENT" means the commitment of a Lender to make UK Loans to either of the UK Offshore Borrowers pursuant to subsection 2.1C, and "UK LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "UK LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's UK Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the UK Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender in respect of a Letter of Credit issued for the account of an UK Offshore Borrower, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender for the account of any UK Offshore Borrower (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit issued for the account of any UK Offshore Borrower or any unreimbursed drawing under any Letters of Credit issued for the account of any UK

Offshore Borrower PLUS (d) in the case of UK Overdraft Account Provider, the Dollar Equivalent of UK Overdraft Amount (net of any participations therein purchased by other Lenders) PLUS (e) the Dollar Equivalent of the aggregate amount of all participations purchased by that Lender in the UK Overdraft Amount.

            "UK LOANS" means the Loans made by Lenders to either of the UK Offshore Borrowers pursuant to subsection 2.1C.

            "UK OFFSHORE BORROWER CROSS GUARANTY" means that certain guaranty pursuant to which each UK Offshore Borrower shall guaranty all Offshore Loans to the other Offshore Borrowers (other than the other UK Offshore Borrowers).

            "UK OFFSHORE BORROWERS" means United Glass and United Glass Group.

            "UK OVERDRAFT ACCOUNT" means the account established by the UK Offshore Borrowers with UK Overdraft Account Provider and referenced in the UK Overdraft Agreement.

            "UK OVERDRAFT ACCOUNT PROVIDER" means such Lender as United Glass may specify in writing to Administrative Agent on or after the Closing Date or any successor UK Overdraft Account Provider pursuant to subsection 10.2E; PROVIDED, HOWEVER, that no such Lender shall be UK Overdraft Account Provider until United Glass and such Lender have executed and delivered a UK Overdraft Agreement to Administrative Agent.

            "UK OVERDRAFT AGREEMENT" means any Offshore Overdraft Agreement executed and delivered by United Glass and UK Overdraft Account Provider on or after the Closing Date, in substantially the form of EXHIBIT VIII annexed hereto, with such modifications thereto as may be approved by Administrative Agent, and any successor Offshore Overdraft Agreement executed and delivered by United Glass and any successor UK Overdraft Account Provider pursuant to subsection 10.2E, as any such Offshore Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

            "UK OVERDRAFT AMOUNT" means, as at any date of determination, the aggregate principal amount of outstanding overdrafts charged to the UK Overdraft Account.

             "UK SUBSIDIARY" means any Subsidiary of Company organized under the laws of England and Wales or the laws of Scotland.

            "UNFUNDED PENSION LIABILITY" means, with respect to any Pension Plan, the amount of unfunded benefit liabilities of such Pension Plan as defined in Section 4001(a)(18) of ERISA.

            "UNITED GLASS" has the meaning assigned to that term in the introduction to this Agreement.

            "UNITED GLASS GROUP" has the meaning assigned to that term in the introduction to this Agreement.

            "WHOLLY-OWNED SUBSIDIARY" with respect to any Person, means any corporation, partnership, trust, limited liability company, association or other business entity of which 100% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Wholly-Owned Subsidiaries of that Person (other than any directors' qualifying shares or nominee shares); PROVIDED that Avir shall be deemed a Wholly-Owned Subsidiary of O-I Italy.

            1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT; CHANGE IN ACCOUNTING PRINCIPLES

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect from time to time, and all calculations in connection with the financial covenants, standards or terms found in Sections 1, 5 and 6 hereof (collectively, "CALCULATIONS") shall utilize accounting principles and policies in conformity with GAAP as in effect from time to time; PROVIDED that, in the event there is a change in accounting principles and policies that would result in a change in the method of performing any Calculations as described in subsection 10.9, such change shall not be given effect for purposes of any Calculations until such time as Company and Lenders complete the negotiations provided for in subsection 10.9. Financial statements and other information required to be delivered by any Loan Party to Lenders pursuant to clauses (i), (ii) and (x) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and, if necessary, delivered together with the written statements provided for in subsection 5.1(iv)).

            1.3   OTHER DEFINITIONAL PROVISIONS; ANNIVERSARIES

            References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of a specified date shall occur on the same day of the applicable month as the day of the month on which such date occurred; PROVIDED that if there is no numerically corresponding day in the applicable month to the day of the month on which such date occurred, the monthly anniversary of such date shall be the last day of the applicable month.

                                    SECTION 2

               AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES

            2.1 COMMITMENTS; MAKING OF LOANS; DOMESTIC OVERDRAFT ACCOUNT; OFFSHORE OVERDRAFT ACCOUNTS

            A. TERM LOAN AND REVOLVING LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii).

            (i) TERM LOANS. Each Lender severally agrees to lend to each of Owens Brockway and OI General FTS on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitment to Owens Brockway and OI General FTS, to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment to each Domestic Borrower is set forth opposite its name on SCHEDULE A annexed hereto and the aggregate amount of the Term Loan Commitments is $1,500,000,000; PROVIDED that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.2; and PROVIDED, FURTHER that the amount of the Term Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4F. Each Domestic Borrower may make only one borrowing under the Term Loan Commitments, and amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed. The Term Loans shall mature on the Term Loan Maturity Date, and all Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than that date.

            (ii) REVOLVING LOANS. Each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to make Revolving Loans to each Domestic Borrower from time to time during the period from and including the Closing Date to but excluding the Revolving Loan Commitment Termination Date in an aggregate amount in Dollars at any one time outstanding not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to such Domestic Borrower to be used for the purposes identified in subsections 2.5A and 2.5B, including, at such times as an Existing Senior Notes Redemption Sublimit shall exist, subject to the limitations on the use of proceeds of Revolving Loans to be made pursuant to such sublimit. The original amount of each Lender's Revolving Loan Commitment to each Domestic Borrower is set forth opposite its name on SCHEDULE A annexed hereto and the aggregate original amount of the Revolving Loan Commitments to all Domestic Borrowers is $3,000,000,000; PROVIDED that the Revolving Loan Commitments of Lenders to each Domestic Borrower shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.2; and PROVIDED, FURTHER that the amount of the Revolving Loan Commitments to each Domestic Borrower shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. In no event shall the aggregate principal amount of the Revolving Loans to any Domestic Borrower from any Lender outstanding at any time exceed its Revolving Loan Commitment to such Domestic Borrower then in effect. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Anything contained in this Agreement to the contrary notwithstanding, (A) the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall (i) the Total Utilization of Revolving Loan Commitments at any time exceed (ii) the Revolving Loan Commitments then in effect and
            (B) the Revolving Loans to any Domestic Borrower and the Revolving Loan Commitments to any Domestic Borrower shall be subject to the limitation that in no event shall (i) any Domestic Borrower's Total Utilization of Revolving Loan Commitments at any time exceed (ii) the Revolving Loan Commitments to such Domestic Borrower then in effect.

            Revolving Loans (other than (y) Revolving Loans made for the purpose of reimbursing any Issuing Lender for the amount of a drawing honored under a Letter of Credit issued by it, which shall be in the amount of such drawing so honored, or (z) Revolving Loans made for the purpose of repaying the Domestic Overdraft Amount, which shall be in an amount equal to the Domestic Overdraft Amount) made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000, in excess of that amount.

            B. DOMESTIC OVERDRAFT ACCOUNT. Lenders agree that Domestic Borrowers and Administrative Agent may establish and maintain the Domestic Overdraft Account to be established pursuant to the Domestic Overdraft Agreement; PROVIDED that (i) the Domestic Overdraft Amount shall not exceed at any time $50,000,000,
(ii) in no event shall (A) the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect, (B) any Domestic Borrower's utilization of the Domestic Overdraft Amount exceed such Domestic Borrower's Proportionate Percentage of the Domestic Overdraft Amount; and (C) any Domestic Borrower's Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments to such Domestic Borrower. Notwithstanding anything contained in this Agreement to the contrary (but subject, however, to the limitations set forth in subsection 2.1A(ii) with respect to the making of Revolving Loans), Lenders and Domestic Borrowers further agree that Administrative Agent at any time in its sole and absolute discretion may, upon notice to Domestic Borrowers and Lenders, which notice must identify the Domestic Borrower on whose behalf the request is being made, require each Lender having a Revolving Loan Commitment to the applicable Domestic Borrower (including Administrative Agent) on one Business Day's notice to make a Revolving Loan on behalf of the applicable Domestic Borrower in an amount equal to that Lender's Pro Rata Share of the Domestic Overdraft Amount or, in the sole and absolute discretion of Administrative Agent, require each other Lender to purchase a participation in amounts due with respect to the applicable Domestic Borrower's Proportionate Percentage of the Domestic Overdraft Amount in an amount equal to that Lender's Pro Rata Share of such Borrower's Proportionate Percentage of the Domestic Overdraft Amount; provided, HOWEVER, that the obligation of each Lender to make each such Revolving Loan on behalf of the applicable Domestic Borrower or to purchase each such participation in the applicable Domestic Borrower's Proportionate Percentage of the Domestic Overdraft Amount is subject to the condition that at the time such extension of credit under the Domestic Overdraft Agreement was made the duly authorized officer of Administrative Agent responsible for the administration of Administrative Agent's credit relationship with Domestic Borrowers believed in good faith that (x) no Event of Default had occurred and was continuing or (y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders (or, if applicable under subsection 10.7, all Lenders) at the time such extension of credit under the Domestic Overdraft Agreement was made. In the case of Revolving Loans made by Lenders other than Administrative Agent under the immediately preceding sentence, each such Lender shall make the amount of its Revolving Loan available to Administrative Agent, in Same Day Funds, at the Domestic Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to Administrative Agent (and not to any Domestic Borrower or any other Loan Party) and applied to repay the Domestic Overdraft Amount. On the day such Revolving Loans are made, Administrative Agent's Pro Rata Share of the Domestic Overdraft Amount being refunded shall be deemed to be paid with the proceeds of a Revolving Loan made by Administrative Agent and such portion of the Domestic Overdraft Amount deemed to be so paid shall no longer be outstanding. Each Domestic Borrower authorizes Administrative Agent to charge such Domestic Borrower's accounts with Administrative Agent (up to the amount available in each such account) in order to immediately pay Administrative Agent the amount of the Domestic Overdraft Amount to be refunded in such order as Administrative Agent may elect, regardless of whether such amounts were drawn on behalf of such Domestic Borrower or another Domestic Borrower, to the extent amounts received from Lenders, including amounts deemed to be received from Administrative Agent, are not sufficient to repay in full the Domestic Overdraft Amount to be refunded and PROVIDED FURTHER that Administrative Agent shall give Domestic Borrowers notice of such charges prior thereto or as soon as reasonably practicable thereafter. Each Revolving Loan made in accordance with the foregoing shall be made as a Base Rate Loan. If any portion of any such amount paid to Administrative Agent should be recovered by or on behalf of any Domestic Borrower from Administrative Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.6. In the event that Administrative Agent requires the other Lenders to purchase participations in the Domestic Overdraft Amount, payment for such participations shall be made directly to Administrative Agent at the Domestic Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date notice to purchase such participations is given. Except as provided above in this subsection 2.1B and except for the satisfaction of the conditions specified in subsection 3.1 and 3.2, each Lender's obligation to make Revolving Loans pursuant to this subsection 2.1B and to purchase participations in the Domestic Overdraft Amount pursuant to this subsection 2.1B shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, any Loan Party or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party; (iv) any breach of this Agreement by any Loan Party or any other Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that in the event that the obligations of Lenders to make Revolving Loans are terminated in accordance with
Section 7, Lenders having a Revolving Loan Commitment shall thereafter only be obligated to purchase participations in the Domestic Overdraft Amount as provided in this subsection 2.1B. In the event that any Lender fails to make available to Administrative Agent the amount of any of such Lender's Revolving Loans required to be made pursuant to this subsection 2.1B or the amount of any participations in the

Domestic Overdraft Amount which are required to be purchased from Administrative Agent by such Lender pursuant to this subsection 2.1B, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.1B shall be deemed to prejudice the right of any Lender to recover from Administrative Agent any amounts made available by such Lender to Administrative Agent pursuant to this subsection 2.1B in respect of any extension of credit by Administrative Agent under the Domestic Overdraft Agreement in the event that it is determined by a court of competent jurisdiction that such extension of credit by Administrative Agent constituted gross negligence or willful misconduct on the part of Administrative Agent.

            Any notice given by Administrative Agent to Lenders pursuant to the immediately preceding paragraph shall be concurrently given by Administrative Agent to Domestic Borrowers or Borrowers' Agent.

            C. OFFSHORE LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Offshore Borrower may request, in accordance with the provisions of this subsection 2.1C, that Lenders with a Revolving Loan Commitment make Offshore Loans. The making of Offshore Loans shall reduce the availability of Revolving Loans to Domestic Borrowers on a dollar-for-dollar basis to the extent of Offshore Loans outstanding. Subject to the limitations set forth below, (a) each Lender with a Revolving Loan Commitment hereby severally agrees to make UK Loans to each of the UK Offshore Borrowers from time to time during the period from and including the Closing Date to but excluding the Revolving Loan Commitment Termination Date in an aggregate amount at any time outstanding with respect to both UK Offshore Borrowers not exceeding its Pro Rata Share of the aggregate amount of the UK Loan Commitments, (b) each Lender with a Revolving Loan Commitment hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Offshore Loans and Australian Loans permitted to be outstanding from time to time, to make Australian Loans to any of the Australian Offshore Borrowers from time to time during the period from and including the Closing Date to but excluding the Revolving Loan Commitment Termination Date, in an aggregate amount at any time outstanding with respect to all Australian Offshore Borrowers not exceeding its Pro Rata Share of the aggregate amount of the Australian Loan Commitments, and
(c) each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Offshore Loans and Italian Loans permitted to be outstanding from time to time, to make Italian Loans to each of the Italian Offshore Borrowers from time to time during the period from and including the Closing Date to but excluding the Revolving Loan Commitment Termination Date in an aggregate amount at any time outstanding not exceeding its Pro Rata Share of the aggregate amount of the Italian Loan Commitments, in each case to be used for the purposes identified in subsections 2.5A and 2.5B; PROVIDED, HOWEVER, Lenders shall not be obligated to make Italian Loans (and Italian Offshore Borrowers may not request any such Loans) at any time an Italian Overdraft Agreement is in effect, except to repay the Italian Overdraft Amount upon notice from the Italian Overdraft Account Provider pursuant to subsection 2.1D(ii). The original amount of each Lender's UK Loan Commitment, each Lender's Australian Loan Commitment and each Lender's Italian Loan Commitment is set forth opposite its name on SCHEDULE A annexed hereto and the aggregate original amounts of the (i) UK Loan Commitments, (ii) the Australian Loan Commitments and (iii) the Italian Loan

Commitments (in each case set forth on such SCHEDULE A) are (i) $300,000,000,
(ii) $1,100,000,000 and (iii) $10,000,000, respectively; PROVIDED that the Offshore Loan Commitments of Lenders shall be adjusted to give effect to any assignments thereof pursuant to subsection 10.2; PROVIDED, FURTHER that the amount of any Offshore Loan Commitment shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4F. In no event shall the aggregate principal amount of the UK Loans of any Lender outstanding at any time exceed its UK Loan Commitment then in effect, in no event shall the aggregate principal amount of the Australian Loans of any Lender outstanding at any time exceed its Australian Loan Commitment then in effect, and in no event shall the aggregate principal amount of the Italian Loans of any Lender outstanding at any time exceed its Italian Loan Commitment then in effect. Each Lender's Offshore Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Offshore Loans and all other amounts owed hereunder with respect to the Offshore Loans and the Offshore Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1C may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Anything contained in this Agreement to the contrary notwithstanding, no Offshore Borrower shall request Lenders to make any Offshore Loans (and no Lender shall be obligated to make Offshore Loans) if, immediately after giving effect to the making of such Offshore Loans:

            (1) (A) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect or (B) the Total Utilization of Revolving Loan Commitments by Owens Brockway would exceed the Revolving Loan Commitments to Owens Brockway;

            (2) the sum of the Total Utilization of UK Loan Commitments plus the Total Utilization of Australian Loan Commitments PLUS
                                                                      ----
            the Total Utilization of Italian Loan Commitments would exceed the Aggregate Offshore Sublimit;

            (3) the Total Utilization of UK Loan Commitments would exceed the UK Loan Commitments then in effect;

            (4) the Total Utilization of Australian Loan Commitments would exceed the Australian Loan Commitments then in effect; or

            (5) the Total Utilization of Italian Loan Commitments would exceed the Italian Loan Commitments then in effect.

            UK Loans made on any Funding Date (other than UK Loans made for the purpose of repaying the UK Overdraft Amount, which shall be in an amount equal to the UK Overdraft Amount) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; Australian Loans made on any Funding Date (other than Australian Loans made for the purpose of repaying the Australian Overdraft Amount, which shall be in an amount equal to the Australian Overdraft Amount) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and Italian Loans made on any Funding Date (other than Italian Loans made for the purpose of repaying the Italian Overdraft Amount, which shall be in an amount equal to the Italian Overdraft Amount) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

            Each Offshore Borrower hereby unconditionally promises to pay to the Lenders the then unpaid principal amount of each Offshore Loan of such Lender made to such Offshore Borrower on or before the Revolving Loan Commitment Termination Date or such earlier date on which such Offshore Loans become due and payable pursuant to Section 7. Each Offshore Borrower hereby further agrees and promises to pay to the Lenders interest on the unpaid principal amount of each Offshore Loan of such Lender made to such Offshore Borrower from time to time outstanding from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of this Agreement.

            D.    OFFSHORE OVERDRAFT ACCOUNTS.

            (i) Lenders agree that each Offshore Borrower may establish and maintain an Offshore Overdraft Account with an Offshore Overdraft Provider pursuant to an Offshore Overdraft Agreement; PROVIDED that (a) (1) the UK Overdraft Amount shall not exceed at any time the Offshore Currency Equivalent of $15,000,000, (2) the Australian Overdraft Amount shall not exceed at any time the Offshore Currency Equivalent of $25,000,000, and (3) the Italian Overdraft Amount shall not exceed at any time the Offshore Currency Equivalent of $10,000,000, and (b) in no event shall an Offshore Borrower request an extension of credit under an Offshore Overdraft Agreement (and no Offshore Overdraft Account Provider shall be obligated to extend credit under an Offshore Overdraft Agreement) if, after giving effect to such extension of credit:

            (1) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect or (B) the Total Utilization of Revolving Loan Commitments by Owens Brockway would exceed the Revolving Loan Commitments to Owens Brockway;

            (2) the sum of the Total Utilization of UK Loan Commitments plus the Total Utilization of the Australian Loan Commitments plus the Total Utilization of Italian Loan Commitments would exceed the Aggregate Offshore Sublimit;

            (3) the Total Utilization of UK Loan Commitments would exceed the UK Loan Commitments then in effect;

            (4) the Total Utilization of Australian Loan Commitments would exceed the Australian Loan Commitments then in effect; or

            (5) the Total Utilization of Italian Loan Commitments would exceed the Italian Loan Commitments then in effect.

            (ii) Notwithstanding anything contained in this Agreement to the contrary (but subject, however, to the limitations set forth in subsection 2.1C with respect to the making of Offshore Loans), Lenders and each Offshore Borrower further agree that any Offshore Overdraft Account Provider at any time in its sole and absolute discretion may, upon notice to the relevant

Offshore Borrower, the Administrative Agent and the Lenders, require each Lender (including such Offshore Overdraft Account Provider) on one Business Day's notice to make an Offshore Loan in Dollars in an amount equal to that Lender's Pro Rata Share (determined with respect to such Type of Offshore Loan Commitments) of the relevant Offshore Overdraft Amount (calculated in Dollars by reference to the applicable Exchange Rate on the date such Offshore Loan is to be made) or, in the event the relevant Type of Offshore Loan Commitment has terminated, require each Lender having Revolving Loan Exposure to purchase a participation in amounts due with respect to the relevant Offshore Overdraft Account in an amount equal to that Lender's Pro Rata Share of the relevant Offshore Overdraft Amount (calculated in Dollars by reference to the applicable Exchange Rate on the date such Offshore Loan is to be made); PROVIDED, HOWEVER, that the obligation of each Lender to make each such Offshore Loan or of each Lender having Revolving Loan Exposure to purchase each such participation in any such Offshore Overdraft Amount is subject to the condition that at the time such extension of credit under the applicable Offshore Overdraft Agreement was made the duly authorized officer of such Offshore Overdraft Account Provider responsible for the administration of such Offshore Overdraft Account Provider's credit relationship with the relevant Offshore Borrower believed in good faith that (a) no Event of Default had occurred and was continuing or (b) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders (or, if applicable under subsection 10.7, all Lenders) at the time such extension of credit under such Offshore Overdraft Agreement was made. In the case of Offshore Loans or participation purchases made by Lenders other than Administrative Agent under the immediately preceding sentence, each such Lender shall make the amount of its Offshore Loan or the amount of its participation, as applicable, available to Administrative Agent in Same Day Funds in Dollars, at the Domestic Funding and Payment Office not later than 12:00 Noon (New York time) on the Business Day next succeeding the date such notice is given and upon such transfer such Offshore Loans shall be deemed made or such participations purchased, as the case may be. The proceeds of such Offshore Loans or participation purchases shall be delivered by Administrative Agent to such Offshore Overdraft Account Provider (and not to the relevant Offshore Borrower) as soon as practicable and applied to repay the relevant Offshore Overdraft Amount. On the day such Offshore Loans are made or such participations are purchased, such Offshore Overdraft Account Provider's Pro Rata Share of the Offshore Overdraft Amount being refunded shall be deemed to be paid with the proceeds of an Offshore Loan made by such Offshore Overdraft Account Provider and such portion of the Offshore Overdraft Amount deemed to be so paid shall no longer be outstanding. Each Offshore Borrower authorizes the Offshore Overdraft Account Provider to charge such Offshore Borrower's accounts with such Offshore Overdraft Account Provider (up to the amount available in each such account) in order to immediately pay such Offshore Overdraft Account Provider the amount of the Offshore Overdraft Amount to be refunded to the extent amounts received from Lenders, including amounts deemed to be received from such Offshore Overdraft Account Provider, are not sufficient to repay in full the Offshore Overdraft Amount to be refunded; PROVIDED that such Offshore Overdraft Account Provider shall give such Offshore Borrower notice of such charges prior thereto or as soon as reasonably practicable thereafter. Each Offshore Loan made in accordance with the foregoing shall be made as a Base Rate Loan. If any portion of any such amount paid to any Offshore Overdraft Account Provider should be recovered by or on behalf of such Offshore Borrower from such Offshore Overdraft Account Provider in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.6.

            (iii) Except as provided above in this subsection 2.1D and except for the satisfaction of the conditions specified in subsections 3.1 and 3.2, each Lender's obligation to make Offshore Loans pursuant to this subsection 2.1D and the obligation of each Lender having Revolving Loan Exposure to purchase participations in any Offshore Overdraft Amount pursuant to this subsection 2.1D shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such Offshore Overdraft Account Provider, any Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by any Borrower or any other Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that in the event that the obligations of Lenders to make Offshore Loans are terminated in accordance with Section 7, Lenders having Revolving Loan Exposure shall thereafter only be obligated to purchase participations in the relevant Offshore Overdraft Amount as provided in this subsection 2.1D. In the event that any Lender fails to make available to the relevant Administrative Agent the amount of any of such Lender's Offshore Loans required to be made pursuant to this subsection 2.1D or to the Administrative Agent the amount of any participations in the relevant Offshore Overdraft Amount which are required to be purchased from such Offshore Overdraft Account Provider by such Lender pursuant to this subsection 2.1D, such Offshore Overdraft Account Provider shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by such Offshore Overdraft Account Provider for the correction of errors among banks in the relevant jurisdiction for three Offshore Banking Days and thereafter at the Base Rate. Nothing in this subsection 2.1D shall be deemed to prejudice the right of any Lender to recover from any Offshore Overdraft Account Provider any amounts made available by such Lender to such Offshore Overdraft Account Provider pursuant to this subsection 2.1D in respect of any extension of credit by such Offshore Overdraft Account Provider under the relevant Offshore Overdraft Agreement in the event that it is determined by a court of competent jurisdiction that such extension of credit by such Offshore Overdraft Account Provider constituted gross negligence or willful misconduct on the part of such Offshore Overdraft Account Provider.

            (iv) Any notice given by any Offshore Overdraft Account Provider to the relevant Lenders pursuant to subsection 2.1D(iii) shall be concurrently given by such Offshore Overdraft Account Provider to the Administrative Agent and the applicable Offshore Borrower or Borrowers' Agent.

            (v) Anything contained in this Agreement to the contrary notwithstanding, no amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, and no consent to any departure by any Borrower therefrom, shall modify, terminate or waive in any manner adverse to any Offshore Overdraft Account Provider any provision of this subsection 2.1D or any other provision of this Agreement directly relating to the Offshore Overdraft Accounts or the Offshore Overdraft Amounts (including any provision directly relating to the repayment of the Offshore Overdraft Amounts with the proceeds of Offshore Loans or directly relating to the obligations of Lenders to purchase participations in the

Offshore Overdraft Amounts) without the written concurrence of the Offshore Overdraft Account Providers.

            E.    NOTICE OF BORROWING.

            (i) Whenever a Borrower desires that Lenders make Term Loans, Revolving Loans or Offshore Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) (x) at least one Business Day in advance of the proposed Funding Date, in the case of any Base Rate Loan, or (y) three Business Days in advance of the proposed Funding Date, in the case of a Eurodollar Rate Loan (other than in respect of a UK Borrower) and four Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan to a UK Borrower. The Notice of Borrowing shall specify (1) the proposed Funding Date (which shall be a Business Day), (2) the amount and Type of the proposed Loans, (3) whether such Loans are initially to consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, and (4) if such Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor; and such Notice of Borrowing shall further certify that subsection 3.2B is satisfied on and as of that Funding Date; PROVIDED that the minimum amount of Term Loans or Revolving Loans, if any, to be made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be $10,000,000 and integral multiples of $1,000,000 in excess of that amount and the minimum amount of Offshore Loans to be made on any Funding Date shall be as set forth in subsection 2.1C; and PROVIDED FURTHER THAT, an Italian Offshore Borrower may not deliver a Notice of Borrowing requesting an Italian Loan at any time an Italian Overdraft Agreement is in effect. Notwithstanding anything in this Agreement to the contrary, no Lender shall make or be obligated to make a Revolving Loan or an Offshore Loan if it shall have received a Loan Limitation Notice with respect to such Revolving Loan or Offshore Loan from Administrative Agent on or prior to the first Business Day immediately preceding the proposed Funding Date for such Revolving Loan or Offshore Loan stating that the statement contained in clause
(1) of subsection 2.1E(v) is true or will be true after giving effect to the making of the relevant Revolving Loans or Offshore Loan. Term Loans, Revolving Loans and Offshore Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, a Borrower may give Administrative Agent irrevocable telephonic notice by the required time of any proposed borrowing under this subsection 2.1; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or prior to the Funding Date of the requested Loans.

            (ii)  Intentionally Omitted.

            (iii) Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above which Administrative Agent or Lender, as the case may be, believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the relevant Borrower, as the case may be, or for otherwise acting in good faith under this subsection 2.1E, and upon funding of Loans by any Lender in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

            (iv) Except as provided in subsection 2.6D, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower giving such notice shall be bound to make a borrowing in accordance therewith, unless such Borrower pays to Lenders such amounts as may be due under subsection 2.6E for failure of a borrowing of a Eurodollar Rate Loan, to occur on the date specified therefor in a Notice of Borrowing (or telephonic notice in lieu thereof).

            (v) Promptly after receipt of a Notice of Borrowing pursuant to this subsection 2.1E (or telephonic notice in lieu thereof) with respect to any Revolving Loans or Offshore Loans, Administrative Agent may (but shall not be obligated to) calculate whether, before and after giving effect to the making of the relevant Loans:

            (1) (A) the Total Utilization of Revolving Loan Commitments shall exceed (B) the Revolving Loan Commitments then in effect;

            (2) any Domestic Borrower's Total Utilization of Revolving Loan Commitments shall exceed the Revolving Loan Commitments to such Domestic Borrower;

            (3) the sum of the Total Utilization of UK Loan Commitments plus the Total Utilization of Australian Loan Commitments PLUS
                                                                      ----
            the Total Utilization of Italian Loan Commitments shall exceed the Aggregate Offshore Sublimit;

            (4) the Total Utilization of UK Loan Commitments shall exceed the UK Loan Commitments then in effect;

            (5) the Total Utilization of Australian Loan Commitments shall exceed the Australian Loan Commitments then in effect; and

            (6) the Total Utilization of Italian Loan Commitments shall exceed the Italian Loan Commitments then in effect.

In the event that Administrative Agent determines that any of the statements in clauses (1) through (6) is true or will be true after giving effect to the making of the relevant Loans, Administrative Agent shall deliver to each Borrower written notice (a "LOAN LIMITATION NOTICE") thereof, and shall notify each Lender promptly of its delivery of such notice.

            F.    DISBURSEMENT OF FUNDS.

            (i) All Term Loans, Revolving Loans and Offshore Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Term Loan Commitments, Revolving Loan Commitments, Australian Loan Commitments, Italian Loan Commitments or UK Loan Commitments, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that



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

other Lender's obligation to make a Term Loan, a Revolving Loan or an Offshore Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.1E (or telephonic notice in lieu thereof) or the deemed receipt of a Notice of Borrowing pursuant to subsection 2.8D, Administrative Agent shall notify each Lender of the proposed borrowing. Except as provided in the next succeeding sentence for Lenders designating a UK Lending Office, each Lender shall make the amount of its Term Loan, Revolving Loan or Offshore Loan available to Administrative Agent, in Same Day Funds, at the Domestic Funding and Payment Office not later than 12:00 noon (New York time) on the Funding Date. Each Lender which has designated a UK Lending Office shall make the amount of its UK Loans available to UK Administrative Agent, in Same Day Funds, at the UK Funding and Payment Office not later than 12:00 noon (London time) on the Funding Date. Except as provided in subsection 2.1B (with respect to the repayment of the Domestic Overdraft Amount), subsection 2.1D(ii) (with respect to the repayment of any Offshore Overdraft Amount) and in subsection 2.8D (with respect to the reimbursement of amounts drawn under Letters of Credit), upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 (in the case of the initial Loans) and 3.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Term Loans, Revolving Loans and Offshore Loans available to the Borrower requesting such Term Loans, Revolving Loans or Offshore Loans on such Funding Date by causing an amount of Same Day Funds equal to the proceeds of all such Term Loans, Revolving Loans or Offshore Loans received by Administrative Agent to be credited to the account of such Borrower at such office of Administrative Agent; PROVIDED that UK Administrative Agent shall make the proceeds of funds received from Lenders pursuant to the immediately preceding sentence available to the relevant UK Offshore Borrower on such Funding Date by causing an amount of Same Day Funds equal to such proceeds to be credited to the account of such UK Offshore Borrower at the UK Funding and Payment Office.

            (ii) Unless Administrative Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to Administrative Agent such Lender's Loan on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent in its sole discretion may, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately pay such corresponding amount to Administrative Agent. If such Borrower does not pay such corresponding amount, Administrative Agent may require each Lender having Revolving Loan Exposure to purchase a participation in the amount unpaid by such Borrower in an amount equal to that Lender's Pro Rata Share of such unpaid amount. Nothing in this subsection 2.1F shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.



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

            G.    THE REGISTER; NOTES.

            (i) Administrative Agent shall maintain, at its address referred to in subsection 10.10, a register for the inscription of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). Borrowers, Borrowers' Agent, Agents, and Lenders may treat each Person whose name is inscribed in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company, Borrowers, Borrowers' Agent, Agents or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) Administrative Agent shall inscribe in the Register the Commitments and the Loans from time to time of each Lender, the amount of each Lender's participation in outstanding Letters of Credit and each repayment or prepayment in respect of the principal amount of the Loans of each Lender and the principal amount owing from time to time by Borrowers in respect of each Loan to each Lender of such Loan. Any such inscription shall be conclusive and binding on Borrowers and each Lender, absent manifest or demonstrable error; PROVIDED that failure to make any such inscription, or any error in such inscription, shall not affect any Borrower's Obligations in respect of the applicable Loans. The inscription in the Register of the principal amount owing from time to time by the Borrowers in respect of each Australian Loan shall constitute an unconditional and irrevocable covenant by each such Australian Offshore Borrower in favor of the Person whose name is so inscribed as the Lender in respect of such Loan that the Australian Offshore Borrower will make all payments of principal and interest in respect of the Australian Loan in accordance with this Agreement, make all other payments required by this Agreement to be made by it in respect of the Australian Loan and otherwise perform all of its obligations under this Agreement in full and by the due date.

            (iii) Each Lender shall record on its internal records (including, without limitation, any promissory note described in subsection 2.1G(iv)) the amount of each Loan made by it and each payment in respect thereof and, in the case of a Lender with respect to each Offshore Loan made by it, the identity of the Offshore Borrower in respect thereof, the amount thereof and each Interest Period applicable thereto; PROVIDED that in the event of any inconsistency between the Register and any Lender's records, the inscriptions in the Register shall govern, absent manifest or demonstrable error.

            (iv) If so requested by any Lender by written notice to Domestic Borrowers (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, each Domestic Borrower shall execute and deliver to such Lender (and/or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 10.2 hereof) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Domestic Borrower's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Term Loan or Revolving Loans to such Domestic



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

            Borrower, substantially in the form of EXHIBIT IV or EXHIBIT V hereto, respectively. If so requested by any Lender having Italian Loan Exposure by written notice to O-I Italy and Avir (with a copy to Administrative Agent and Borrower's Agent) at least two Business Days' prior to the Closing Date or at any time thereafter, each of O-I Italy and Avir shall execute and deliver to such Lender (and/or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 10.2 hereof) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after O-I Italy's, Avir's and Borrowers' Agent's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Italian Loans, substantially in the form of Exhibit VI. Australian Loans shall be issued by the Australian Offshore Borrowers to the Lenders as debentures in inscribed form such issue to be effected by inscription of each Loan and the name of each Lender as described in this subsection 2.1G. Such inscription shall be made on behalf of the Australian Offshore Borrowers for the purposes of issuing the debentures. In addition, each Australian Offshore Borrower shall execute and deliver to each Lender having Australian Loan Exposure one or more Australian Loan Notes, substantially in the form of Exhibit VI, immediately after the making of the initial Australian Loans (or, in the case of any Additional Offshore Borrower, as a condition of becoming an Australian Offshore Borrower). In addition, from time to time, upon receipt of notice from any Lender (with a copy to Administrative Agent and Borrowers' Agent) each Australian Offshore Borrower shall execute and deliver additional Australian Loan Notes to any Person who is an assignee of a Lender pursuant to subsection 10.2 hereof.

            2.2   INTEREST ON THE LOANS.

            A.    RATE OF INTEREST.

            (i) Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Except to the extent that this Agreement specifically provides that certain Revolving Loans and Offshore Loans must be made as Base Rate Loans, the applicable basis for determining the rate of interest with respect to Term Loans, Revolving Loans and Offshore Loans shall be selected by a Borrower at the time such Borrower gives a Notice of Borrowing pursuant to subsection 2.1E (or is deemed to have given a Notice of Borrowing pursuant to subsection 2.8D) or at the time a Notice of Conversion/Continuation is given pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

            Term Loans, Revolving Loans and Offshore Loans shall bear interest through maturity as follows:

                  (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Base Rate Margin per annum; or


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


                  (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Eurodollar Margin;

PROVIDED, HOWEVER, in no event shall any interest be payable in respect of Italian Loans which exceeds the amount permitted under applicable Italian law.

            B.    INTEREST PERIODS.

            In connection with each Eurodollar Rate Loan, the Borrower requesting such Loan shall elect an interest period (each an "INTEREST Period") to be applicable to such Loan, which Interest Period shall be a one, two, three or six month period; PROVIDED that:

            (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

            (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation or otherwise, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period with respect to any Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any such Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period with respect to Eurodollar Rate Loans which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any Term Loan shall extend beyond the Term Loan Maturity Date;

            (vi) no Interest Period with respect to any Revolving Loan or any Offshore Loan shall extend beyond the Revolving Loan Commitment Termination Date;

            (vii) there shall be no more than 20 Interest Periods outstanding at any time with respect to Eurodollar Rate Loans to Domestic Borrowers; and there shall be no more than (a) 10 Interest Periods outstanding at any time with respect to UK Loans, (b) 15 Interest Periods outstanding at any time with respect to Australian Loans and
            (c) 2 Interest Periods outstanding at any time with respect to Italian Loans;

            (viii) in the event a Borrower fails to specify an Interest Period in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month; and



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

            (ix) with respect to Interest Periods commencing on the Closing Date only, Borrowers' Agent may elect Interest Periods equal to the unexpired duration of "Interest Periods" then in effect under the Existing Credit Agreement with respect to amounts not exceeding the principal amount of loans thereunder bearing interest for each such unexpired periods.

            C. INTEREST PAYMENTS. Subject to subsection 2.2E, interest shall be payable on the Loans as follows:

            (i) interest on each Base Rate Loan shall be payable in arrears on and to each March 15, June 15, September 15, and December 15 of each year, commencing on the first such date to occur after the Closing Date, upon prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity; and

            (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

            D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, the applicable Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan to a Domestic Borrower, to continue all or any portion of such Eurodollar Rate Loan equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan, (iii) to convert at any time all or any part of its outstanding Offshore Loans equal to $5,000,000 and integral multiples of $1,000,000, from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (iv) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue as a Eurodollar Rate Loan all or any portion of such Eurodollar Rate Loan equal to $5,000,000 and integral multiples of $1,000,000, and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued, PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan, on the expiration date of an Interest Period applicable thereto; and PROVIDED, FURTHER, that, unless Requisite Lenders otherwise agree, no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default has occurred and is continuing.

            The applicable Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the



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

case of a conversion to a Base Rate Loan) or three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and Type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period. In lieu of delivering the above described Notice of Conversion/Continuation, the applicable Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

            Administrative Agent shall not incur any liability to any Loan Party in acting upon any telephonic notice referred to above which such Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower in connection with any telephonic notice referred to above or for otherwise acting in good faith under this subsection 2.2D and upon conversion/continuation by such Agent in accordance with this Agreement pursuant to any telephonic notice, such Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

            Except as provided in subsection 2.6D, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and upon delivering a Notice of Conversion/Continuation, the relevant Borrower, as the case may be, shall be bound to convert or continue in accordance therewith, unless such Borrower pays to Lenders such amounts as may be due under subsection 2.6E for failure of a conversion to or continuation of any Eurodollar Rate Loan to occur on the date specified therefor in a Notice of Conversion/Continuation (or telephonic notice in lieu thereof).

            E. POST-MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate equal to the sum of the Base Rate PLUS the Applicable Base Rate Margin PLUS 2.00% per annum.

            F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            2.3   FEES

            A. EXTENSION FEE. On the Closing Date, Domestic Borrowers shall pay to Administrative Agent (for distribution to each Existing Lender which is a Lender hereunder), an extension fee based upon the sum of the Term Loans and the Revolving Loan Commitments of



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

such Lender hereunder multiplied by a percentage agreed upon by Domestic Borrowers and the Arrangers.

            B. FACILITY FEES. Domestic Borrowers shall pay, to Administrative Agent (for distribution to each Lender in accordance with such Lender's Pro Rata Share) facility fees with respect to the Revolving Loan Commitments, for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date, equal to the daily average amount of the Revolving Loan Commitments (without regard to the Total Utilization of Revolving Loan Commitments at any time or from time to time), as the case may be, MULTIPLIED BY 0.50% per annum, such facility fees to be computed on the basis of a 360-day year and to be payable in arrears on each Fee Payment Date for the three-month period ending on the day prior to such Fee Payment Date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

            C. OTHER FEES. Domestic Borrowers agree to pay an annual administrative fee to Administrative Agent and such other fees to Arrangers and Agents, in each case in the amounts and at the times agreed upon between Domestic Borrowers and the applicable Arranger or Agent.

            2.4   PREPAYMENTS AND PAYMENTS; REDUCTIONS IN COMMITMENTS

            A.    PREPAYMENTS.

            (i) VOLUNTARY PREPAYMENTS. Borrowers may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment (in the case of Base Rate Loans) or three Business Days' prior written or telephonic notice (in the case of Eurodollar Rate Loans), which notice, if telephonic, shall be promptly confirmed in writing to Administrative Agent and which notice Administrative Agent will promptly transmit by telegram, telex or telephone to each Lender, at any time and from time to time prepay any Term Loan, Revolving Loan or Offshore Loan in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; PROVIDED, HOWEVER, that if a Eurodollar Rate Loan is prepaid on a date other than the last day of the Interest Period applicable thereto, the prepaying Borrower shall be liable for any payments required by subsection 2.6E. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

            (ii) MANDATORY PREPAYMENTS OF LOANS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below:

                  (a) PREPAYMENTS FROM NET ASSET SALE PROCEEDS OTHER THAN THE
            HARBOR CAPITAL ASSET SALE. Except as provided in subsection 2.4A(ii)(b), (i) no later than the third Business Day after the date of receipt by Company or any of its Domestic Subsidiaries (including Domestic Borrowers) of any Net Asset Sale



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

            Proceeds in respect of any Triggering Asset Sale by Company or any of its Domestic Subsidiaries (including Domestic Borrowers), (A) each Domestic Borrower shall prepay its Term Loan in an aggregate amount equal to the product of such Domestic Borrower's Proportionate Percentage of the Term Loans times the lesser of (x) the portion of the Net Asset Sale Proceeds permitted to be applied to the Loans under the terms of the Intercreditor Agreement and (y) the aggregate amount outstanding under the Term Loans and (B) the Revolving Loan Commitment to each Domestic Borrower shall be permanently reduced by an amount equal to the applicable Domestic Borrower's Proportionate Percentage of Revolving Loan Commitments multiplied by the positive difference between the Net Asset Sales Proceeds permitted to be applied to the Loans under the terms of the Intercreditor Agreement and amounts applied to the Term Loans under the foregoing clause (A); (ii) no later than the third Business Day after the receipt by any Offshore Borrower (other than an Italian Offshore Borrower) or its Wholly-Owned Subsidiary which is an Offshore Guarantor of any Net Asset Sale Proceeds in respect of any Triggering Asset Sale by such Offshore Borrower or such Offshore Guarantor, the applicable Offshore Sublimit for such Offshore Borrower shall be permanently reduced by an amount equal to the lesser of (x) the amount of the Offshore Sublimit and (y) the amount of Net Asset Sale Proceeds received by such Offshore Borrower or Wholly-Owned Subsidiary thereof and concurrently with such reduction (and prepayment if applicable), the Revolving Loan Commitments to Owens Brockway shall be permanently reduced by an amount equal to the reduction in the applicable Offshore Sublimit; and (iii) in the event of a Triggering Asset Sale by a foreign Wholly-Owned Subsidiary of Company that is not an Offshore Borrower or Offshore Guarantor, within one year after receipt by such Foreign Subsidiary of any Net Asset Sale Proceeds, if and to the extent such Net Asset Sale Proceeds may be repatriated (by reason of payment of intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material or other tax liability to Company, (A) each Domestic Borrower shall prepay its Term Loan in an amount equal to the result of the following calculation: such Borrower's Proportionate Percentage of the Term Loans times the lesser of (x) the amount of such Net Asset Sales Proceeds and (y) the aggregate amount of the Term Loans outstanding and (B) the Revolving Loan Commitment to each Domestic Borrower shall be permanently reduced by an amount equal to the applicable Domestic Borrower's Proportionate Percentage of Revolving Loan Commitments multiplied by the positive difference between the Net Asset Sales Proceeds and amounts applied to the Term Loans under clause (A) above.

                  (b) PREPAYMENTS FROM HARBOR CAPITAL ASSET SALE.
            Notwithstanding the provisions of subsection 2.4A(ii)(a), no later than the first Business Day after the date of receipt by Company or any of its Domestic Subsidiaries (including Domestic Borrowers) of any Net Asset Sale Proceeds in respect of the Harbor Capital Asset Sale, O-I General FTS shall prepay its Term Loan in an amount equal to the lesser of (i) the greater of (A) the Net Asset Sale Proceeds from the Harbor Capital Asset Sale, and (B) an amount equal to $450,000,000 less the amount of any downward adjustment in the purchase price under the Harbor

            Capital Asset Sale Agreement, and (ii) the full amount outstanding under the Term Loan to OI General FTS. If the amounts calculated pursuant to clause (i), above exceed the amounts outstanding under the Term Loan to OI General FTS, each Domestic Borrower other than OI General FTS, shall also prepay its Term Loan no later than the first Business Day after the date of receipt by the Company or any Domestic Subsidiary (including Domestic Borrower) of Net Asset Sale Proceeds from the Harbor Capital Asset Sale, in an aggregate amount equal to the product of such Domestic Borrower's Proportionate Percentage of the Term Loans after the payment by OI General FTS under the preceding sentence times the lesser of the aggregate amount of the remaining Net Asset Sale Proceeds from the Harbor Capital Asset Sale and the aggregate amount outstanding under the Term Loans.

                  (c) PREPAYMENTS AND REDUCTIONS FROM NET INSURANCE/CONDEMNATION
            PROCEEDS. No later than the third Business Day following the date of receipt by Administrative Agent or by Company or any of its Domestic Subsidiaries (including Domestic Borrowers) of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 5.4B, (i) each Domestic Borrower shall prepay its Term Loans in an amount equal to the result of the following calculation: such Borrower's Proportionate Percentage of the Term Loans times the lesser of (A) the portion of the Net Insurance/Condemnation Proceeds permitted to be applied to the Loans under the terms of the Intercreditor Agreement and (B) the aggregate amount of the Term Loans and (ii) the Revolving Loan Commitment to each Domestic Borrower shall be permanently reduced by an amount equal to the applicable Domestic Borrower's Proportionate Percentage of Revolving Loan Commitments multiplied by the positive difference between the Net Insurance/Condemnation Proceeds permitted to be applied to the Loans under the terms of the Intercreditor Agreement and amounts applied to the Term Loans under clause (i) of this subsection.

                  (d) PREPAYMENTS AND REDUCTIONS FROM NET EQUITY SECURITIES
            PROCEEDS. No later than the third Business Day after the date of receipt by Holdings or Company or any of its Subsidiaries of any Net Equity Securities Proceeds, each Domestic Borrower shall prepay such Domestic Borrower's Term Loans in an amount equal to the result of the following calculation: such Domestic Borrower's Proportionate Percentage of the Term Loans multiplied by the lesser of (A) 50% of the Net Equity Securities Proceeds and (B) the aggregate amount of Term Loans.

                  (e) PREPAYMENTS AND REDUCTIONS FROM NET DEBT SECURITIES
            PROCEEDS OTHER THAN FROM RECEIVABLES SALE INDEBTEDNESS. No later than the third Business Day after the date of receipt by Holdings, Company or any of its Domestic Subsidiaries (including Domestic Borrowers) of any Net Debt Securities Proceeds (other than those arising from the issuance of Receivables Sale Indebtedness):

                  (1) Each Domestic Borrower shall prepay such Domestic
            Borrower's Term Loans hereunder, in an amount equal to the result of the following calculation: the product of such Domestic Borrower's Proportionate Percentage of Term Loans times the lesser of (A) the Net Debt Securities Proceeds and (B) the aggregate amount outstanding under the Term Loans; and

                  (2) After repayment in full of the Term Loans, the Revolving
            Loan Commitment to each Domestic Borrower shall be permanently reduced or converted to the Existing Senior Notes Redemption Sublimit in accordance with the following provisions:

                        (A) With respect to the first $650,000,000 of Net Debt
                  Securities Proceeds received in excess of the amount applied to the Term Loans under clause (1) above, an amount equal to the result of the following calculation shall be reserved within the Revolving Loan Commitments with respect to each Domestic Borrower as a subfacility thereunder (the "EXISTING SENIOR NOTES REDEMPTION SUBLIMIT"): Domestic Borrower's Proportionate Percentage of the Revolving Loan Commitments multiplied by the lesser of (i) such Net Debt Securities Proceeds MINUS the ----- amount of such Net Debt Securities Proceeds used to redeem Existing Senior Notes maturing in 2004 and 2005, in forward order of maturity and (ii) the aggregate Revolving Loan Commitments. The portion of the Revolving Loan Commitments reserved to the Existing Senior Notes Redemption Sublimit under the preceding sentence may be used solely to redeem Existing Senior Notes maturing in 2004 and 2005, in forward order of maturity. If, after giving effect to such reservation, the Total Utilization of the Revolving Loan Commitments exceeds the amount of the Revolving Loan Commitments minus the aggregate Existing Senior Note Redemption Sublimit for all Domestic Borrowers or any Domestic Borrower's Total Utilization of the Revolving Loan Commitments exceeds the Revolving Loan Commitment to such Domestic Borrower minus the Existing Senior Notes Redemption Sublimit for such Domestic Borrower, Domestic Borrowers shall immediately prepay the Revolving Loans to the extent necessary so that Total Utilization of the Revolving Loan Commitments does not exceed the amount of the Revolving Loan Commitments minus the aggregate Existing Senior Note Redemption Sublimit and no Domestic Borrower's Total Utilization of the Revolving Loan Commitments exceeds the Revolving Loan Commitment to such Domestic Borrower minus the Existing Senior Notes Redemption Sublimit for such Domestic Borrower.

                        (B) With respect to Net Debt Securities Proceeds from
                  the issuance of any New Senior Debt, in excess of the first




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                  $650,000,000 of Net Debt Securities Proceeds described in
                  clause (A), above, the Revolving Loan Commitments to each Domestic Borrower shall be permanently reduced by an amount equal to the result of the following calculation: such Domestic Borrower's Proportionate Percentage of the Revolving Loan Commitments multiplied by the lesser of (i) such Net Debt Securities Proceeds from the issuance of such New Senior Debt and (ii) the aggregate Revolving Loan Commitments.

                        (C) With respect to Net Debt Securities Proceeds from
                  the issuance of any Refinancing Senior Debt or New Junior Debt, in excess of the first $650,000,000 in Net Debt Securities Proceeds described in clause (A), above, an amount equal to the result of the following calculation shall be reserved within each Domestic Borrower's Revolving Loan Commitment to the Existing Senior Notes Redemption Sublimit for such Domestic Borrower for a period of 180 days: such Domestic Borrower's Proportionate Percentage of the Revolving Loan Commitments multiplied by the lesser of (i) such Net Debt Securities Proceeds from the issuance of such Refinancing Senior Debt or New Junior Debt and (ii) the aggregate Revolving Loan Commitments. If, after giving effect to such reservation, the Total Utilization of the Revolving Loan Commitments exceeds the amount of the Revolving Loan Commitments minus the aggregate Existing Senior Notes Redemption Sublimit for all Domestic Borrowers or any Domestic Borrower's Total Utilization of the Revolving Loan Commitments exceeds the Revolving Loan Commitment to such Domestic Borrower minus the Existing Senior Notes Redemption Sublimit for such Domestic Borrower, Domestic Borrowers shall immediately prepay the Revolving Loans to the extent necessary so that Total Utilization of the Revolving Loan Commitments does not exceed the amount of the Revolving Loan Commitments minus the aggregate Existing Senior Note Redemption Sublimit and no Domestic Borrower's Total Utilization of the Revolving Loan Commitments exceeds the Revolving Loan Commitment to such Domestic Borrower minus the Existing Senior Notes Redemption Sublimit for such Domestic Borrower. To the extent that any amounts reserved to the Existing Senior Notes Redemption Sublimit hereunder are not utilized to redeem Existing Senior Notes in forward order of maturity during the 180-day period immediately following their reservation under the preceding sentence, then immediately upon the expiration of such 180-day period, the Revolving Loan Commitments to such Domestic Borrower shall be permanently reduced by the amount reserved to the Existing Senior Notes Redemption Sublimit under the preceding sentence and not so utilized.


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

                  (f) PREPAYMENTS AND REDUCTIONS FROM NET DEBT SECURITIES
            PROCEEDS FROM RECEIVABLES SALE INDEBTEDNESS. No later than the third Business Day after the date of receipt by Holdings, Company or any of its Domestic Subsidiaries (including Domestic Borrowers) of any Net Debt Securities Proceeds arising from the issuance of Receivables Sale Indebtedness, the Revolving Loan Commitment of each Domestic Borrower shall be permanently reduced by an amount equal to the result of the following calculation: such Domestic Borrower's Proportionate Percentage of the Revolving Loan Commitments multiplied by the lesser of (i) such Net Debt Securities Proceeds from the issuance of such Receivables Sale Indebtedness permitted to be applied to the repayment of the Loans, pursuant to the Intercreditor Agreement and (ii) the aggregate Revolving Loan Commitments.

                  (g) Each Domestic Borrower shall make prepayments of its
            Revolving Loans to the extent necessary so that the aggregate outstanding principal amount of Revolving Loans to such Domestic Borrower at any time does not exceed the Revolving Loan Commitments then in effect to such Domestic Borrower. Domestic Borrowers shall also make such prepayments of Revolving Loans (and cause the relevant Offshore Borrowers in the case of Offshore Loans, to make) prepayments of the Revolving Loans, and Offshore Loans to the extent necessary so that (A) the Total Utilization of Revolving Loan Commitments at any time does not exceed the Revolving Loan Commitments then in effect and (B) no Domestic Borrower's Total Utilization of the Revolving Loan Commitments exceeds the Revolving Loan Commitments to such Domestic Borrower then in effect.

                  (h) Concurrently with any prepayment of the Loans and/or
            reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(ii)(a)-(f), Domestic Borrowers shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Equity Securities Proceeds or Net Debt Securities Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that the Domestic Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Domestic Borrowers shall promptly cause an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced and/or the Existing Senior Notes Redemption Sublimit shall be increased, as the case may be) in an amount equal to the amount of such excess, and Domestic Borrowers shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

            (iii) APPLICATION OF PREPAYMENTS. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided that in the event the applicable Borrower fails to specify the Loans to which any such prepayment by it shall be applied, such prepayment shall be applied FIRST to repay outstanding Revolving Loans to the full extent thereof, SECOND to repay outstanding Term Loans to the


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

            full extent thereof, and third to the L/C Collateral Account until the L/C Collateral Account holds an amount equal to the Aggregate Available Amount (as defined in the Security Agreement); provided that if no order is specified, voluntary prepayments applicable to the Revolving Loans hereunder shall be applied pro rata among all Revolving Loans and, in the case of Offshore Borrowers, to prepay Offshore Loans. Any mandatory prepayments pursuant to subsections 2.4A(ii)(a)-(f) shall be applied as set forth in such subsections; PROVIDED THAT, if at the time of such mandatory prepayment, the Term Loans have been repaid in full and the amount of such prepayment exceeds the Revolving Loan Commitments then in effect the amount by which such prepayment exceeds the Revolving Loan Commitments then in effect shall be applied to the L/C Collateral Account until the L/C Collateral Account holds an amount equal to the Aggregate Available Amount (as defined in the Security Agreement). Any mandatory prepayment of Term Loans, Revolving Loans or Offshore Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans as determined by Administrative Agent, in each case in a manner which minimizes the amount of any payments required to be made by the applicable Borrowers pursuant to subsection 2.6E. All prepayments of Eurodollar Rate Loans and Offshore Loans shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

            B. MANNER AND TIME OF PAYMENT. Except as provided in the immediately succeeding sentence with respect to UK Loans and in subsection 2.7C or 2.8E, all payments of principal, interest and fees hereunder and under the Loans by Borrowers shall be made without defense, setoff, counterclaim or other deduction and in Same Day Funds and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Domestic Funding and Payment Office for the account of Lenders, in Dollars; funds received by Administrative Agent after the applicable time shall be deemed to have been paid by the relevant Borrower on the next succeeding Business Day. All payments with respect to UK Loans by UK Borrowers shall be made without defense, setoff, counterclaim or other deduction (except to the extent required by law) and in Same Day Funds and delivered to UK Administrative Agent not later than 12:00 noon (London time) on the date due at the UK Funding and Payment Office for the account of Lenders, in Dollars; funds received by UK Administrative Agent after the applicable time shall be deemed to have been paid by the relevant Borrower on the next succeeding Business Day. UK Administrative Agent shall distribute to each Lender having a UK Lending Office its Pro Rata Share of the amount so received to such Lender's UK Lending Office and shall transfer the remaining balance to Administrative Agent for distribution to all other Lenders. Company and each Borrower hereby authorize Administrative Agent and the UK Administrative Agent to charge their accounts with Administrative Agent or the UK Administrative Agent, as the case may be, in order to cause timely payment to be made to Administrative Agent or the UK Administrative Agent, as the case may be, of all principal, interest and fees due hereunder (subject to sufficient funds being available in its accounts for that purpose); PROVIDED that Administrative Agent or the UK Administrative Agent, as the case may be, shall give Company or the Borrower whose accounts are being so charged notice of such charges prior thereto or as soon as reasonably practicable thereafter.


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

            C. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans and, to the extent payments are made by Borrowers after payments have been made by Lenders pursuant to subsection 2.8E, payments in respect of Letters of Credit, shall be apportioned among the Term Loans, Revolving Loans and Letters of Credit to which such payments relate, and payments of the aggregate facility fees and Letter of Credit commissions shall be apportioned ratably among Lenders, in each case proportionally to their respective Pro Rata Shares. All principal and interest payments in respect of the Domestic Overdraft Account shall be transferred to and retained by Administrative Agent; PROVIDED that Administrative Agent shall distribute to each Lender that has purchased a participation in amounts due with respect to the Domestic Overdraft Account pursuant to subsection 2.1B such Lender's Pro Rata Share of any payments subsequently received by Administrative Agent in respect of such amounts due with respect to the Domestic Overdraft Account. All principal and interest payments in respect of any Offshore Overdraft Account shall be transferred to and retained by the relevant Offshore Overdraft Account Provider; PROVIDED that such Offshore Overdraft Account Provider shall transfer to the Administrative Agent that portion of any payments subsequently received by such Offshore Overdraft Account Provider in respect of amounts due with respect to such Offshore Overdraft Account necessary to permit Administrative Agent to distribute to each Lender that has purchased a participation in such amounts due pursuant to subsection 2.1D such Lender's Pro Rata Share of such payments. Aggregate principal and interest payments in respect of Offshore Loans shall be apportioned among the Offshore Loans to which such payments relate, in each case proportionally to the relevant Lenders' respective Pro Rata Shares. Subject to the provisions of subsection 2.4B relating to amounts received by the UK Administrative Agent and to the last sentence of subsection 2.8E, Administrative Agent (or, in the case of payments received by any Issuing Lender from a Borrower after payments have been made to such Issuing Lender by Lenders pursuant to subsection 2.8E, such Issuing Lender) shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as any Lender may request, its share of all such payments in respect of Term Loans, Revolving Loans, Letters of Credit, the Domestic Overdraft Account, the Offshore Overdraft Accounts and Offshore Loans received by Administrative Agent (or such Issuing Lender) and the facility fees of such Lender when received by Administrative Agent pursuant to subsection 2.3B. Notwithstanding the foregoing provisions of this subsection 2.4C, (i) with respect to any Lender which fails to fund the purchase all or any part of its participation in a Letter of Credit as required by subsection 2.8C, its participation in the Domestic Overdraft Amount as required under subsection 2.1B or its participation in an Offshore Overdraft Amount as required under subsection 2.1D (such Lender being a "DEFAULTING PARTICIPATING LENDER"), all amounts which would otherwise be payable or allocable to such Defaulting Participating Lender under this subsection 2.4C shall instead be paid by Administrative Agent to the Issuing Lender (in the case of a failure to fund the purchase of a participation in a Letter of Credit under subsection 2.8E), Administrative Agent (in the case of a failure to fund the purchase of a participation in the Domestic Overdraft Amount under subsection 2.1B) or the applicable Offshore Overdraft Account Provider (in the case of a failure to fund a purchase of a participation in an Offshore Overdraft Amount under subsection 2.1D) (each, a "RECIPIENT"), until such Recipient has received, either pursuant to this proviso or otherwise from such Defaulting Participating Lender, an amount equal to the amount such Defaulting Participating Lender failed to so fund PLUS interest at the customary rate set by such Recipient for the


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

correction of errors among banks for three Business Days and thereafter at the Base Rate plus the Applicable Base Rate Margin (and in the case such Defaulting Participating Lender is a Defaulting Participating Lender with respect to more than one Recipient, such amounts shall be paid to such Recipients ratably in accordance with amounts owed to such Recipients by such Defaulting Participating Lender); (ii) if, pursuant to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter and (iii) after the occurrence of an Event of Default and acceleration of the maturity of the Loans and amounts available for drawing under Letters of Credit as provided in Section 7, Administrative Agent shall apportion all payments received by it in the manner specified in Section 7.

            D. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the facility fees and other fees hereunder, as the case may be.

            E. NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein or to a Federal Reserve Bank pursuant to subsection 10.2D), that Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrower obligated under such Note and Administrative Agent of the name and address of the transferee of that Note; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note or to notify such Borrower or Administrative Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of such Borrower hereunder or under such Note with respect to any Loan and payments of principal or interest on any such Note.

            F. VOLUNTARY REDUCTIONS OF COMMITMENTS AND OFFSHORE Sublimits. Borrowers' Agent shall have the right, at any time and from time to time, (i) to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction, (ii) to terminate in whole or reduce in part, without premium or penalty, the UK Loan Commitments in an amount up to the amount by which the UK Loan Commitments exceed the Total Utilization of UK Loan Commitments at the time of such proposed termination or reduction, (iii) to terminate in whole or reduce in part, without premium or penalty, the Australian Loan Commitments in an amount up to the amount by which the Australian Loan Commitments exceed the Total Utilization of Australian Loan Commitments at the time of such proposed termination or reduction, (iv) to terminate in whole or reduce in part, without premium or penalty, the Italian Loan Commitments in an amount up to the amount by which the Italian Loan Commitments exceed the Total Utilization of Italian Loan Commitments at the time of such proposed termination or reduction, and (v) prior to the Closing Date, to terminate in whole or permanently reduce in part, without premium or penalty, the Term Loan Commitments.

            The applicable Borrower shall give not less than three Business Days' prior written notice to Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Administrative Agent shall notify each Lender of the proposed termination or partial reduction. Such termination or partial reduction of any of the Offshore Loan Commitments, the Revolving Loan Commitments or the Term Loan Commitments shall be effective on the date specified in the notice delivered by such Borrower and shall reduce the applicable Offshore Loan Commitment, the Revolving Loan Commitment or the Term Loan Commitment, as the case may be, of each Lender proportionately to its Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments or the Term Loan Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount; any such partial reduction of the Offshore Loan Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount.

            2.5   USE OF PROCEEDS

            A. TERM LOANS, INITIAL REVOLVING LOANS AND INITIAL OFFSHORE LOANS. The proceeds of the Term Loans and the proceeds of Revolving Loans made on the Closing Date shall be applied by Borrowers (i) to repay intercompany notes issued to their respective parent corporations and further successively applied by such parent corporations to pay intercompany notes issued to Holdings so as to permit Holdings to repay all loans and other amounts due from Holdings under the Existing Credit Agreement and (ii) to pay related fees and expenses hereunder. The proceeds of the Offshore Loans made on the Closing Date shall be applied to repay the Offshore Loans under the Existing Credit Agreement.

            B. OTHER REVOLVING LOANS AND OFFSHORE LOANS. The proceeds of any subsequent Revolving Loans shall be used to provide for the working capital requirements and general corporate purposes of Borrowers and their Subsidiaries, which may include the payment of the Domestic Overdraft Amount pursuant to subsection 2.1B, the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing Lender for the account of a Domestic Borrower as provided in subsection 2.8D, the payment or prepayment of the Term Loans, the making of intercompany loans to Company and its Subsidiaries for their own general corporate purposes and the making of Restricted Junior Payments permitted by subsection 6.5 except that the proceeds of any Revolving Loans made under the Existing Senior Notes Redemption Sublimit may be used solely to redeem the Existing Senior Notes. Except as permitted by the previous sentence, amounts in the Existing Senior Notes Redemption Sublimit may not be reborrowed. The proceeds of any Offshore Loans to any Offshore Borrower (other than the Offshore Loans referred to in subsection 2.5A) shall be used to provide for the working capital requirements and general corporate purposes of such Offshore Borrower and its Subsidiaries, which may include the payment of Offshore Overdraft Amounts pursuant to subsection 2.1D, the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing Lender for the account of an Offshore Borrower as provided in subsection 2.8D and the making and repayment of intercompany loans to such Subsidiaries for their own general corporate purposes.

            C. LETTERS OF CREDIT. Letters of Credit shall be issued solely for the purposes specified in the definitions of Commercial Letter of Credit and Standby Letter of Credit.

            D. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower in any manner which would cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

            2.6   SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS

            Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

            A. DETERMINATION OF INTEREST RATE. As soon as practicable after 11:00 A.M. (New York time) on each Interest Rate Determination Date with respect to Eurodollar Rate Loans, Administrative Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period (subject to any changes in the Applicable Eurodollar Margin pursuant to the terms of the definition thereof) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrowers and to each Lender.

            B. SUBSTITUTED RATE OF BORROWING. In the event that on any Interest Rate Determination Date any Lender (including Administrative Agent) shall have determined (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with the applicable Borrower and Administrative Agent) that:

            (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made; or

            (ii) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the Eurodollar market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D or by the Bank of England, the Financial Services Authority or any other relevant monetary or regulatory authority to the extent not given effect in the Adjusted Eurodollar Rate), the Adjusted Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;


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

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to the applicable Borrower and Administrative Agent (which notice Administrative Agent shall promptly transmit to each other relevant Lender) of such determination. Thereafter, the applicable Borrower shall pay to the Affected Lender with respect to such Borrower's Eurodollar Rate Loans, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause the Affected Lender to receive interest with respect to such Affected Lender's Eurodollar Rate Loans for the Interest Period(s) following that Interest Rate Determination Date at a rate per annum equal to the sum of the effective pricing to the Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Loans PLUS the Applicable Eurodollar Margin. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the relevant Borrower and Administrative Agent by the Affected Lender shall, absent manifest or demonstrable error, be final and conclusive and binding upon all of the parties hereto.

            C. REQUIRED TERMINATION AND PREPAYMENT. In the event that on any date any Lender shall have reasonably determined (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans or Offshore Loans has become unlawful by compliance by that Lender or its UK Lending Office in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower, Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) of that determination. Subject to the following subsection 2.6D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans or Offshore Loans, as the case may be, during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Domestic Borrowers or the relevant Offshore Borrower shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.6C is made, or earlier when required by law, repay the Eurodollar Rate Loans or Offshore Loans, as the case may be, of the Affected Lender, together with all interest accrued thereon.

            D. OPTIONS OF BORROWERS. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.6B or the prepayment of an Affected Lender required by subsection 2.6C, Borrowers may exercise any one of the following options:

            (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower may by giving notice (by telephone confirmed in writing) to Administrative Agent (who shall promptly give similar notice to each relevant Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, converted or continued, withdraw as to the Affected Lender that Notice of Borrowing or such Notice of Conversion/Continuation and such Affected Lender shall thereupon make or maintain its Pro Rata Share of the Eurodollar Rate Loan then being requested, converted or continued as a Base Rate Loan; or

            (ii) Upon written notice to Administrative Agent, the applicable Borrower may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and, in any such event, the applicable Borrower shall, prior to the time any payment pursuant to subsection 2.6C is required to be made or, if the provisions of subsection 2.6B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Base Rate Loans in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein; or

            (iii) The applicable Borrower may give notice (by telephone confirmed in writing) to the Affected Lender and Administrative Agent and require the Affected Lender to make the Eurodollar Rate Loan then being requested as a Base Rate Loan or to continue to maintain its outstanding Base Rate Loan then the subject of a Notice of Conversion/ Continuation as a Base Rate Loan or to convert its Eurodollar Rate Loans then outstanding that are so affected into Base Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.6C) in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein, that notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans.

            E. COMPENSATION. The applicable Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans, and any loss sustained by that Lender in connection with the re-employment of such funds), which that Lender may sustain with respect to Borrowers' Eurodollar Rate Loans: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2D, (ii) if any prepayment or other principal payment of any of its Eurodollar Rate Loans occurs on a date prior to the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any of such Lender's Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower, or (iv) as a consequence of any other default by such Borrower to repay such Lender's Eurodollar Rate Loans when required by the terms of this Agreement.

            F. QUOTATION OF ADJUSTED EURODOLLAR RATE. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Adjusted Eurodollar Rate is available by reason of the failure of all Reference Lenders to provide offered quotations to Administrative Agent in accordance with the definition of "Adjusted Eurodollar Rate,"


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

Administrative Agent shall give Borrowers and each Lender prompt notice thereof and the Loans requested shall be made as Base Rate Loans.

            G. BOOKING OF LOANS. Any Lender may make, carry or transfer Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender. Each Lender (other than a Person exempt from Taxes with respect to any payments to such Lender of interest payable by UK Offshore Borrowers under the Loan Documents) shall endeavor to designate a UK Lending Office for the making of its UK Loans, so long as such Lender may legally do so at no more than nominal cost and such designation is consistent with such Lender's internal policies.

            H. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 shall be made with respect to Eurodollar Rate Loans, as though that Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED that to the extent that a Lender designates a UK Lending Office, it shall be assumed that such Eurodollar deposit was used to directly fund the making of the UK Loan in England; PROVIDED, FURTHER, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the calculation of amounts payable under this subsection 2.6.

            I. EURODOLLAR RATE LOANS AFTER DEFAULT. Unless Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of an Event of Default, no Borrower may elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan.

            J. AFFECTED LENDERS' OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.6B or 2.6C, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable commercial efforts to make, fund or maintain the affected Eurodollar Rate Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.6B would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.6C would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender. The applicable Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.6J.

            K. REPLACEMENT OF LENDER. If a Borrower receives a notice pursuant to subsection 2.6B or 2.6C, so long as no Event of Default shall have occurred and be continuing


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and the applicable Borrower has obtained a commitment from another Lender or an
Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, the applicable Borrower may require the Lender giving such notice to assign all of its Loans, its Commitments and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to the provisions of subsection 10.2B; PROVIDED that, prior to or concurrently with such replacement (i) the applicable Borrower has paid or caused to be paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E), (ii) the applicable Borrower has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 10.2B(i); and (iii) all of the requirements for such assignment contained in subsection 10.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

            L. CALCULATION OF SPOT RATES. On each Calculation Date with respect to any Offshore Currency, the Administrative Agent shall determine the Spot Rate as of such Calculation Date with respect to such Offshore Currency (it being acknowledged and agreed that Administrative Agent shall use the Spot Rates so calculated for the purposes of determining compliance with subsection 2.1C with respect to any borrowing request). Any Spot Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a "RESET DATE") and shall remain effective until the next succeeding Reset Date. Administrative Agent shall promptly notify Borrowers of each determination of a Spot Rate hereunder. No later than 10:30 A.M. (London
Time) on each Calculation Date with respect to Sterling, Administrative Agent shall determine the Sterling Spot Rate as of such Calculation Date (it being acknowledged and agreed that Administrative Agent shall use the Sterling Spot Rates so calculated for the purposes of determining compliance with subsection 2.1C with respect to any borrowing request). Any Sterling Spot Rate so determined shall become effective on the first Offshore Banking Day with respect to Sterling immediately following the relevant Calculation Date (each, a "STERLING RESET DATE") and shall remain effective until the next succeeding Sterling Reset Date.

            2.7   CAPITAL ADEQUACY ADJUSTMENT; INCREASED COSTS; TAXES

            A. CAPITAL ADEQUACY. If any Lender shall have determined in good faith that the adoption, effectiveness, phase-in or applicability (excluding any adoption, effectiveness, phase-in or applicability published as of the Closing Date and currently scheduled to take effect) after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance


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(taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay (or cause the applicable Offshore Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; PROVIDED that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (PROVIDED that such Lender has notified Borrowers within six months from the date such circumstances arose or became applicable). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.7A, will give prompt written notice thereof to Borrowers' Agent (with a copy to Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts.

            B. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7C (which shall be conclusive with respect to the matters covered thereby), in the event that any Lender shall determine in good faith (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that is adopted after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority, including, without limitation, any agency of the European Monetary Union (whether or not having the force of law):

            (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Tax or Covered Tax subject to subsection 2.7C) with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

            (iii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market, other than with respect to Taxes;


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

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Domestic Borrowers shall promptly pay (or cause the applicable Offshore Borrower to promptly pay) to such Lender, upon written demand and receipt of the written notice referred to below, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; PROVIDED that any increased cost arising as a result of any of the foregoing other than in respect of Taxes shall apply only to Eurodollar Rate Loans; PROVIDED FURTHER that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7B to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Borrowers' Agent (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case no time limit shall apply (PROVIDED that such Lender has notified Borrowers' Agent within six months from the date such circumstances arose or became applicable). Such Lender shall deliver to Borrowers' Agent a written notice, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7B, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error. If any event described above would otherwise result in any Lender (or its applicable lending office) being subject to any additional Tax or other cost for which a Borrower would be required to indemnify such Lender under the provisions of this subsection 2.7, then such Lender shall use its reasonable efforts to avoid the imposition of such Taxes or other costs if doing so would not, in the reasonable judgment of such Lender, be otherwise adverse to such Lender.

            C. WITHHOLDING OF TAXES.

            (i) PAYMENTS TO BE FREE AND CLEAR. Except to the extent required by law, all sums payable by any Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and without any deduction or withholding on account of any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of such Borrower or in respect of any participation by any Lender in any Obligation or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

            (ii) WITHHOLDING IN RESPECT OF PAYMENTS. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any Covered Tax from any sum paid or payable by such Borrower or other Person to Administrative Agent or any Lender under any of the Loan Documents:

                  (a) such Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

                  (b) such Borrower shall pay any such Covered Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on a Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (c) (1) with respect to any Borrower other than an Australian
            Offshore Borrower, in the event such Tax is a Covered Tax, the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment in respect of Covered Taxes been required or made; and (2) solely with respect to any Australian Offshore Borrower and amounts payable thereby, in the event such Tax is a Covered Tax, such Australian Offshore Borrower shall pay an additional amount by way of indemnity so that the Administrative Agent or such Lender, as the case may be, receives on the due date and retains (free and clear of any Tax on such additional amount) the full amount it would have received and so retained and had no such deduction, withholding or payment in respect of Covered Taxes been required or made; each Australian Borrower (y) acknowledges that its indemnity under paragraph (c) is a separate and independent obligation from its obligation to pay interest in respect of Australian Offshore Loans, and is not discharged by reason of its withholding amounts on account of Australian withholding tax and remitting those amounts to the Australian taxation authorities, and (z) subject to subsection 2.7C(iii) below, waives any right which it may have (whether under statute or otherwise) to be reimbursed by any Lender or Agent for any amounts which it may from time to time pay under that indemnity; and

                  (d) within 30 days after paying any sum from which it is
            required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

      PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned in clause (c) above shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to such Lender. The provisions of this subsection 2.7C(ii) apply to any Australian interest withholding tax (including fines and penalties), whether:

            (1)   deducted or remitted by an Australian Offshore Borrower, or


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            (2)   otherwise recovered by the Australian taxation authorities from an Australian Offshore Borrower, or

            (3) paid directly by a Lender to the Australian taxation authorities, or

            (4) recovered by the Australian taxation authorities either directly from a Lender or from amounts payable by a Person in Australia to a Lender.

            (iii) TAX REFUND. If any Borrower determines in good faith that a reasonable basis exists for contesting a Covered Tax, the relevant Lender or Tax Transferee or Administrative Agent, as applicable, shall cooperate with such Borrower (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Tax at such Borrower's expense if requested by such Borrower (it being understood and agreed that none of Administrative Agent or any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax). If a Lender shall become aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of a Covered Tax paid by a Borrower, it shall promptly notify such Borrower of the availability of such refund (unless it was made aware of such refund by a Borrower) and shall, within 30 days after the receipt of a request from such Borrower, apply for such refund at such Borrower's sole expense. If any Lender, Tax Transferee or Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax for which a payment has been made pursuant to this subsection 2.7C or subsection 2.7B which, in the reasonable good faith judgment of such Lender, Tax Transferee or Administrative Agent, as the case may be, is allocable to such payment made under this subsection 2.7C or subsection 2.7B, the amount of such refund (together with any interest received thereon) shall be paid to such Borrower to the extent payment has been made in full as and when required pursuant to this subsection 2.7C or subsection 2.7B.

            (iv) TAX CERTIFICATES. (1) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Administrative Agent for transmission to Domestic Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers' Agent or Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly and accurately completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W-8BEN or Form W-8ECI or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under
            Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any


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

            comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents and shall deliver to the appropriate Person upon request such other certificates, documents or other evidence as may be required from time to time, properly completed and duly executed by such Lender, to establish the basis for any applicable exemption from or reduction of Taxes with respect to any payments to such Lender of principal, interest, fees, commissions or any other amount payable under any of the Loan Documents, and (2) each Lender (other than a Person exempt from Taxes with respect to any payments to such Lender of interest payable by UK Offshore Borrowers under the Loan Documents) shall deliver to the appropriate Person such application forms, certificates, documents or other evidence as may be reasonably requested from time to time by UK Offshore Borrowers, properly completed and duly executed by such Lender, to enable UK Offshore Borrowers, to the extent permitted by applicable law, to be able to pay interest on the UK Loans of such Lender without withholding or deduction, or at reduced rates of withholding or deduction, for or on account of any UK income tax.

            Each Arranger will co-operate with the Australian Offshore Borrowers, and it will do, or provide such other things as may be reasonably requested by the Australian Offshore Borrowers, in connection with the offer of the Australian Loans and the Australian Loan Notes, to the extent necessary to demonstrate that the Australian Loans and the Australian Loan Notes were offered for issue and sale in such a manner that will allow that payment of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 of Australia) on the Australian Loans and the Australian Loan Notes to be exempt from withholding tax under section 128F of that act. Each Arranger will provide any factual information relating to the issue and sale of the Australian Loans and Australian Loan Notes in its possession or which it is reasonably able to provide and which is reasonably requested by the Australian Offshore Borrowers in order to assist in demonstrating that the public offer test under section 128F of the Income Tax Assessment Act 1936 of Australia has been satisfied in relation to the Australian Loans and the Australian Loan Notes and payments of interest under the Australian Loans and the Australian Loan Notes will be exempt from withholding tax under that provision.

            D. REPLACEMENT OF LENDER. If any Borrower receives a notice pursuant to subsections 2.7A, 2.7B or 2.7C, so long as no Event of Default shall have occurred and be continuing and such Borrower has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, such Borrower may require the Lender giving such notice to assign all of its Loans, its Commitments and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to and in accordance with the provisions of subsection 10.2B; PROVIDED that, prior to or concurrently with such replacement
(i) the applicable Borrower has paid or caused to be paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E), (ii) the applicable Borrower has paid to


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Administrative Agent the processing and recordation fee required to be paid pursuant to subsection 10.2B(i); and (iii) all of the requirements for such assignment contained in subsection 10.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

            2.8   LETTERS OF CREDIT

            A. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company and Borrowers set forth herein, Borrowers' Agent may request on behalf and for the account of any Borrower (other than either Italian Offshore Borrower; PROVIDED, HOWEVER, Borrowers' Agent may request that a Letter of Credit be issued for the account of Owens-Brockway which will support an obligation of an Italian Offshore Borrower), in accordance with the provisions of this subsection 2.8A, in addition to requesting that Lenders make Loans pursuant to subsection 2.1, that on and after the Closing Date one or more Issuing Lenders issue, and one or more Issuing Lenders will issue, subject to the terms and conditions hereof, Standby Letters of Credit and Commercial Letters of Credit for the account of such Borrower. Issuances of Letters of Credit shall be subject to the following limitations:

            (i) Borrowers' Agent shall not request that any Lender issue, and no Lender shall have any obligation hereunder to issue, any Letter of Credit if, after giving effect to such issuance, (A) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect or (B) the Domestic Borrower's Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments for any Domestic Borrower then in effect;

            (ii) Borrowers' Agent shall not request that any Lender issue and no Lender shall have any obligation hereunder to issue, any Letter of Credit for the account of any Offshore Borrower if, after giving effect to such issuance (A) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect; (B) (i) the Total Utilization of UK Loan Commitments would exceed the UK Loan Commitments then in effect; (ii) the Total Utilization of Australian Loan Commitments would exceed the Australian Loan Commitments then in effect; or (iii) the Total Utilization of Italian Loan Commitments would exceed the Italian Loan Commitments then in effect; or (C) the sum of the Total Utilization of UK Loan Commitments, PLUS the Total Utilization of Italian Loan Commitments PLUS the Total Utilization of Australian Loan Commitments would exceed the Aggregate Offshore Sublimit;

            (iii) In no event shall any Issuing Lender issue (w) any Letter of Credit having an expiration date later than ten days prior to the Revolving Loan Commitment Termination Date; (x) subject to the foregoing clause (w), any Standby Letter of Credit having an expiration date more than one year after its date of issuance; PROVIDED that, subject to the foregoing clause (w) and to subsection 2.8A(iv), this clause (x) shall not prevent any Issuing Lender from issuing a Standby Letter of Credit having an expiration date up to two years after its date of issuance if such


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

            Standby Letter of Credit will be used by the applicable Borrower in connection with, or in lieu of, posting an appeal bond; PROVIDED, FURTHER that, subject to the foregoing clause (w), this clause (x) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended annually for a period not to exceed one year unless such Issuing Lender gives notice that it will not extend; PROVIDED, FURTHER that such Issuing Lender shall deliver a written notice to Administrative Agent setting forth the last day on which such Issuing Lender may give notice that it will not extend (the "NOTIFICATION DATE" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and PROVIDED, FURTHER that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or
            (y) any Commercial Letter of Credit (1) having a tenor other than sight or (2) having an expiration date which is more than 180 days after its date of issuance or which is less than 30 days prior to the Revolving Loan Commitment Termination Date or which is otherwise unacceptable to such Issuing Lender in its reasonable discretion;

            (iv) Borrowers' Agent shall not request that any Issuing Lender issue, and no Lender shall have any obligation hereunder to issue, any Standby Letter of Credit having an expiration date more than one year after its date of issuance which will be used by a Borrower in connection with, or in lieu of, posting an appeal bond if, after giving effect to such issuance, the Letter of Credit Usage in respect of all such Standby Letters of Credit would exceed $25,000,000;

            (v) Borrowers' Agent shall not request that any Issuing Lender issue, and no Lender shall have any obligation hereunder to issue, any Standby Letter of Credit of the type described in clause (i),
            (v), (vi) or (ix) of the definition thereof for the purpose of supporting Indebtedness of Holdings, if after giving effect to such issuance, the Letter of Credit Usage in respect of all such Standby Letters of Credit would exceed $100,000,000; and

            (vi) Borrowers' Agent shall not request that any Issuing Lender issue, and no Lender shall have any obligation hereunder to issue, any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of all Letters of Credit would exceed $500,000,000.

            The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.8 shall be given effect in the calculation of the Total Utilization of Revolving Loan Commitments and shall require the satisfaction of each condition set forth in subsections 3.1, 3.2 and 3.3.

            Domestic Borrowers and Lenders agree that any Letter of Credit issued by any Issuing Lender as a "Letter of Credit" (as defined in the Existing Credit Agreement) pursuant to the Existing Credit Agreement and outstanding as of the Closing Date (each such letter of credit being referred to herein as an "EXISTING LETTER OF CREDIT") shall for all purposes of this Agreement be deemed to have been issued as a Letter of Credit as of the Closing Date for the


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joint and several account of Domestic Borrowers under and pursuant to the terms of this Agreement, and all fees payable under subsection 2.8F with respect to such Existing Letters of Credit shall accrue from and after the Closing Date. All Existing Letters of Credit as of the date hereof are described in SCHEDULE E annexed hereto.

            Immediately upon the issuance of any Letter of Credit by an Issuing Lender, each Lender other than such Issuing Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from such Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

            B. NOTICE OF REQUEST FOR ISSUANCE. Whenever a Borrower desires the issuance of a Letter of Credit, it shall cause Borrowers' Agent to deliver to Administrative Agent and to the Lender which the Borrowers' Agent has requested to issue such Letter of Credit a Notice of Request for Issuance of Letter of Credit no later than 1:00 P.M. (New York time) at least five Business Days, or such shorter period as may be agreed to by an Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Request for Issuance of Letter of Credit shall specify (i) the Borrower for whose account the Letter of Credit has been requested in accordance with subsection 2.8A, (ii) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Lender), (iii) the face amount of the Letter of Credit, (iv) in the case of a Letter of Credit which the Borrowers' Agent requests to be denominated in a currency other than Dollars, the currency in which the Borrowers' Agent requests such Letter of Credit to be issued, (v) the expiration date of the Letter of Credit, (vi) the name and address of the beneficiary, and (vii) the Lender which the Borrowers' Agent has requested to issue such Letter of Credit (which, in the case of a request for the account of an Offshore Borrower, shall be subject to the limitations set forth in the definition of "Issuing Lender"); and such Notice of Request for Issuance of Letter of Credit shall further certify that subsection 3.2B is satisfied on and as of the date of issuance of such Letter of Credit. As soon as practicable after delivery of such notice with respect to any Letter of Credit, the Issuing Lender for such Letter of Credit shall be determined as provided in subsection 2.8C(ii). Prior to the date of issuance, the Borrowers' Agent shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its sole reasonable judgment, may require changes in any such documents and certificates. In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

            C. DETERMINATION OF ISSUING LENDER.

            (i) Subject to the limitations set forth in the definition of "Issuing Lender," Borrowers' Agent may request any Lender to issue a Letter of Credit and, upon receipt by a Lender of a notice from Borrowers' Agent pursuant to subsection 2.8B requesting the issuance of a Letter of Credit, such Lender shall promptly notify the Borrowers' Agent and Administrative Agent whether or not, in its sole


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            discretion, it has elected to issue such Letter of Credit. If such
            Lender elects to issue such Letter of Credit, such Lender shall be the Issuing Lender with respect thereto. If such Lender declines to issue such Letter of Credit, the Borrowers' Agent may, subject to the limitations set forth in the definition of "Issuing Lender," request any other Lender to issue such Letter of Credit, by delivering the notice described in subsection 2.8B to such Lender. In the event that all Lenders shall have declined to issue such Letter of Credit, Administrative Agent shall be obligated to issue the Letter of Credit requested by Borrowers' Agent and shall be the Issuing Lender with respect to such Letter of Credit; provided that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the reasonable judgment of Administrative Agent is not readily and freely available.

            (ii) Each Issuing Lender which elects to issue or amend a Letter of Credit shall promptly give written notice to Administrative Agent, and the applicable Borrower of the information required under clauses (i)-(iv) of subsection 2.8B relating to such Letter of Credit and shall provide a copy of such Letter of Credit (as amended, if applicable) to Administrative Agent, and the applicable Borrower. Promptly after receipt of such notice, Administrative Agent shall notify each Lender (other than the Issuing Lender) of the amount of its respective participation therein, determined in accordance with subsection 2.8A.

            (iii) In the event that Administrative Agent is not the Issuing Lender in respect of a Commercial Letter of Credit, the Issuing Lender of such Commercial Letter of Credit will deliver to Administrative Agent, promptly on the first Business Day of each week such Commercial Letter of Credit is outstanding, a report setting forth the daily aggregate outstandings for the previous week under such Commercial Letter of Credit. Administrative Agent shall deliver to each Lender, promptly after the end of each calendar month and upon each payment by Administrative Agent to Lenders of the letter of credit fees described in subsection 2.8F(1)(b), a report setting forth, for the period from the date of the last such report, the daily aggregate amount available to be drawn (to the extent such amounts have been reported to Administrative Agent pursuant to the immediately preceding sentence) under each Commercial Letter of Credit issued by each Issuing Lender.

            D. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall notify the Borrower at whose request the Letter of Credit was issued, Administrative Agent on or before the date which is two Business Days prior to the date on which such Issuing Lender intends to honor such drawing (unless such Letter of Credit by its terms requires the Issuing Lender to honor a drawing on or prior to the second Business Day following such drawing, in which case the Issuing Lender shall notify the Borrower at whose request the Letter of Credit was issued, Administrative Agent as soon as reasonably practicable but in any event on or before the date on which such Issuing Lender intends to honor such drawing), and the Borrower at whose request the Letter of Credit was issued shall reimburse such Issuing Lender on the date on which such drawing is honored, in each case in an amount in either the currency in which such Letter of


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Credit is denominated or in Dollars and in Same Day Funds equal to the amount of such drawing (which amount, in the case of a reimbursement in Dollars of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate); PROVIDED THAT, anything contained in this Agreement to the contrary notwithstanding, unless the Borrower at whose request the Letter of Credit was issued shall have notified Administrative Agent, and such Issuing Lender prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that the Borrower at whose request the Letter of Credit was issued intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Loans, the Borrower at whose request the Letter of Credit was issued shall be deemed to have given a Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans (or Offshore Loans, as applicable) to such Borrower which are Base Rate Loans, on the date on which such drawing is honored, in an amount in Dollars equal to the amount of such honored drawing (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate on the date such drawing is honored), and subject to satisfaction or waiver of the conditions specified in subsection 3.2B, Lenders shall, on the date of such requested borrowing, make Revolving Loans (or Offshore Loans, as applicable) to such Borrower which are Base Rate Loans in the amount of such drawing as aforesaid, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing, and if for any reason proceeds of Revolving Loans (or Offshore Loans, as applicable) are not received by such Issuing Lender on such date in an amount equal to the amount of such drawing, Borrowers shall reimburse such Issuing Lender, on the business day (under the laws of the jurisdiction of such Issuing Lender) immediately following the date on which reimbursement of such drawing is required as provided above, in an amount in Same Day Funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.8F(2).

            E. PAYMENT BY LENDERS WITH RESPECT TO LETTERS OF CREDIT. In the event that Borrowers shall fail to reimburse an Issuing Lender as provided in subsection 2.8D in an amount in Dollars (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate on the date such drawing is honored) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such drawing and Administrative Agent shall promptly notify each Lender of such unreimbursed amount and of such Lender's respective participation therein pursuant to this subsection 2.8E. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in Same Day Funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of such Issuing Lender) after the date notified by such Issuing Lender (PROVIDED, THAT, such Issuing Lender may request that such purchase of participations be transacted through Administrative Agent). In the event that any Lender fails to make available to such Issuing Lender the amount of such Lender's required participation in such Letter of Credit as provided in this subsection 2.8E, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate plus the Applicable Base Rate Margin. Nothing in this subsection 2.8


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shall be deemed to prejudice the right of any Lender to recover from such
Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 2.8E in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender. Each Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.8E with respect to any Letter of Credit issued by such Issuing Lender such other Lender's Pro Rata Share of all payments received by such Issuing Lender from Borrowers in reimbursement of drawings honored by such Issuing Lender under such Letter of Credit when such payments are received.

            F. COMPENSATION. Borrowers agree to pay the following amounts to each Issuing Lender for its own account with respect to Letters of Credit issued by it (with respect to paragraphs (1)(a) and (3) below) and to Administrative Agent for the account of each Lender (with respect to paragraphs 1(b) and (2) below) with respect to all Letters of Credit:

            (1) with respect to each Letter of Credit, (a) an administrative fee equal to 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit (but in no event less than $250 per annum), payable in arrears on and to (but excluding) each January 1, April 1, July 1 and October 1 of each year and calculated on the basis of a 360-day year and the actual number of days elapsed; and (b) a Letter of Credit Fee payable to the Lenders equal to (x) the Applicable Eurodollar Margin as in effect for Revolving Loans from time to time multiplied by (y) the maximum amount available from time to time to be drawn under such Letter of Credit, per annum payable in arrears on and to (but excluding) each January 1, April 1, July 1 and October 1 of each year and calculated on the basis of a 360-day year and the actual number of days elapsed which Letter of Credit Fee shall be shared by all Lenders in accordance with their respective Pro Rata Shares;

            (2) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of payment of the drawing through the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.8D) at a rate equal to the sum of the Base Rate PLUS the Applicable Base Rate Margin plus 2.00% per annum; and

            (3) with respect to the issuance, amendment or transfer of, or payment of a drawing under, each Letter of Credit, documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

            For purposes of calculating any fees payable under clause (1) of this subsection 2.8F, (a) the maximum amount available to be drawn under any Letter of Credit as of any date of determination shall be determined as of the close of business on such date and (b) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued


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based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (1)(b) of this subsection 2.8F, Administrative Agent shall distribute to each Lender having a Revolving Loan Commitment its Pro Rata Share of such amount. In the event Lenders have purchased participations in a Letter of Credit pursuant to subsection 2.8E, the Issuing Lender in respect of such Letter of Credit may request that interest payments with respect thereto to participants be administered by and through the Administrative Agent.

            G. OBLIGATIONS ABSOLUTE. The obligation of Borrowers to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations of Lenders under subsection 2.8E shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit;

            (2) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), such Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

            (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (4) payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction;

            (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

            (6) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing.

            H. ADDITIONAL PAYMENTS. If by reason of (a) any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement (in each case other than any law, regulation, rule, decree or regulatory requirement regarding capital adequacy) or (b) compliance by any Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority imposed after the date hereof


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including, without limitation, Regulation D (but excluding, however, any direction, request or requirement regarding capital adequacy):

            (i) such Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this subsection 2.8, whether directly or by such being imposed on or suffered by such Issuing Lender or any Lender;

            (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

            (iii) there shall be imposed on such Issuing Lender or any Lender any other condition regarding this subsection 2.8, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Lender or any Lender, then and in any such case such Issuing Lender or such Lender may, at any time within six months after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within ten days of receipt of such notice such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Base Rate per annum. The determination by such Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.8H as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            I. INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES. In addition to amounts payable as elsewhere provided in this subsection 2.8, (i) Domestic Borrowers hereby agree to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letters of Credit for the account of any Domestic Borrower, other than as a result of the gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction or (B) the failure of such Issuing Lender to honor a drawing under any Letter of Credit for the account of any Domestic Borrower as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts"); and (ii) the Offshore Borrowers hereby agree to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing


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Lender may incur or be subject to as a consequence, direct or indirect, of (A)
the issuance of any Letter of Credit for the account of any Offshore Borrower, other than as a result of the gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction or (B) the failure of such Issuing Lender to honor a drawing under any Letter of Credit for the account of any Offshore Borrower as a result of Government Acts.

            Subject to the preceding paragraph, as between each relevant Borrower and each Issuing Lender, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender on account of that Borrower by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Lender's rights or powers hereunder; PROVIDED, HOWEVER, that such Issuing Lender shall be responsible for any payment it makes under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit in the event such payment constitutes gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Borrowers.

            Notwithstanding anything to the contrary contained in this subsection 2.8I, Borrowers shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Lender of proper demand for payment made under the Letters of Credit issued by it.


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            J. COMPUTATION OF INTEREST. Interest payable pursuant to this subsection 2.8 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

            2.9 JOINT AND SEVERAL LIABILITY; CONTRIBUTION; O-I GENERAL AS BORROWERS' AGENT.

            A. JOINT AND SEVERAL LIABILITY - DOMESTIC BORROWERS. The liability of Owens Brockway and OI General FTS with respect to the Term Loans shall be joint and several and shall be guaranteed by each other Domestic Borrower under the Domestic Borrowers' Guaranty. All other Obligations under the Loan Documents (including all liabilities relating to the Revolving Loans and the Revolving Loan Commitments) shall be the joint and several Obligations of each Domestic Borrower. The Obligations of and the Liens granted by any such Domestic Borrower under the Loan Documents shall not be impaired or released by any action or inaction on the part of any Agent or any Lender with respect to any other Domestic Borrower, including any action or inaction which would otherwise release a surety. The Obligations of each Domestic Borrower shall be limited in amount to an amount not to exceed the maximum amount of obligations that can be made or assumed by such Domestic Borrower without rendering such obligation made or assumed, as it relates to such Domestic Borrower, void or voidable under applicable laws relating to fraudulent conveyance, fraudulent transfer or other similar laws affecting the rights of creditors generally.

            B. CONTRIBUTION - DOMESTIC BORROWERS. In order to provide for just and equitable contribution among the Domestic Borrowers if any payment is made by a Domestic Borrower (a "DOMESTIC FUNDING BORROWER") in discharging any of the Obligations of another Domestic Borrower, that Domestic Funding Borrower shall be entitled to a contribution from the other Domestic Borrowers for all payments, damages and expenses incurred by that Domestic Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among Domestic Borrowers on the basis of the respective Proportionate Percentages of the Domestic Borrowers or by the relative benefits received by Domestic Borrowers. If and to the extent that a Domestic Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Domestic Borrowers by reason thereof shall be subject and subordinate to the prior Cash payment in full to the Lenders of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations of the Domestic Borrowers, limit, release or otherwise impair any rights of any Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Domestic Borrower, which is absolute and unconditional, to repay the Obligations.

            C. JOINT AND SEVERAL LIABILITY - OFFSHORE BORROWERS. All liabilities and obligations in respect of and relating to the Australian Loans shall be the joint and several Obligations of each Australian Offshore Borrower. All liabilities and obligations in respect of and relating to the Italian Loans shall be the joint and several obligations of each Italian Offshore


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Borrower. All liabilities and obligations in respect of and relating to the UK
Loans shall be the joint and several obligations of each UK Offshore Borrower.

            D. CONTRIBUTION - OFFSHORE BORROWERS. In order to provide for just and equitable contribution among the Offshore Borrowers in a particular jurisdiction if any payment is made by an Offshore Borrower from a particular jurisdiction (an "OFFSHORE FUNDING BORROWER") in discharging any of the Obligations of another Offshore Borrower from the same jurisdiction, that Offshore Funding Borrower shall be entitled to a contribution from the such Offshore Borrower for all payments, damages and expenses incurred by that Offshore Funding Borrower in discharging Obligations on behalf of such other Offshore Borrower, in the manner and to the extent required to allocate liabilities in an equitable manner among the Offshore Borrowers from such jurisdiction by the relative benefits received by such Offshore Borrowers. If and to the extent that an Offshore Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Offshore Funding Borrower may have against the other Offshore Borrower by reason thereof shall be subject and subordinate to the prior Cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations of the Offshore Borrowers within each jurisdiction as described in clause C, above, limit, release or otherwise impair any rights of any Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Offshore Borrower, which is absolute and unconditional, to repay its Obligations.

            E. O-I GENERAL AS BORROWERS' AGENT. O-I General is hereby appointed Borrowers' agent hereunder by each Borrower (in such capacity "BORROWERS' AGENT"). Each Borrower hereby authorizes, directs and empowers O-I General to act for and in the name of such Borrower and as its agent hereunder and under the other instruments and agreements referred to herein. O-I General hereby accepts each such appointment. Each Borrower hereby irrevocably authorizes O-I General to take such action on such Borrower's behalf and to exercise such powers hereunder, under the other Loan Documents, and under the other agreements and instruments referred to herein or therein as may be contemplated being taken or exercised by such Borrower by the terms hereof and thereof, together with such powers as may be incidental thereto, including, without limitation, to borrow hereunder and deliver Notices of Borrowing, Notices of Conversion/Continuation, Notices of Issuance of Letter of Credit and Compliance Certificates hereunder, to convert, continue, repay or prepay Loans made hereunder, to reduce the Commitments, to pay interest, fees, costs and expenses incurred in connection with the Loans, this Agreement, the other Loan Documents, and the other agreements and instruments referred to herein or therein, to receive from or deliver to any Agent any notices, statements, reports, certificates or other documents or instruments contemplated herein, in the other Loan Documents or in any other agreement or instrument referred to herein and to receive from or transmit to any Agent any Loan proceeds or payments. Each Agent and each Lender shall be entitled to rely on the appointment and authorization of O-I General with respect to all matters related to this Agreement, the other Loan Documents and any other agreements or instruments referred to herein or therein whether or not any particular provision hereof or thereof specifies that such matters may or shall be undertaken by Borrowers' Agent. In reliance hereon, each


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Agent and each Lender may deal only with O-I General with the same effect as if such Agent or such Lender had dealt with each Borrower separately and individually.

                                    SECTION 3

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

            The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

            3.1   CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS

            The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

            A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such other Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

            (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization (or other applicable authority) or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of organization (if available from such jurisdiction) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

            (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

            (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

            (iv) Executed originals of the Loan Documents to which such Person is a party; PROVIDED that the Australian Loan Notes shall be delivered immediately after the making of the initial Australian Loans; and

            (v) Such other customary documents as Agents may reasonably request.


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            B. FEES. Domestic Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to Lenders, Agents and Arrangers, the fees payable on the Closing Date referred to in subsection 2.3.

            C. TERMINATION OF EXISTING CREDIT AGREEMENT. On the Closing Date, Holdings and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement and (b) terminated any commitments to lend or make other extensions of credit thereunder.

            D. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company and each Borrower shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in Section 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that the appropriate Loan Party or Loan Parties shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agents.

            E. FINANCIAL STATEMENTS; PROJECTIONS. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Holdings and its Subsidiaries for the Fiscal Years ended December 31, 2000 and December 31, 1999, (ii) unaudited financial statements for Company and its Subsidiaries for the Fiscal Year ended December 31, 2000, and (iii) detailed financial projections for each of the five years ending on or prior to December 31, 2005, which projections shall be in form, substance and scope satisfactory to Agents.

            F. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of special counsel to Company, Latham & Watkins, and other counsel for Loan Parties, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT XI annexed hereto and as to such other customary matters as Agents acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Loan Parties to such counsel to deliver such opinions to Lenders).

            G. OPINIONS OF AGENTS' COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agents, dated as of the Closing Date, substantially in the form of EXHIBIT XII annexed hereto.

            H. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received (i) a letter from American Appraisal Associates, dated the Closing Date and addressed to Agents and Lenders, in form and substance satisfactory to Agents and with appropriate attachments, and (ii) an Officer's Certificate of Company dated the Closing Date, in form and substance satisfactory to Agents and with appropriate attachments, in each


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case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, Company and each Domestic Borrower will be Solvent.

            I. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's and/or Borrowers' respective insurance brokers or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 5.4 with respect to Company and its Domestic Subsidiaries is in full force and effect and that Collateral Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 5.4.

            J. INTERCREDITOR AGREEMENT. The Intercreditor Agreement, substantially in the form of EXHIBIT XVIII annexed hereto, shall have been executed and delivered by the initial parties thereto.

            K. SECURITY INTERESTS IN PERSONAL PROPERTY. Administrative Agent shall have received evidence satisfactory to it that the Loan Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings (other than the filing of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Agents, desirable in order to create in favor of Collateral Agent, for the benefit of Lenders, and holders of the Other Lender Guarantied Obligations, a valid and (upon such filing and recording or other means of perfection) perfected First Priority security interest in substantially all personal property Collateral. Such actions shall include the following:

            (i) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all Capital Stock of Subsidiaries pledged pursuant to the Pledge Agreement, the Security Agreement and the Offshore Security Agreements and (b) all intercompany notes required to be pledged pursuant to the Pledge Agreement or Security Agreement;

            (ii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Collateral Agent of (a) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements and fixture filings which may have been made with respect to any personal or mixed property of any Company or any Domestic Subsidiary that is a Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

            (iii) UCC FINANCING STATEMENTS. Delivery to Collateral Agent of UCC financing statements duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all


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            jurisdictions as may be necessary or, in the opinion of Collateral
            Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

            (iv) COPYRIGHT FILING. Delivery to Collateral Agent of Copyright Security Agreements to be filed with the U.S. Copyright Office in order to create or perfect Liens in respect of copyrights described on Schedule 1(f)(iii) to the Security Agreement;

            (v) FOREIGN PLEDGE AGREEMENTS. Execution and delivery to Collateral Agent of foreign pledge agreements with respect to 65% of the Capital Stock owned by Company or a Domestic Subsidiary of all Foreign Subsidiaries with respect to which Collateral Agent deems a foreign pledge agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Collateral Agent on behalf of Lenders and the holders of the Other Lender Guarantied Obligations in such Capital Stock, and the taking of all such other actions under the laws of such jurisdictions as Collateral Agent may deem necessary or advisable to perfect or otherwise protect such Liens; and

            (vi) OPINIONS OF LOCAL COUNSEL. Delivery to Collateral Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) under the laws of each jurisdiction deemed necessary by Collateral Agent in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent.

            L. OFFSHORE COLLATERAL DOCUMENTS AND OFFSHORE GUARANTIES. Administrative Agent shall have received duly executed and delivered copies of the Offshore Collateral Documents (other than Mortgages) and the Offshore Guaranties and all related documentation, all in form, substance and scope satisfactory to Agents

            M. PETERSON REPORT. The report of Peterson Consulting dated February 26, 2001 relating to its review of Holdings' asbestos-related reserve and claims experience shall not have been withdrawn.

            N. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.


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

            3.2   CONDITIONS TO ALL LOANS

            The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

            A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1E, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of the applicable Borrower.

            B. As of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

            (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

            (v) The making of the Loans requested on such Funding Date shall not violate Regulation U of the Board of Governors of the Federal Reserve System.

            3.3   CONDITIONS TO LETTERS OF CREDIT

            The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

            A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

            B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 2.8B, an originally executed Notice of Request for Issuance of Letter of Credit (or a facsimile copy thereof) in each case signed by a duly authorized officer of the Borrower requesting the Letter of Credit, together with all other information specified in subsection 2.8B and such other documents or information


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as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

            C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 3.1 and subsection 3.2 shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                    SECTION 4

                  LOAN PARTIES' REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Administrative Agent to make overdrafts in respect of the Domestic Overdraft Account, to induce Offshore Overdraft Account Providers to make overdrafts in respect of the Offshore Overdraft Accounts, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations in Letters of Credit, in the Domestic Overdraft Amount and in the Offshore Overdraft Amounts, Company and each Borrower represents and warrants to each Lender, on the date of this Agreement, on the Closing Date, on each other Funding Date, on the date of issuance of each Letter of Credit and on the date of execution by any Loan Party of a Loan Document pursuant to subsection 5.9,
5.10 or 10.22, that the following statements are true, correct and complete, which representations and warranties in the case of each Offshore Borrower shall be limited to such Offshore Borrower and its Subsidiaries:

            4.1 ORGANIZATION, POWERS, GOOD STANDING, BUSINESS AND SUBSIDIARIES

            A. ORGANIZATION AND POWERS. Each of the Loan Parties is a company, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Loan Parties has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby, and, in the case of Borrowers, to issue the Notes.

            B. GOOD STANDING. Each of the Loan Parties is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a Material Adverse Effect.

            C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in under subsection 6.11.

            D. SUBSIDIARIES. All of the Subsidiaries of Company as of the Closing Date and their jurisdictions of organization are identified in SCHEDULE
4.1 annexed hereto, as said SCHEDULE 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xi). The Capital Stock of each of the Subsidiaries of Company identified in SCHEDULE 4.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 4.1 annexed hereto (as so supplemented) is a company duly organized, validly existing and in good standing under the laws of its respective


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

jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. SCHEDULE 4.1 annexed hereto (as so supplemented) correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

            4.2 AUTHORIZATION OF BORROWING, ETC.

            A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary organizational action by each Loan Party which is a party thereto.

            B. NO CONFLICT. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the issuance, delivery and performance of the Notes do not and will not (i) violate any provision of law applicable to any Loan Party, the Organizational Documents of any Loan Party, or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien (other than Liens in favor of the Collateral Agent) upon any of the properties or assets of Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

            C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the issuance, delivery and performance of the Notes did not, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings, consents or notices that have been or will be made during the period in which they are required to be made.

            D. BINDING OBLIGATIONS. This Agreement and the other Loan Documents executed prior to the date of this Agreement are, and the other Loan Documents and the Notes to be executed subsequent to the date of this Agreement, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.


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            4.3 FINANCIAL CONDITION

            Borrowers have heretofore delivered to Lenders, at Lenders' request, the audited consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 2000 and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for the Fiscal Year then ended and unaudited consolidated balance sheet of Company and its Subsidiaries as of December 31, 2000 and the related consolidated statements of income and cash flows of Company and its Subsidiaries for the Fiscal Year then ended. All such statements were prepared in conformity with GAAP. All such consolidated financial statements fairly present the consolidated financial position of Holdings and its Subsidiaries as at the date thereof and the consolidated results of operations and cash flows of Holdings and its Subsidiaries for the period covered thereby. Neither Company nor any of its Subsidiaries has any material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the most recent consolidated financial statements delivered pursuant to subsection 3.1E or 5.1 of this Agreement, except for those incurred since the date of such financial statements that are not prohibited hereunder.

            4.4 NO ADVERSE MATERIAL CHANGE; NO RESTRICTED JUNIOR PAYMENT

            Since December 31, 2000 there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to Company and its Subsidiaries, taken as a whole. Since the Closing Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed so to do except as permitted by subsection 6.5.

            4.5 LITIGATION; ADVERSE FACTS

            Except as disclosed in Holdings' annual report on Form 10-K for the Fiscal Year ended December 31, 2000, there is no action, suit, proceeding, governmental investigation or arbitration of which Company has knowledge (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

            4.6 PAYMENT OF TAXES

            Except to the extent permitted by subsection 5.3, all material tax returns and reports of Holdings and each of its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable.


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

            4.7 GOVERNMENTAL REGULATION

            Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

            4.8 SECURITIES ACTIVITIES

            A. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
6.2 or 6.7, or subject to any similar restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 7.2, will be attributable to Margin Stock.

            4.9 EMPLOYEE BENEFIT PLANS

            A. Each of Holdings and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and other applicable federal, state or foreign law with respect to each Plan, and has performed all of its obligations under each Plan, except to the extent that failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Holdings, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, except to the extent that a failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

            B. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan which is reasonably likely to be terminated has any Unfunded Pension Liability in an amount which, individually or in the aggregate for all such Pension Plans (excluding for purposes of such computation any such Pension Plans with respect to which assets exceed benefit liabilities), would reasonably be expected to have a Material Adverse Effect if such Pension Plan or Pension Plans were then terminated; and (iii) none of Holdings, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            4.10 DISCLOSURE

            No representation or warranty of any Loan Party contained in this Agreement, any Loan Document or any other document, certificate or written statement furnished to Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by this


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Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company and its Subsidiaries to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to Company or any Borrower (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, which have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

            4.11  ENVIRONMENTAL PROTECTION

            Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

            A. to the best of Company's knowledge, neither Company nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and

            B. to the best of Company's knowledge there are no environmental, health or safety conditions existing at any real property owned, operated or leased by Company or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by Company or any of its existing or former Subsidiaries for waste treatment or disposal, which would reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the final scheduled maturity of the Obligations in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            4.12 TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
PROPERTY.

            A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee or freehold interests in Real Property Assets), (ii) valid leasehold interests in (in the case of Ground Leasehold Interests, or other leasehold interests in the UK, in Real Property Assets or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements


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delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7 and except for such defects that individually or in the aggregate, would not have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

            B. REAL PROPERTY. As of the Closing Date, SCHEDULE 4.12B annexed hereto contains a true, accurate and complete list of all fee and Ground Leasehold Interests (or in the UK, all freehold and leasehold interests) in any Real Property Assets with an insurable or assessed value in excess of $25,000,000 and above.

            C. INTELLECTUAL PROPERTY. As of the Closing Date, Company and its Subsidiaries own or have the right to use all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and Loan Parties do not know of any valid basis for any such claim except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            4.13 SOLVENCY.

            Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

            4.14 MATTERS RELATING TO COLLATERAL.

            A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents (except Mortgages and fixture filings, until such time as same are required pursuant to subsection 5.10) by Loan Parties (other than the Italian Offshore Borrowers), together with (i) the actions taken on or prior to or after the date hereof pursuant to subsections 3.1K, 3.1L, 5.9 and 5.10, and (ii) the delivery to Collateral Agent of any Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Collateral has been so delivered) are effective to create in favor of Collateral Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements and similar filings required in the UK or Australia delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements and such other ongoing filings as may be required in the UK and Australia in respect of UCC financing statements and similar filings required in the UK or Australia filed by or on behalf of


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Collateral Agent, and in the case of filings in Australia and the United
Kingdom, payment of applicable stamp duties.

            B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 4.14A and except as may be required, in connection with the disposition of any Collateral, by laws generally affecting the offering and sale of securities.

            C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 4.14A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 6.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO (or analogous foreign agencies with respect to Collateral secured by the Offshore Collateral Documents), and (iii) no effective filings, registrations or other notices of Liens exist in relation to any of the Loan Parties or any of the Collateral at any agencies, registries offices or relevant governmental or other regulatory bodies outside the United States.

                                    SECTION 5

                         COMPANY'S AFFIRMATIVE COVENANTS

      Company, each Domestic Borrower and each Offshore Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all of the Loans, the Offshore Overdraft Amounts and the Domestic Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company, each Domestic Borrower and each Offshore Borrower shall perform, and shall cause each of their respective Subsidiaries to perform, all covenants in this Section 5.

            5.1 FINANCIAL STATEMENTS AND OTHER REPORTS

            Company and Borrowers will maintain, and cause Holdings and each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP (which, in the case of financial statements of the Offshore Borrowers, shall mean generally accepted accounting principles as applicable in their respective foreign jurisdictions). Company and Borrowers will deliver, or cause to be delivered, to Lenders:

            (i) QUARTERLY FINANCIALS. as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, other than quarters which are the last


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            quarter in a Fiscal Year, (a) the consolidated balance sheets of
            Holdings and Company as at the end of such period and the related consolidated statements of income and cash flows of Holdings and Company for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and (b) a statement setting forth sales and operating income data by Reporting Unit for the last month of such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in the case of the statements described in clauses (a) and (b) above in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(x), all in reasonable detail and certified by the chief accounting officer, the chief financial officer, the treasurer, an assistant treasurer, the controller or an assistant controller of Company that they fairly present the consolidated financial condition of Company and its Subsidiaries as at the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and insofar as related to Reporting Units based on Company's normal accounting procedures applied on a consistent basis;

            (ii) YEAR-END FINANCIALS. as soon as practicable and in any event within 90 days after the end of each Fiscal Year of Company (except in the case of the Offshore Borrowers, which shall be delivered promptly after becoming available) (a) the consolidated balance sheets of each of Holdings, Company and each Borrower as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings, Company and each Borrower for such Fiscal Year and (b) a statement setting forth sales and operating income data by Reporting Unit for such Fiscal Year, setting forth in the case of the statements described in clauses (a) and (b) above, in comparative form the corresponding figures for the previous year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(x), all in reasonable detail,
            (c) in the case of such consolidated financial statements (other than those of O-I Closure and, after the consummation of the Harbor Capital Asset Sale, O-I General FTS), accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Holdings and its Subsidiaries, Company and its Subsidiaries or each Borrower (other than O-I Closure and, after the consummation of the Harbor Capital Asset Sale, O-I General FTS) and its respective Subsidiaries, as the case may be as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP consistently applied and that the examination by such accountants in connection with such consolidated financial statements has been made in


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            accordance with generally accepted auditing standards and (d) in the case of such financial statements with respect to Reporting Units, certified by the chief accounting officer, the chief financial officer, the treasurer, an assistant treasurer, the controller or an assistant controller of Company based on Company's normal accounting procedures applied on a consistent basis;

            (iii) OFFICERS' CERTIFICATES AND COMPLIANCE CERTIFICATES. together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers thereof have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6,
            6.7 and 6.8 and, in addition, a written statement of the chief accounting officer, chief financial officer, treasurer, any assistant treasurer, controller or any assistant controller of Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to Company's compliance with subsections 6.6 and 6.8;

            (iv) ACCOUNTANTS' CERTIFICATION. to the extent required pursuant to clause (a) or (b) below, together with each delivery of financial statements pursuant to subdivisions (i) or (ii) of this subsection 5.1, a written statement from the chief accounting officer, chief financial officer, treasurer, an assistant treasurer, controller or any assistant controller of Company setting forth (a) if necessary to explain any material changes in the consolidated financial statements caused by the adoption of new accounting principles, a comparison and reconciliation of the consolidated financial statements with pro forma consolidated financial statements prepared as if the new accounting principles had not been adopted (it being understood that, subject to the following clause (b), only one such statement shall be required with respect to any particular adoption of any new accounting principles) and (b) during the pendency of any negotiations provided for in subsection 10.9 resulting from any change in accounting principles and policies, the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

            (v) SEC FILINGS AND PRESS RELEASES. promptly upon their becoming available, copies of (a) all annual reports and proxy statements sent or made available


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            generally by Holdings to its security holders or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary, (b) all reports (including, without limitation, its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q) and all registration statements of Holdings or any of its Subsidiaries filed with the Securities and Exchange Commission on Forms S-2, S-3, S-4 and 8-K, (c) all press releases and other statements made available generally by Holdings, any Borrower or any of its Domestic Subsidiaries or any of its material Foreign Subsidiaries to the public concerning material developments in the business of Holdings or any of such Subsidiaries, and (d) such other filings with the Securities and Exchange Commission or any other regulatory agency having jurisdiction over the affairs of Holdings and its Subsidiaries as Administrative Agent may reasonably request;

            (vi) EVENTS OF DEFAULT, ETC. promptly upon any Responsible Officer of Company or any Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, or (c) of the occurrence of any event or change (including any event or change relating to environmental or ERISA matters) that has caused or evidences, or would reasonably be expected to give rise to, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company or such Borrower has taken, is taking and proposes to take with respect thereto;

            (vii) LITIGATION OR OTHER PROCEEDINGS. promptly upon any Responsible Officer of Company or any Borrower obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Company or a Borrower to Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, would reasonably be expected to cause a Material Adverse Effect, written notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

            (viii) ERISA EVENTS. promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect


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

            thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (ix) ERISA NOTICES. with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent or any Lender through Administrative Agent shall reasonably request;

            (x) FINANCIAL PLANS. as soon as practicable and in any event within 90 days after the beginning of each Fiscal Year of Company, a consolidated plan and financial forecast, prepared in accordance with Company's normal accounting procedures applied on a consistent basis, for such Fiscal Year of Company and its Subsidiaries, including, without limitation, (a) a forecasted consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of Company for such Fiscal Year, (b) forecasted consolidated balance sheets and statements of income of Company and a statement setting forth forecasted sales and operating income data for each Reporting Unit for each Fiscal Quarter of such Fiscal Year, and (c) the amount of forecasted capital expenditures and unallocated overhead for such Fiscal Year;

            (xi) NEW SUBSIDIARIES. within 45 days of the end of each Fiscal Quarter, a written notice setting forth with respect to all Persons becoming Subsidiaries of Company during the previous Fiscal Quarter,
            (a) the date on which such Person became a Subsidiary of Company and
            (b) all of the data required to be set forth in SCHEDULE 4.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement
            SCHEDULE 4.1 annexed hereto for all purposes of this Agreement);

            (xii) HOLDINGS ORDINARY COURSE PAYMENTS. within 90 days of the end of each Fiscal Year, a written report in form satisfactory to Agents, setting forth by each category set forth in the definition of such term all Holdings Ordinary Course Payments during such Fiscal Year including a report in a form and covering the matters covered in the report previously delivered to the Administrative Agent; and

            (xiii) OTHER INFORMATION. with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through Administrative Agent.

            5.2 CORPORATE EXISTENCE, ETC.

            Company and each Borrower will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and the businesses of each of its Subsidiaries; PROVIDED, HOWEVER, that the existence of any such Subsidiary (other


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than any Domestic Borrower or Offshore Borrower) may be terminated if its parent corporation determines that such termination is in the best interest of such parent corporation.

            5.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION

            A. Company and each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries or such other Person as may be reasonably acceptable to Requisite Lenders).

            5.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS

            A. Company and Borrowers will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company and Borrowers will each maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations ("INDUSTRY STANDARDS") and may self insure to the extent, and only to the extent, consistent with Industry Standards. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Collateral Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Collateral Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $25,000,000 and provides for at least 30 days' prior written notice to Collateral Agent of any modification or cancellation of such policy.


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            B. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS. Upon receipt by Company or any of its Domestic Subsidiaries, or by Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds, so long as no Event of Default shall have occurred and be continuing, Company or such Domestic Subsidiary shall cause to be deposited all such Net Insurance/Condemnation Proceeds with Collateral Agent, and Collateral Agent shall hold the same in the General Collateral Account pending a determination by Company or its applicable Subsidiary as to whether the Company or applicable Domestic Subsidiary (a) will repair, restore or replace the assets in respect of which such Net Insurance/Condemnation Proceeds were received or (b) will elect to cause prepayments of the Loans and/or the reduction of the Revolving Loan Commitments as provided in subsection 2.4A. The failure by Company or such Domestic Subsidiary to make an election under the preceding sentence on or before the date that is 120 days after receipt of the Net Insurance/Condemnation Proceeds shall be deemed an election to cause the prepayments of the Loans and/or the reduction in the Revolving Commitments as provided in subsection 2.4 and Collateral Agent shall be entitled (but shall not be obligated) to use any Net Insurance/Condemnation Proceeds held by Collateral Agent to prepay the Loans and to make any other payments required under the Intercreditor Agreement. If an Event of Default shall have occurred and be continuing, Domestic Borrowers shall deliver to Collateral Agent for application to the Loans if Collateral Agent so elects (or, if Collateral Agent is holding Net Insurance/Condemnation Proceeds, Collateral Agent shall be entitled to apply if it so elects) an amount equal to such portion of such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or reduce the Revolving Loan Commitments) as provided in subsection 2.4A subject to any limitations contained in the Intercreditor Agreement. If any Net Insurance/Condemnation Proceeds are released to Company or its applicable Subsidiary pursuant to this subsection 5.4B, and any portion of such Net Insurance/Condemnation Proceeds are not used to repair, replace or restore the assets in respect of which such Net Insurance/Condemnation Proceeds were received, any amount of such Net Insurance/Condemnation Proceeds not so used shall be applied to prepay the Term Loans and/or reduce Revolving Loan Commitments as provided in subsection 2.4A and shall be otherwise applied as required by the Intercreditor Agreement.

            5.5 INSPECTION; LENDER MEETING

            A. Company and Borrowers shall permit any authorized representatives designated by any Lender, at the expense of that Lender, to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

            B. Company and Borrowers will, upon the request of Agents or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Company and Agents) at such time as may be agreed to by Company and Administrative Agent.


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            5.6 COMPLIANCE WITH LAWS, ETC.

            Company, Borrowers and its/their Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders (including all Environmental Laws) of any governmental authority, noncompliance with which in any case or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

            5.7 SECURITIES ACTIVITIES.

            Following the application of the proceeds of any Loans, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.2 or 6.7, or subject to any similar restriction contained in any agreement or instrument between Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 7.2, will be attributable to Margin Stock.

            5.8 ENVIRONMENTAL MATTERS.

            A. ENVIRONMENTAL DISCLOSURE. Company will deliver to Administrative Agent and Lenders:

            (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company, any Borrower or any of its Domestic Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Mortgaged Property that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Within 90 days following the end of each Fiscal Year, a written summary describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, and (b) any remedial action taken by Company, any Borrower or any other Domestic Subsidiary in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all non-privileged written communications with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.


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            (iv) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT.
      In addition to the quarterly reporting required under subsection
      5.1(xiii), prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

            B. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

            (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS Activities. Company and each Borrower shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Mortgaged Property that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim.

            (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Company and each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company, any Borrower or its or their Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

            C. ENVIRONMENTAL REVIEW AND INVESTIGATION. Company and Borrowers each agree that Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) in the event (a) Administrative Agent reasonably believes that Company or any Borrower or any of its or their Subsidiaries has breached any representation, warranty or covenant contained in this subsection 5.8 or that there has been a material violation of Environmental Laws at any Mortgaged Property or by Company, any Borrower or any of its or their Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Mortgaged Property; PROVIDED


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that, in the case of any Facility no longer owned, leased, operated or used by
Company, any Borrower or any of its or their Subsidiaries, Company shall only be obligated to use its best efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company and each Borrower hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Mortgaged Property currently owned, leased, operated or used by Company, any Borrower or any of its or their Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company, the relevant Borrower and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company, Borrowers and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 5.8C will be subject to the provisions of subsection 10.20 and will be obtained and shall be used by Administrative Agent and Lenders solely for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests created by the Loan Documents or in connection with any transaction relating to the Loans or to such Facility. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company and each Borrower acknowledge and agree that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

            5.9 EXECUTION OF SUBSIDIARY GUARANTY AND SECURITY AGREEMENT AFTER THE CLOSING DATE.

            A. EXECUTION OF SUBSIDIARY GUARANTY AND SECURITY AGREEMENT. In the event that any wholly-owned Domestic Subsidiary of Company existing on the Closing Date (other than the Harbor Capital Subsidiaries) that has not previously executed the Subsidiary Guaranty hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $1,000,000 or in the event that any Person becomes a wholly-owned Domestic Subsidiary of Company after the date hereof (other than a Domestic Subsidiary formed in connection with any Receivables Sale Indebtedness and other than any Domestic Subsidiary subject to a restriction permitted under subsection 6.2B(b) prohibiting such Subsidiary's execution of the Subsidiary Guaranty and/or the Security Agreement), Borrowers' Agent will promptly notify Administrative Agent of that fact and cause such Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and a counterpart of the Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 3.1K) as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and


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mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents.

            B. FOREIGN SUBSIDIARIES. In the event that any Person becomes an English Wholly-Owned Subsidiary or Australian Wholly-Owned Subsidiary after the date hereof, Borrowers' Agent will promptly notify Collateral Agent of that fact and cause such Subsidiary to execute and deliver to Collateral Agent a counterpart of the Offshore Guaranty and a counterpart of the Offshore Security Agreement and such documents and instruments and take such further actions (including actions, documents and instruments comparable to those referred to in subsection 3.1L) as may be necessary, or in the reasonable opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Offshore Subsidiary described in the applicable forms of Collateral Documents.

            C. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company and Borrowers shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization, each to be dated a recent date prior to their delivery to Administrative Agent,
(ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) if such Subsidiary owns assets with a value in excess of $100,000,000, a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

            5.10  REAL ESTATE MATTERS.

            A. As to (i) each Real Property Asset listed on SCHEDULE 4.12B annexed hereto, and (ii) in the event, from and after the Closing Date, that (x) Company, any Borrower or any Subsidiary Guarantor acquires any fee or Ground Leasehold Interest in a Real Property Asset (or freehold title, in the case of a Real Property Asset located in the UK) the acquisition cost of which (including purchase-money Indebtedness or assumed Indebtedness) or insurable value of which exceeds $25,000,000 or (y) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee or Ground Leasehold Interest in a Real Property Asset (or freehold title, in the case of a Real Property Asset located in the UK) with an assessed or insurable value in excess of $25,000,000 excluding any such Real Property Asset the encumbrancing of which requires the consent of (in the case of clause (y) above) a then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such senior lienholder's consent (any Real Property Asset described in clause (i) above being an "INITIAL MORTGAGED PROPERTY" and any


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

such non-excluded Real Property Asset described in the clause (ii) above being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Collateral Agent, within 60 days of the Closing Date in the case of the Initial Mortgaged Properties (subject to extensions as approved by Collateral Agent) and as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

            (i) MORTGAGE. A fully executed and notarized Mortgage, duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property (any such Mortgage encumbering an Initial Mortgaged Property being an "INITIAL MORTGAGE" and any such Mortgage encumbering an Additional Mortgaged Property being an "ADDITIONAL MORTGAGE");

            (ii) LANDLORD CONSENTS AND ESTOPPELS; RECORDED LEASEHOLD INTERESTS. In the case of each Mortgaged Property located in the United States and consisting of a Ground Leasehold Interest, (a) a Landlord Consent and Estoppel with respect thereto (to the extent such Loan Party can obtain same using its commercially reasonable efforts) and (b) evidence that such Ground Leasehold Interest is a Recorded Leasehold Interest;

            (iii) TITLE INSURANCE. With respect to any Mortgaged Property located in the United States: (a) If required by Administrative Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor issued by a Title Company, in an amount satisfactory to Administrative Agent, insuring fee simple title to or a valid leasehold interest in, such Mortgaged Property vested in such Loan Party and assuring Agents that such Mortgage creates a valid and enforceable First Priority mortgage Lien on such Mortgaged Property, subject only to a standard survey exception and Permitted Encumbrances and Liens otherwise permitted under subsection 6.2, which policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and
      (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the title company all certificates and affidavits required by the Title Company in connection with the issuance of such policy and (ii) paid to the title company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of such policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording such Mortgage in the appropriate real estate records;

            (iv) TITLE REPORT, CERTIFICATE OF TITLE. If no title insurance policy is required with respect to a Mortgaged Property located in the United States, a preliminary title report issued by a Title Company, dated not more than 30 days prior to the date such Mortgage is to be recorded and satisfactory in form to Administrative Agent; or, in the case of any Mortgaged Property located in the UK or Australia, a certificate of title prepared by Borrowers' counsel or other customary assurances of title.


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            (v) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all
      recorded documents listed as exceptions to title or otherwise referred to in the additional title insurance policy or title report delivered pursuant to clause (iii) and (iv) above;

            (vi) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. With respect to each Mortgaged Property located in the United States: (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

            (vii) ENVIRONMENTAL AUDIT. If required by Administrative Agent, reports and other information, in form, scope and substance satisfactory to Administrative Agent and prepared by environmental consultants satisfactory to Administrative Agent, concerning any material environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Mortgaged Property.

                                    SECTION 6

                          COMPANY'S NEGATIVE COVENANTS

            Company and each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans, the Notes, the Offshore Overdraft Amounts and the Domestic Overdraft Amount and other Obligations and the cancellation or expiration of all Letters of Credit and reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company and each Borrower shall perform, and shall cause each of its respective Subsidiaries to perform, all covenants in this Section 6.

            6.1   INDEBTEDNESS

            Company and each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Loan Parties may become and remain liable with respect to the Obligations and may guaranty the Obligations and the Other Lender Guarantied Obligations pursuant to their respective Guaranties;


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            (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases aggregating not in excess of $200,000,000 at any one time;

            (iv) Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries, and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other Subsidiary of Company; PROVIDED that (a) all such intercompany Indebtedness shall be evidenced by promissory notes to the extent it evidences Indebtedness owed to a Loan Party,
            (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to any Domestic Borrower or to any of their respective Subsidiaries for whose benefit such payment is made; and Company may become and remain liable with respect to Indebtedness to Holdings; PROVIDED that such Indebtedness shall be evidenced by its existing subordinated intercompany note dated as of April 23, 2001 and such subordinated note shall not be amended without the consent of Agents;

            (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 6.1 annexed hereto and any extensions, renewals and refinancings thereof to the extent that such extensions, renewals and refinancings thereof do not result in an increase in the aggregate principal amount or commitment amount of such Indebtedness as described in SCHEDULE 6.1;

            (vi) Company and Packaging may become and remain liable with respect to the Existing Senior Notes on a subordinated basis;

            (vii) Company and other Loan Parties may become and remain liable with respect to the New Senior Debt;

            (viii) Company and Packaging may become and remain liable with respect to the Refinancing Senior Debt on a subordinated basis;

            (ix) Company and other Packaging may become and remain liable with respect to New Junior Debt on a subordinated or unsecured basis or both;


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            (x) Company and its Subsidiaries may become and remain liable with respect to Purchase Money Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

            (xi) In addition to Indebtedness permitted by the other clauses of this subsection, Foreign Subsidiaries of Company may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

            (xii) In addition to Indebtedness permitted by the other clauses of this subsection, Company and its Domestic Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding;

            (xiii) In addition to Indebtedness permitted by the other clauses of this subsection, Italian Offshore Borrowers and their Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

            (xiv) Company and its Subsidiaries may become and remain liable with respect to Acquired Indebtedness; and

            (xv) Company and its Subsidiaries may become and remain liable with respect to Receivables Sale Indebtedness.

            6.2   LIENS AND RELATED MATTERS

            A. PROHIBITION ON LIENS. Company and each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company, any Borrower or any of their Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

            (i) Permitted Encumbrances;

            (ii) Liens granted pursuant to the Collateral Documents;

            (iii) Liens described in SCHEDULE B annexed hereto ("EXISTING LIENS") and Liens securing Indebtedness incurred to refinance any Indebtedness secured by Existing Liens so long as (a) the principal amount of such refinancing Indebtedness does not exceed the greater of (1) the fair market value of the assets subject to such Lien and
            (2) the principal amount (or, if greater, the committed amount) of the Indebtedness refinanced thereby and (b) such refinancing Indebtedness is not secured by any collateral which did not secure the Indebtedness refinanced thereby;


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            (iv) Liens securing Purchase Money Indebtedness permitted by subsection 6.1(x) and arising from the giving, simultaneously with or within 180 days after the acquisition, construction or improvement of real property or tangible personal property, of any purchase money Lien (including vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) of real property or tangible personal property hereafter acquired, constructed or improved and not heretofore owned by Company, any Borrower or any of its Subsidiaries, or from the acquiring hereafter of real property or tangible personal property not heretofore owned by Company, any Borrower or any of its Subsidiaries subject to any then-existing Lien (whether or not assumed), or from the extension, renewal or replacement of any Indebtedness secured by any of the foregoing Liens so long as the aggregate principal amount thereof and the security therefor is not thereby increased; PROVIDED, HOWEVER, that in each case (a) such Lien is limited to such acquired, constructed or improved real or tangible personal property and fixed improvements, if any, then existing or thereafter erected thereon, and (b) the principal amount of the Indebtedness secured by such Lien, together (without duplication) with the principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the cost (which shall be deemed to include, without duplication, the amount of Indebtedness secured by Liens, including existing Liens, on such property) of such property to Company, any Borrower or its applicable Subsidiary;

            (v) Liens encumbering accounts receivable sold and cash reserves established in connection therewith pursuant to any transaction permitted under subsection 6.7(vi);

            (vi) Liens on acquired assets securing Acquired Indebtedness; PROVIDED that such Liens were created prior to the acquisition of such acquired assets or acquired Subsidiary;

            (vii) Liens on assets of the Harbor Capital Subsidiaries and on the escrow account established in connection with the Harbor Capital Asset Sale securing the Harbor Capital Post-Closing Obligations;

            (viii) In addition to Liens permitted by the other clauses of this subsection, Liens on the assets of Foreign Subsidiaries securing Indebtedness or other obligations of such Foreign Subsidiaries (other than the Australian Offshore Borrowers, the UK Offshore Borrowers and Offshore Guarantors);

            (ix) In addition to Liens permitted by the other clauses of this subsection, Liens securing Indebtedness or Contingent Obligations of Company and its Subsidiaries in an aggregate principal amount not to exceed $200,000,000 at any time outstanding; and

            (x) Liens securing Receivables Sale Indebtedness; PROVIDED that such Liens encumber solely the receivables so sold.


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            B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER
SUBSIDIARIES. Company and Borrowers will not, and will not permit any of its or their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for such restrictions or encumbrances existing by reason of (a) any restrictions existing under any of the Loan Documents or any other agreements or contracts in effect on the Closing Date, (b) any restrictions with respect to any Person that becomes a Subsidiary of Company after the Closing Date under any agreement in existence at the time such Person becomes such a Subsidiary, (c) any restrictions with respect to any Subsidiary of Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (d) any restrictions with respect to any Subsidiary of Company all or substantially all of whose assets consist of property encumbered by Liens permitted under subsection 6.2A, (e) restrictions imposed by applicable laws, (f) restrictions under leases of, or mortgages and other agreements relating to Liens on, specified property or assets limiting or prohibiting transfers of such property or assets (including, without limitation, non-assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), and (g) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (a) through (f); provided that the terms and conditions of any such agreement, as they relate to any such restrictions, are no less favorable to Company, Borrowers and such Subsidiaries, as applicable, than those under the agreement so amended, refinanced or replaced.

            6.3   INVESTMENTS; ACQUISITIONS

            Company and Borrowers shall not, and shall not permit any of its or their Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person (each such acquisition, an "ACQUISITION") except:

            (i) Company and its Domestic Subsidiaries may make and own Investments in Cash Equivalents and the Foreign Subsidiaries may make and own Investments in Cash Equivalents and short term investments similar to Cash Equivalents customarily used in the countries in which they are located;

            (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company, and Company and its Domestic Subsidiaries may form new wholly-owned Domestic Subsidiaries and make and own additional equity Investments in their respective wholly-owned Domestic Subsidiaries and Foreign Subsidiaries may form new wholly-owned Foreign Subsidiaries and make and own additional equity investments in their respective wholly-owned Foreign Subsidiaries;


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

            (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 6.1(iv);

            (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 6.3 annexed hereto and make the Investments contemplated by Schedule 6.3;

            (v) Company and its Domestic Subsidiaries may make Acquisitions; PROVIDED that aggregate consideration paid or given (including, without limitation, cash paid, Acquired Indebtedness or assumed Indebtedness and the value of any other consideration paid or given, other than Capital Stock of Holdings issued in connection with such Acquisition) for all Acquisitions after the Closing Date does not exceed $250,000,000; PROVIDED FURTHER that Company and Domestic Borrowers shall comply with and shall cause their Subsidiaries to comply with subsections 5.9 and 5.10 hereof;

            (vi) Company and its Subsidiaries may make additional Investments in their respective Foreign Subsidiaries; PROVIDED that the amount of all such Investments does not exceed $250,000,000 in the aggregate for all such Investments after the Closing Date;

            (vii) Company and its Subsidiaries may make and own Investments arising in connection with Commodities Agreements entered into in accordance with current industry practice (at the time of making any such Investment) or the past practices of Company and its Subsidiaries;

            (viii) Company may acquire and hold obligations of one or more officers or other employees of Company or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings' common stock, so long as no cash is actually advanced by Company or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

            (ix) Company and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any Asset Sale permitted by subsection 6.7;

            (x) Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim;

            (xi) Foreign Subsidiaries of Company other than Offshore Borrowers (except the Italian Offshore Borrowers) and Offshore Guarantors may make Investments, Acquisitions and acquire assets (including Capital Stock and including Capital Stock of Foreign Subsidiaries other than Offshore Borrowers and Offshore Guarantors formed in connection with any such acquisition);

            (xii) Company and its Subsidiaries may make and own additional Investments in Joint Ventures made after the Closing Date in an aggregate amount not to exceed at any time $50,000,000; and


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            (xiii) In addition to Investments permitted by the other clauses of this subsection, Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $125,000,000.

            6.4   CONTINGENT OBLIGATIONS

            Company and Borrowers shall not, and shall not permit any of its or their Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) Loan Parties may become and remain liable with respect to Contingent Obligations under their respective Guaranties; and

            (ii) Company, Borrowers and its and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit in an aggregate amount not to exceed at any time $500,000,000 and Contingent Obligations in respect of other letters of credit and surety bonds in an aggregate amount not to exceed at any time $150,000,000;

            (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements with respect to Indebtedness;

            (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets including, without limitation, for the Harbor Capital Post-Closing Obligations;

            (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $100,000,000;

            (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries to the extent such Indebtedness is specifically permitted by subsection 6.1 (other than Existing Senior Notes, Refinancing Senior Debt and New Junior Debt);

            (vii) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 6.4 annexed hereto and any extensions, renewals and refinancings thereof to the extent that such extensions, renewals and refinancings thereof do not result in an increase in the aggregate amount of Contingent Obligations as described in SCHEDULE 6.4;

            (viii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any obligation of Company or any of its Subsidiaries not prohibited under this Agreement (other than any obligation with respect to Indebtedness) (other than Existing Senior Notes, Refinancing Senior Debt and New Junior Debt);

            (ix) Company and Packaging may become and remain liable on a subordinated basis with respect to Existing Senior Notes, Refinancing Senior Debt and New Junior Debt; PROVIDED Company and Packaging may become and remain liable with respect to New Junior Debt on an unsubordinated basis if such New Junior Debt is unsecured; and

            (x) In addition to Contingent Obligations permitted by the other clauses of this subsection, Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate principal liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $250,000,000.

            6.5   RESTRICTED JUNIOR PAYMENTS

            Company and Borrowers shall not, and shall not permit any of its and their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that Company may (i) make Holdings Ordinary Course Payments to the extent then due and payable, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose; (ii) make Restricted Junior Payments to Holdings for purchases of Common Stock of Holdings in connection with the administration of Holdings' employee benefits program and repurchases of employee shares, (iii) make payments of intercompany indebtedness on the Closing Date as provided in subsection 2.5A, and (iv) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 6.12A; PROVIDED, in the case of Company's intercompany note to Holdings, such payments of interest shall be limited to non-cash payments on a basis consistent with past practices. The provisions of this subsection 6.5 shall not be breached by the payment of any Restricted Junior Payments to Holdings for the purposes of Holdings making a dividend payment under clause (x) of Holdings Ordinary Course Payments definition within 60 days after the declaration of the dividend by Holdings, if at such date of declaration, the making of such payment would not have been in violation of this subsection.

            6.6   FINANCIAL COVENANTS

            A. MINIMUM FIXED CHARGE COVERAGE RATIO. Company and Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio for any Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


                                  MINIMUM CONSOLIDATED
                                 FIXED CHARGE COVERAGE
FISCAL QUARTER ENDING                    RATIO
---------------------------      ---------------------
March 31, 2001                           1.20
June 30, 2001                            1.20
September 30, 2001                       1.20
December 31, 2001                        1.20
March 31, 2002                           1.20
June 30, 2002                            1.25


                                  MINIMUM CONSOLIDATED
                                 FIXED CHARGE COVERAGE
FISCAL QUARTER ENDING                    RATIO
---------------------------      ---------------------
September 30, 2002                       1.25
December 31, 2002                        1.25
March 31, 2003                           1.25
June 30, 2003                            1.25
September 30, 2003                       1.25
December 31, 2003                        1.30
March 31, 2004                           1.30

            B. MAXIMUM LEVERAGE RATIO. Company and Borrowers shall not permit the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:


                                MAXIMUM CONSOLIDATED
FISCAL QUARTER ENDING              LEVERAGE RATIO
---------------------------     --------------------
March 31, 2001                           4.5
June 30, 2001                            4.5
September 30, 2001                       4.5
December 31, 2001                        4.5
March 31, 2002                           4.5
June 30, 2002                            4.35
September 30, 2002                       4.35
December 31, 2002                        4.35
March 31, 2003                           4.35
June 30, 2003                            4.25
September 30, 2003                       4.25
December 31, 2003                        4.0
March 31, 2004                           4.0

            C. MINIMUM CONSOLIDATED NET WORTH. Company and Borrowers shall not permit Consolidated Net Worth at any time to be less than the sum of $1,650,000,000 PLUS 60% of Consolidated Adjusted Net Income for the period from January 1, 2001 (to the extent Consolidated Adjusted Net Income is a positive number) through the date of calculation taken as one accounting period PLUS 90% of any after-tax gains or losses attributable to Asset Sales for the period from January 1, 2001 through the date of calculation taken as one accounting period.

            6.7   RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES

            Company and Borrowers shall not, and shall not permit any of its and their Subsidiaries to enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

            (i) any Subsidiary of Company (other than a Domestic Borrower) may be merged with or into Company, any Domestic Borrower, any Subsidiary Guarantor or Offshore Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of (including its notes or receivables and Capital Stock), in one transaction or a series of transactions, to Company or any Subsidiary Guarantor; PROVIDED that, in the case of such a merger, Company, such Domestic Borrower, such Subsidiary Guarantor or such Offshore Guarantor shall be the continuing or surviving Person;

            (ii) Company and its Subsidiaries may sell, lease, sublease or otherwise dispose of assets in transactions that do not constitute Asset Sales and sell inventory and other personal and real property held for resale in the ordinary course of business;

            (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

            (iv) The Harbor Capital Subsidiaries may make the Harbor Capital Asset Sale;

            (v) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $500,000,000 for each Fiscal Year provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and (b) for the period from the Closing Date until the date of determination Company and its Subsidiaries may not make aggregate Asset Sales under this clause (v) of assets having an aggregate value of more than $1,000,000,000; PROVIDED that Asset Sales made by the Italian Offshore Borrowers and their Subsidiaries after the Closing Date shall not exceed $100,000,000.

            (vi) in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable in accordance with past practice and Company and Subsidiaries may sell accounts receivable to the extent that the proceeds of Receivables Sale Indebtedness are applied as required by subsection 2.4A(ii)(f);

            (vii) Company and its Subsidiaries may make Acquisitions and Investments permitted by subsection 6.3;

            (viii) Company or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

            (ix) Any Person (other than Holdings or a Domestic Borrower) may be merged with or into Company or any Subsidiary if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would not be prohibited pursuant to subsection 6.3; PROVIDED that (a) in the case of Company or a Domestic Borrower,

            Company or such Domestic Borrower shall be the continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsections 5.9 and 5.10 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto; and

            (x) Any Subsidiary of Company (other than a Borrower) may be merged with or into any other Subsidiary of Company (other than a Borrower) or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased or otherwise disposed of (including its notes or receivables and Capital Stock), in one transaction or a series of transactions to any other Subsidiary of Company (other than a Borrower), so long as, at the time of such event, neither Subsidiary is a Subsidiary Guarantor or an Offshore Guarantor.

PROVIDED, THAT, notwithstanding any of the foregoing clauses or anything else in this Agreement to the contrary, (i) no Borrower may issue any new Capital Stock to any Person other than to Company or Packaging, and (ii) neither Company nor Packaging may convey, sell, transfer or otherwise dispose of any Capital Stock in any Borrower, other than the security interest therein pledged to Collateral Agent pursuant to the Pledge Agreement.

            6.8   CONSOLIDATED CAPITAL EXPENDITURES

            Company and Borrowers shall not, and shall not permit its or their Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year:


                                MAXIMUM CONSOLIDATED
PERIOD                          CAPITAL EXPENDITURES
----------------------     ------------------------------
2001                                $600,000,000
2002                                $615,000,000
2003                                $625,000,000
2004                                $625,000,000

            6.9   TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

            (i) Company and Borrowers shall not, and shall not permit any of its or their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or Holdings or with any Affiliate of Company or Holdings or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (A) any transaction between Company and any of its Subsidiaries or between any of its Subsidiaries, (B) customary fees paid to members of the Board of Directors of Company and its Subsidiaries, (C) transactions approved by a majority of the disinterested members of the Board of Directors or other similar governing body of Company or the applicable Subsidiary, (D) purchases and sales of goods from retailers and suppliers affiliated with KKR in the ordinary course of business on terms not materially less favorable than generally available from such retailers or suppliers, (E) the payment of an annual fee to KKR for rendering management and consulting services to Company and the reimbursement of expenses in connection therewith, (F) transactions pursuant to subsection 6.5, (G) the payment by Owens Insurance, Ltd. to Holdings of insurance settlement amounts received, consistent with past practices or (H) any transaction between or among Holdings, Company, any Borrower or any other Subsidiary, subject to the restrictions of subsection 6.9(ii), below.

            (ii) Company and Borrowers shall not, and shall not permit any of its or their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange or any property or the rendering of any service) between such Person and Holdings that is not consistent generally with past practices.

            6.10  SALES AND LEASE-BACKS

            Company and Borrowers shall not, and shall not permit any of its or their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease entered into after the date hereof, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or
(ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; PROVIDED that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 6.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

            6.11  CONDUCT OF BUSINESS

            From and after the Closing Date, Company and Borrowers shall not, and shall not permit any of its or their Subsidiaries to, fundamentally or substantively alter the character of its business from that conducted by Company and its Subsidiaries, taken as a whole, as of the Closing Date.

            6.12 AMENDMENTS OF DOCUMENTS RELATING TO RESTRICTED DEBT OBLIGATIONS; NO PREPAYMENTS OF RESTRICTED DEBT OBLIGATIONS

            A. AMENDMENTS OF DOCUMENTS RELATING TO RESTRICTED DEBT OBLIGATIONS. Company and Borrowers shall not, and shall not permit Holdings or any of its or their Subsidiaries to, amend or otherwise change, or consent to any amendment or change to (including making any Restricted Junior Payment to permit Holdings to make any such payment), the terms of any Restricted Debt Obligations, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Restricted Debt Obligations, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than the waiver of any such default by the holders of such Restricted Debt Obligations, to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change any subordination provisions thereof (or of any guaranty thereof other than to release such guaranty), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Restricted Debt Obligations (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders (as determined by Administrative Agent in its reasonable judgment) except for any amendment relating to the provision of guarantees and Existing Senior Note Collateral consented to by Agents in accordance with the terms of the Pledge Agreement.

            B. NO PREPAYMENTS OF RESTRICTED DEBT OBLIGATIONS. Company and Borrowers shall not make, and shall not permit any of its or their Subsidiaries to make, any voluntary or optional payment on Restricted Debt Obligations or to make any Restricted Junior Payment to Holdings to permit Holdings to make any voluntary or optional payment on Restricted Debt Obligations except that after repayment in full of the Term Loans, Company shall be entitled to make a Restricted Junior Payment to Holdings to permit Holdings to redeem, prepay, repurchase or defease up to $650,000,000 of the principal amount of Existing Senior Notes maturing in 2004 and 2005 (plus any applicable premiums and other fees and expenses related thereto), in forward order of maturity with Net Debt Securities Proceeds or funds reserved to the Existing Senior Notes Redemption Sublimit in accordance with the provisions of subsection 2.4(a)(ii)(e)(2)(A), and Company shall be entitled to make a Restricted Junior Payment to Holdings to permit Holdings to redeem, prepay, repurchase or defease any Existing Senior Notes (plus any applicable premiums and other fees and expenses related thereto) in forward order of maturity with funds available in the Existing Senior Notes Redemption Sublimit, reserved to such sublimit in accordance with the provisions of subsection 2.4A(ii)(e)(2)(C).

                                    SECTION 7

                                EVENTS OF DEFAULT

            If any of the following conditions or events ("EVENTS OF Default") shall occur and be continuing:

            7.1   FAILURE TO MAKE PAYMENTS WHEN DUE

            Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to make reimbursement with respect to any Letter of Credit when due; or failure to pay any interest on any Loan or any other amount due under this Agreement within five days after the date due; or

            7.2   DEFAULT IN OTHER AGREEMENTS

            A. Failure of Holdings, any Borrower or any of its or their Subsidiaries to pay when due any principal or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) or guaranties of Indebtedness (other than Company's Guaranty of the Obligations under Section 9) or amounts due in respect of early termination of Hedge Agreements in an individual principal amount of $50,000,000 or more or with an aggregate principal amount of $100,000,000 or more, in each case beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder; or

            B. Breach or default by Holdings, any Borrower or any of its or their Subsidiaries with respect to any other term of any evidence of any Indebtedness (other than Indebtedness referred to in subsection 7.1) or guaranties of Indebtedness (other than Company's Guaranty of the Obligations under Section 9) in an individual principal amount of $50,000,000 or more or with an aggregate principal amount of $100,000,000 or more (or any loan agreement, mortgage, indenture or other agreement relating thereto) if the effect of such failure, default or breach is to cause, or (in the case of a breach or default with respect to a material term of the applicable Indebtedness or guaranty) to permit the holder or holders of that Indebtedness or guaranty (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or guaranty to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); PROVIDED that such failure, default or breach has not been waived by such holder or holders or trustee on behalf of such holder or holders; or

            7.3   BREACH OF CERTAIN COVENANTS

            Failure of Company or any Borrower to perform or comply with any term or condition contained in subsections 2.5 or 5.2 or Section 6 of this Agreement; or

            7.4   BREACH OF WARRANTY

            Any representation or warranty made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed made; or

            7.5   OTHER DEFAULTS UNDER AGREEMENT OR LOAN DOCUMENTS

            Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in subsections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from Administrative Agent or any Lender of such default; or

            7.6   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect

(whether in the USA, the UK, Australia, Italy or any other jurisdiction), which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case is commenced against Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (whether in the USA, the UK, Australia, Italy or any other jurisdiction); or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, administrator, administrative receiver or other officer having similar powers over Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee, administrator, administrative receiver or other custodian of Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower, and the continuance of any such events in subpart (B) for 60 days unless dismissed, bonded or discharged; or

            7.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (whether in the USA, the UK, Australia, Italy or any other jurisdiction), or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to or apply for the appointment of or taking possession by a receiver, trustee, administrator, administrative receiver or other custodian for all or a substantial part of its property; the making by Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower of any general assignment for the benefit of creditors; or the inability or failure of Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower, or the admission by Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower in writing of its inability to pay its debts as such debts become due; or the Board of Directors or other governing body of Holdings, Company, any Domestic Borrower or any of their respective Material Subsidiaries or any Offshore Borrower (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; PROVIDED, HOWEVER, that no Event of Default shall be deemed to have occurred for purposes of this subsection 7.7 in the event that any Australian Subsidiary other than an Australian Offshore Borrower, with the consent of Administrative Agent (which consent shall not be unreasonably withheld), commences a voluntary winding up with respect to itself for the purposes of a solvent reconstruction or amalgamation under Australian law; or

            7.8   JUDGMENTS AND ATTACHMENTS

            Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $50,000,000 or (ii) in the aggregate at any time an amount in excess of $100,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against Holdings, any Borrower or any of Holdings' other Material Subsidiaries or any Offshore Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

            7.9   DISSOLUTION

            Any order, judgment or decree shall be entered against Holdings, any Borrower or any of Holdings' other Material Subsidiaries or any Offshore Borrower decreeing the dissolution or split up of Holdings or that Subsidiary or that Offshore Borrower and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

            7.10  CHANGE OF CONTROL

            A Change of Control shall have occurred; or

            7.11  EMPLOYEE BENEFIT PLANS

            An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan; or

            7.12  INVALIDITY OF GUARANTIES; FAILURE OF SECURITY

            At any time after the execution and delivery thereof, (i) any of the Guaranties for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) in any material respect or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof or any other termination of such Collateral Document in accordance with the terms hereof or thereof) in any material respect or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby securing only the obligations purported to be covered thereby, in each case (A) if such unenforceability, nullity or invalidity (in the aggregate with any other such unenforceability, nullity or invalidity) relates to Collateral the value of which exceeds $250,000,000 and
(B) such unenforceability, nullity or invalidity did not arise from the failure of Collateral Agent, Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

            7.13  ACTIVITIES OF HOLDINGS

            Holdings shall engage in any activity other than the ownership of the Capital Stock and intercompany debt of Company and activities related to the administration of claims for asbestos-related liabilities and other activities constituting substantially the same business conducted by Holdings as of the Closing Date.

            THEN (i) upon the occurrence of any Event of Default described in the foregoing subsection 7.6 or 7.7, each of (x) the unpaid principal amount of and accrued interest on the Loans, (y) the Domestic Overdraft Amount and the Offshore Overdraft Amounts and all accrued and unpaid interest thereon, and (z) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of Administrative Agent to honor any overdraft in respect of the Domestic Overdraft Account, the obligation of any Offshore Overdraft Account Provider to honor any overdraft in respect of any Offshore Overdraft Account, the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit for the account of any Domestic Borrower and the right of any other Lender to issue any Letter of Credit hereunder shall thereupon automatically terminate, and (ii) upon the occurrence of any other Event of Default, Requisite Lenders (or Administrative Agent, at the direction or with the consent of Requisite Lenders) may, by written notice to Borrowers, declare an amount equal to the amounts described in clauses (x), (y) and (z) above to be, and the same shall forthwith become, due and payable, without (except for such notice) presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, together with accrued interest thereon, and the obligation of Administrative Agent to honor any overdraft in respect of the Domestic Overdraft Account, the obligation of any Offshore Overdraft Account Provider to honor any overdraft in respect of any Offshore Overdraft Account, the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit for the account of any Domestic Borrower and the right of any other Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way (A) the right of Administrative Agent to cause Lenders to make Revolving Loans in order to repay the then outstanding Domestic Overdraft Amount as provided in (and subject to the conditions set forth in) subsection 2.1B, (B) the obligations of Lenders to purchase from Administrative Agent participations in the Domestic Overdraft Amount as provided in subsection 2.1B, (C) the obligations of Lenders to purchase from Issuing Lenders participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.8E, or (D) the obligations of Lenders to purchase participations in Offshore Overdraft Amounts as provided in subsection 2.1D.

            Any amounts described in clause (z) above, when received by Administrative Agent, shall be held by Administrative Agent in the L/C Collateral Account, for the benefit of Lenders, as collateral security for the Obligations of Company and Domestic Borrowers in respect of all outstanding Letters of Credit, and Company and Domestic Borrowers hereby (X) grant to Administrative Agent a security interest in all such amounts, together with any interest accrued thereon and any Investments of such amounts, as security for such Obligations, (Y) agree to execute and deliver to Administrative Agent all such documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable in order to more fully evidence, perfect or protect such security interest, and (Z) agree that, upon the honoring by any Issuing Lender of any drawing under a Letter of Credit issued by it, Administrative Agent is authorized and directed to apply any amounts held as collateral security in accordance with the terms of this paragraph to reimburse such Issuing Lender for the amount of such drawing.


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            Notwithstanding the foregoing, if at any time within 60 days after acceleration of the maturity of any Loan, Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, and payments of amounts referred to in clause (z) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.7, then Requisite Lenders by written notice to Borrowers may rescind and annul the acceleration and its consequences (and upon such written notice all obligations of each Lender hereunder shall be reinstated, in each case as in effect immediately prior to such acceleration), and Administrative Agent shall return to the applicable Loan Party any amounts held by Administrative Agent pursuant to the immediately preceding paragraph as cash collateral in the L/C Collateral Account in respect of amounts described in clause (z) above; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

            Anything contained in this Agreement to the contrary notwithstanding, after the occurrence of an Event of Default and the acceleration of the maturity of the Loans and the amounts referred to in clauses
(y) and (z) above, all payments relating to the Loans and such amounts shall be made to Administrative Agent for the account of Lenders and all amounts received by Administrative Agent which are to be applied to the payment of the Obligations shall be distributed to Lenders in such a manner that each Lender receives the same proportionate share of such amounts based on the ratio of the Aggregate Amounts Due to such Lender to the Aggregate Amounts Due to all Lenders.

                                    SECTION 8

                                     AGENTS

            8.1   APPOINTMENT

            Bankers is hereby appointed Administrative Agent hereunder by each Lender and each Lender hereby authorizes Administrative Agent to act hereunder and under the other instruments and agreements referred to herein (including without limitation the Guaranties, the Collateral Documents and the Intercreditor Agreement) as its agent hereunder and thereunder, and Bankers agrees to act as such upon the express conditions contained in this Section 8, the Guaranties, the Collateral Documents and the Intercreditor Agreement. BofA and Scotia Capital are hereby appointed Co-Syndication Agents hereunder by each Lender and each of BofA and Scotia Capital agrees to act as such upon the express conditions contained in this Section 8. Deutsche Bank AG, London Branch, is hereby appointed UK Administrative Agent hereunder by each Lender and each Lender hereby authorizes UK Administrative Agent to act hereunder and under the other instruments and agreements referred to herein as its agent hereunder and thereunder, and Deutsche Bank AG, London Branch, agrees to act as such upon the express conditions contained in this Section 8. The provisions of this Section 8 are solely for the benefit of Agents and Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof (except with respect to the provisions relating solely to consent rights set forth in subsection 8.6). In performing their functions and duties under this Agreement, Agents


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shall act solely as agents of Lenders (except in connection with the exercise of consent rights pursuant to subsection 10.7A) and do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Neither Co-Syndication Agent nor any Lenders named as Joint Lead Arrangers, Managing Agents, Co-Agents or Lead Book Managers hereunder shall have no duties or any liability under this Agreement to any Person, other than as Lenders hereunder.

            8.2   POWERS; GENERAL IMMUNITY

            A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including without limitation the Guaranties, the Collateral Documents and the Intercreditor Agreement) as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement, the Guaranties, the Collateral Documents and the Intercreditor Agreement and may perform such duties by or through its agents or employees. Each of the Co-Syndication Agents shall have no powers or duties hereunder except as expressly specified in this Agreement. The duties of Agents shall be mechanical and administrative in nature; Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agents any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

            B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agents shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, the Guaranties, the Collateral Documents, the Intercreditor Agreement or any Notes issued hereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Administrative Agent to Lenders or by or on behalf of any Borrower to Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall have no any liability arising from (i) confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof or (ii) failure for any reason whatsoever to deliver a Loan Limitation Notice or notice thereof to any Lender pursuant to subsection 2.1E(v) in connection with any Offshore Loan requested by any Offshore Borrower hereunder.

            C. EXCULPATORY PROVISIONS. Neither Agents nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including without limitation any act or omission under the Guaranties, the Collateral Documents or the Intercreditor Agreement) unless caused by its or


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their gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement, or the other instruments and agreements referred to herein, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent, shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

            D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and each of its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

            8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS

            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and the Borrowers in connection with the making of the Loans, the extensions of credit under the Domestic Overdraft Account and the Offshore Overdraft Accounts (in the case of Administrative Agent and each Lender that is an Offshore Overdraft Account Provider) and the issuance of Letters of Credit hereunder and such Lender's purchasing of participations in such Loans, the Domestic Overdraft Account, the Offshore Overdraft Accounts or such Letters of Credit and has made and shall continue to make its own appraisal of the creditworthiness of Company and the Borrowers. No Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or the issuance of the Letters of Credit or any time or times thereafter and no Agent shall


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have any further responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

            8.4   RIGHT TO INDEMNITY

            Each Lender severally agrees to indemnify each Agent, proportionately to its Pro Rata Share as in effect on the date on which indemnification is sought hereunder, to the extent such Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or the other instruments and agreements referred to herein; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            8.5   REGISTERED PERSONS TREATED AS OWNERS

            Administrative Agent may deem and treat the Persons listed as Lenders in the Register as the owners of the corresponding Loans listed therein for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.2B(ii). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

            8.6   SUCCESSOR AGENTS AND DOMESTIC OVERDRAFT ACCOUNT PROVIDER

            (i) Administrative Agent or UK Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers' Agent, and Administrative Agent or UK Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers' Agent and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days' notice to Company and Borrowers' Agent, to appoint a successor Administrative Agent or UK Administrative Agent, as applicable; PROVIDED that so long as no Event of Default shall have occurred and be continuing such appointment shall be subject to the consent of Borrowers' Agent, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Administrative Agent or UK Administrative Agent hereunder by a successor Administrative Agent or UK Administrative Agent, that successor Administrative Agent or UK Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or UK Administrative Agent as applicable, and the retiring or removed Administrative Agent or UK Administrative Agent shall be discharged from its duties and


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

obligations as Administrative Agent or UK Administrative Agent under this Agreement. After any retiring or removed Administrative Agent's or UK Administrative Agent's resignation or removal hereunder as Administrative Agent or UK Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or UK Administrative Agent under this Agreement.

            (ii) Any resignation or removal of Administrative Agent pursuant to this subsection 8.6 shall also constitute the resignation or removal of Administrative Agent as the provider of the Domestic Overdraft Account and as Collateral Agent, and any successor Administrative Agent appointed pursuant to this subsection 8.6 shall, upon its acceptance of, and as a condition to, such appointment, become the successor provider of the Domestic Overdraft Account and Collateral Agent for all purposes hereunder. In such event (a) Domestic Borrowers shall repay in full the Domestic Overdraft Amount and all other amounts owing to the retiring or removed Administrative Agent under the Overdraft Agreement, and (b) Borrowers and the retiring or removed Administrative Agent shall terminate the Domestic Overdraft Agreement to which they are a party and Company and the successor Administrative Agent shall enter into a successor Domestic Overdraft Agreement.

            8.7 INTERCREDITOR AGREEMENT, SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS; RELEASE OF SUBSIDIARY GUARANTY

            Each Lender hereby authorizes Collateral Agent to enter into the Intercreditor Agreement on behalf of and for the benefit of that Lender, and agrees to be bound by the terms of the Intercreditor Agreement. Each Lender hereby authorizes Collateral Agent to enter into the Guaranties, the Intercreditor Agreement, and each Collateral Document, and to take all action contemplated by the Guaranties, the Intercreditor Agreement, and the Collateral Documents; PROVIDED that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of the Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to seek to enforce the Guaranties or to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of Lenders and the parties to the Intercreditor Agreement upon the terms of the Collateral Documents and the Intercreditor Agreement.

                                    SECTION 9

                                COMPANY GUARANTY

            9.1   GUARANTY

            Company hereby irrevocably and unconditionally guaranties the due and punctual payment of all Obligations of all Borrowers hereunder, all obligations and liabilities under Interest Rate Agreements by and between Company or any of its Subsidiaries and Lenders or Affiliates of Lenders ("INTEREST RATE OBLIGATIONS") and all Currency Agreements by and between Company or any of its Subsidiaries and Lenders or Affiliates of Lenders ("CURRENCY OBLIGATIONS") and any Other Permitted Credit Exposure, when the same shall become due, whether at stated maturity, by required payment, declaration, demand or otherwise (including


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

amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code), and agrees to pay any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred by Collateral Agent, Agents or Lenders or their Affiliates party to such Other Lender Guarantied Obligations (each, a "GUARANTIED PARTY" and collectively, the "GUARANTIED PARTIES") in enforcing or preserving any rights under this Guaranty (all such obligations collectively, the "GUARANTIED OBLIGATIONS"); PROVIDED, THAT, in order to enjoy the benefit of the foregoing guaranty any such Lender or Affiliate thereof party to any such Other Permitted Credit Exposure, Interest Rate Obligations or Currency Obligations shall execute and deliver to Collateral Agent, during such time as such Lender is a Lender under this Agreement, an acknowledgment to the Intercreditor Agreement agreeing to be bound thereby and acknowledged by Borrowers' Agent. Any Lender or Affiliate thereof obtaining the benefit of the foregoing guaranty with respect to Other Permitted Credit Exposure, Interest Rate Obligations or Currency Obligations shall remain a Guarantied Party hereunder with respect to such Other Permitted Credit Exposure, Interest Rate Obligations or Currency Obligations only for so long as such Lender remains a Lender under this Agreement.

            9.2   WAIVERS

            A. Company agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that Company will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation.

            B. Company waives presentation of, demand of, and protest of any Guarantied Obligation and also waives notice of protest for nonpayment. The obligations of Company under this Guaranty shall not be affected by:

                  (i) the failure of any Guarantied Party or any other Person to assert any claim or demand or to enforce any right or remedy against Company, any Borrower or any Subsidiary under the provisions of this Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any document relating to Other Permitted Credit Exposure or any other agreement or otherwise,

                  (ii) any extension or renewal of any provision of any thereof,

                  (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any document relating to Other Permitted Credit Exposure or any instrument or agreement executed pursuant hereto or thereto,

                  (iv) the failure to perfect any security interest in, or the release of, any of the security held by any Guarantied Party, Collateral Agent, any Agent or any other Person for any of the Guarantied Obligations, or

                  (v) the failure of any Guarantied Party or any other Person to exercise any right or remedy against any Borrower or any Guarantor of any of the Guarantied Obligations.


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

            C. Company further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Guarantied Party or any other Person to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party or any other Person in favor of a Borrower or any other Person.

            D. The obligations of Company under this SECTION 9 shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations, the discharge of any Borrower or any other guarantor from any of the Guarantied Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Company under this SECTION 9 shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party, Collateral Agent, any Agent or any other Person to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any document relating to Other Permitted Credit Exposure or any other agreement, by any waiver or modification of any hereof or thereof, by any default, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Company or which would otherwise operate as a discharge of Company as a matter of law or equity.

            E. Company further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligation is rescinded or must otherwise be restored by any Guarantied Party, Collateral Agent, any Agent or any other Person upon the bankruptcy or reorganization of Company, any other Person or otherwise.

            9.3   PAYMENT

            Company further agrees, in furtherance of the foregoing and not in limitation of any other right which any Guarantied Party, Collateral Agent, any Agent or any other Person may have at law or in equity against Company by virtue hereof, upon the failure of any Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Company will forthwith pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to any Borrower, would have accrued on such Guarantied Obligations) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by Collateral Agent:


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

            FIRST, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;

            SECOND, (i) upon and during the effectiveness of the Intercreditor Agreement, to the payment of the Guarantied Obligations as provided in Section 3 of the Intercreditor Agreement and (ii) except as set forth in clause (i), to the payment of the Guarantied Obligations for the ratable benefit of the holders thereof; and

            THIRD, after payment in full of all Guarantied Obligations, to the payment to Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

            9.4   WAIVER OF SUBROGATION, ETC.

            Company hereby waives any claim, right or remedy, direct or indirect, that it now has or may hereafter have against any Borrower or any of its assets in connection with this Section 9 or the performance by Company of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Company now has or may hereafter have against any Borrower or Subsidiary thereof, (b) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent or any other Guarantied Party now has or may hereafter have against any Borrower or a Subsidiary thereof, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Collateral Agent or any other Guarantied Party. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Company shall withhold exercise of any right of contribution it may have against any other guarantor of the Guarantied Obligations as a result of any payment hereunder. Company further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights of subrogation, reimbursement or indemnification Company may have against any Borrower thereof or against any collateral or security, and any such rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Collateral Agent or any Guarantied Party may have against any Borrower or other guarantor, to all right, title and interest Collateral Agent or any Guarantied Party may have in any such collateral or security, and to any right Collateral Agent or any Guarantied Party may have against such other guarantor. If any amount shall be paid to Company on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.


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

            Collateral Agent has been appointed to act as Guarantied Party hereunder by Lenders for their benefit and, by their acceptance of the benefits hereof, the holders of any Other Lender Guarantied Obligations. Except as otherwise provided in the next succeeding paragraph, Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and this Agreement; provided that, except as otherwise provided in the Intercreditor Agreement, Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Lenders. In furtherance of the foregoing provisions of this paragraph, each holder of Other Lender Guarantied Obligations, by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this SECTION 9, it being understood and agreed by such holder that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of the Guarantied Parties in accordance with the terms of this paragraph.

            Anything contained in this Guaranty to the contrary notwithstanding, upon and during the effectiveness of the Intercreditor Agreement no Guarantied Party shall be entitled to take any action whatsoever to enforce any term or provision of this Guaranty except through the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

            9.5   TERMINATION

            At such time as all Obligations have been paid in full and all Commitments have terminated and all Letters of Credit have expired or have been cancelled, the provisions of this Section 9 shall be of no further force and effect as to any Other Lender Guaranteed Obligations guaranteed hereby unless an Event of Default described in subsection 7.6 or subsection 7.7 shall then be continuing.

            9.6   SECURITY

            The obligations of Company under this SECTION 9 are secured pursuant to the Pledge Agreement and the Security Agreement.

                                   SECTION 10

                                  MISCELLANEOUS

            10.1 REPRESENTATION OF LENDERS

            Each Lender hereby represents that it will make each Loan hereunder for its own account in the ordinary course of its business; provided, HOWEVER, that, subject to subsection 10.2, the disposition of the Notes or other evidences of Indebtedness held by that Lender shall at all times be within its exclusive control.

            10.2 ASSIGNMENTS AND PARTICIPATIONS IN LOANS, NOTES AND LETTERS OF CREDIT

            A. GENERAL. Each Lender shall, subject to the provisions of this subsection 10.2, have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its


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Commitments or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such assignment or participation shall, without the consent of Company, require any Borrower to file a registration statement with the Securities and Exchange Commission or any foreign securities exchange or apply to qualify such assignment or participation of the Loans, Letters of Credit or participations therein or the other Obligations under the securities laws of any state. No such sale, assignment, transfer or negotiation of the Term Loan or Term Loan Commitment or participation therein by a Lender shall require a ratable sale, assignment, transfer or negotiation of the Revolving Loans or Revolving Loan Commitment of such Lender, and no such sale, assignment, transfer or negotiation of the Revolving Loans or Revolving Loan Commitment or participation therein by a Lender shall require a ratable sale, assignment, transfer or negotiation of the Term Loan or Term Loan Commitment of such Lender. Except as otherwise provided in this subsection 10.2, no Lender shall, as between any Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, Commitments, Letters of Credit or participations therein or the other Obligations owed to such Lender.

            B. ASSIGNMENTS.

            (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Loan, Commitment, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrowers' Agent and Administrative Agent or a Related Fund of such Lender; PROVIDED THAT, if such Related Fund is not a Lender, such assignment shall be in an amount not less than $1,000,000 in the case of a Term Loan and $5,000,000 in the case of a Revolving Loan Commitment, Letter of Credit or participation therein or other Obligation or (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $1,000,000 in the case of a Term Loan and $5,000,000 in the case of a Revolving Loan Commitment, Letter of Credit or participation therein or other Obligation (or such lesser amount (X) as shall constitute the aggregate amount of all Loans, Commitments, Letters of Credit or participations therein and other Obligations of the assigning Lender or (Y) so long as, after giving effect to such assignment and any other assignments concurrently being made to the assignee, such assignee receives not less than $1,000,000 of Term Loans, or $5,000,000 of Revolving Loans, Commitments, or other Obligations assigned to it) to any other Eligible Assignee with the giving of notice to Borrowers' Agent and Administrative Agent and, if no Event of Default shall have occurred and be continuing, with the consent of Borrowers' Agent and Administrative Agent, in the case of an assignment made by a Lender other than Administrative Agent, or with the consent of Borrowers' Agent, in the case of an assignment made by Administrative Agent (which consent of Borrowers' Agent and Administrative Agent shall not be unreasonably withheld, withdrawn, delayed or denied; PROVIDED that the inability of an Eligible Assignee to satisfy the requirements set forth in subsection 2.7C(iv) of this Agreement, if applicable, shall constitute reasonable grounds for withholding such consent); and PROVIDED FURTHER, HOWEVER, that any assignment in accordance with clause (b) either after


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            the occurrence and during the continuation of an Event of Default or if required by applicable law shall not require the consent of the Borrowers' Agent or the Company. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with, with respect to assignments which occur following the Closing Date, a processing and recordation fee of $3,500 payable to Administrative Agent and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding and foreign tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and a "Lender" hereunder to the extent of the portion of any such Commitment so assigned hereunder and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, including, without limitation, the obligation in subsection 10.20 to maintain the confidentiality of all non-public information received by it pursuant to this Agreement and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations (except as otherwise provided in subsection 10.11) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto); PROVIDED that, if the assignee of the assigning Lender is an Affiliate of such Lender, such assignee shall not be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment effected by such assigning Lender to such Affiliate had no such assignment occurred. The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of a Note to the assigning Lender hereunder, if requested pursuant to subsection 2.1G(iv), new Notes shall, upon surrender of the assigning Lender's Note, be issued upon request to the assignee and to the assigning Lender, substantially in the form of EXHIBIT IV, EXHIBIT V, EXHIBIT VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender. In the event that a Lender assigns the full amount of its Term Loans and Revolving Loans, its Revolving Loan Commitments and its other Obligations and such Lender has an Offshore Loan Commitment, any outstanding
            Offshore Loans at the time of such assignment, such Lender must also assign the


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            full amount of such Offshore Loans to an Eligible Assignee and the full amount of such Offshore Loan Commitment in accordance with the terms of this paragraph.

            (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN Register. Subject to the requirements of subsection 10.2B(i) with respect to assignments of Offshore Loan Commitments, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.2B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding and foreign tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv), Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT X hereto and if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.2B(i)), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 10.2B(ii).

            C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation; and (ii) a reduction of the principal amount of or the rate of interest payable on any Loan or payments due in repayment of draws under Letters of Credit allocated to such participation and all amounts payable by each Borrower hereunder shall be determined as if such Lender had not sold such participation. A Lender which has sold a participation in its Loans or Commitments shall require the holder of such participation to agree in writing to comply with the provisions of subsection 10.20 and if a Lender desires to give any prospective participant a copy of any non-public information obtained by Lenders pursuant to the requirements of this Agreement which has been identified as such by any Borrower, such Lender shall require such prospective participant to agree to hold such information in accordance with such prospective participant's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices prior to its delivery of such material to such prospective participant. Each Borrower hereby acknowledges and agrees that, only for purposes of subsections 2.6E, 2.7, 10.5 and 10.6, any participation will give rise to a direct obligation of such Borrower to the participant and the participant shall be considered to be a "Lender"; PROVIDED that no participant shall be entitled to receive any greater amount pursuant to subsections 2.6E or
2.7 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.


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            D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.2, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; and any Lender that is a fund that invests in bank loans may without the consent of the Administrative Agent or any Borrower, pledge all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities; PROVIDED that any foreclosure or similar action by such trustee shall be subject to the provisions of this subsection concerning assignments; PROVIDED that (i) no Lender shall, as between any Borrower, and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

            E. SUCCESSOR OFFSHORE OVERDRAFT PROVIDERS. Any Offshore Overdraft Account Provider may resign at any time by giving 30 days' prior written notice thereof to the Lenders, the relevant Offshore Borrower and Administrative Agent. Upon (i) any such notice of resignation, upon five days notice to Lenders and Administrative Agent, or (ii) an assignment by such Offshore Overdraft Account Provider of all of its Offshore Loan Commitment, such Offshore Borrower shall have the right to appoint a Lender with respect to Offshore Loans as successor Offshore Overdraft Account Provider with respect to the Applicable Currency; PROVIDED that such appointment shall be subject to the consent of Agents, which consent shall not be unreasonably withheld. Upon the acceptance of any such appointment as an Offshore Overdraft Account Provider hereunder by a successor Offshore Overdraft Account Provider, the relevant Offshore Borrower shall repay in full the relevant Offshore Overdraft Amount and all other amounts owing to the resigning Offshore Overdraft Account Provider under the relevant Offshore Overdraft Agreement, and such Borrower and the resigning Offshore Overdraft Account Provider shall terminate such Offshore Overdraft Agreement and the successor Offshore Overdraft Account Provider shall enter into a successor Offshore Overdraft Agreement.

            F. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

            G. REPLACEMENT OF POST-CLOSING DATE LENDER. At any time the Moody's rating or the S&P rating for any Post-Closing Date Lender (as defined below) is lower than Baa3 or BBB-, respectively:

            (i) if Company's long term unsecured debt rating is Ba2 or higher from Moody's and BB or higher from S&P, then Company may (but shall not be obligated to) obtain a commitment from another Lender or Lenders or an Eligible Assignee or Eligible Assignees to become a Lender or Lenders for all purposes under this Agreement (in the case of any such Eligible Assignee) and to assume all obligations of such Post-Closing Date Lender hereunder; and


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            (ii) if Company's long term unsecured debt rating is lower than Ba2 from Moody's or lower than BB from S&P, and Requisite Lenders have elected to replace such Post-Closing Date Lender, then Requisite Lenders or Company (with the consent of Requisite Lenders) may obtain a commitment from another Lender or Lenders or an Eligible Assignee or Eligible Assignees to become a Lender or Lenders for all purposes under this Agreement (in the case of any such Eligible Assignee) and to assume all obligations of such Post-Closing Date Lender hereunder.

In the event the commitment referred to in clause (i) or (ii) above to assume all obligations of the relevant Post-Closing Date Lender is obtained in accordance with such clause, the relevant Post-Closing Date Lender (1) shall assign all of its Loans, its Commitments and its other obligations to such other Lender or Lenders or Eligible Assignee or Eligible Assignees, at par, pursuant to the provisions of subsection 10.2B; PROVIDED that, such replacement shall not be effective until (x) the applicable Borrower has paid or caused to be paid to such Post-Closing Date Lender all principal, interest, fees and other amounts then due and owing to such Post-Closing Date Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E) (and each Borrower hereby agrees to pay such amounts with respect to the relevant Loans, Commitments and other Obligations), (y) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 10.2B(i) (and Company hereby agrees to pay such amounts), and (z) all of the requirements for such assignment contained in subsection 10.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled, and (2) shall be obligated to use its best efforts to cause the foregoing replacement to occur. For purposes of this subsection 10.2G, "POST-CLOSING DATE LENDER" means any Lender having Revolving Loan Exposure which is neither a Lender on the Closing Date nor an Affiliate of any Lender party to this Agreement on the Closing Date.

            10.3  EXPENSES

            Whether or not the transactions contemplated hereby shall be consummated, each Domestic Borrower jointly and severally agrees to promptly pay
(i) all the actual and reasonable costs and expenses of Arrangers and Agents and their counsel in connection with the syndication of the Commitments and all the actual and reasonable costs and expenses of preparation of this Agreement and the other Loan Documents and all the costs of furnishing all opinions by counsel for the Loan Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder), and of each Loan Party's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of this Agreement, the other Loan Documents, the Letters of Credit and the Loans hereunder, and any amendments and waivers hereto or thereto; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by any Lender in enforcing any Obligations of or in collecting any payments due from any Borrower hereunder or under the Notes or any of the other Loan Documents by reason of such Event of Default or in connection


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with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

            10.4  INDEMNITY

            In addition to the payment of expenses pursuant to subsection 10.3, whether or not the transactions contemplated hereby shall be consummated, each Domestic Borrower jointly and severally agrees to indemnify, pay and hold Agents and Lenders and the officers, directors, employees, agents, and affiliates of Agents and Lenders (collectively called the "INDEMNITEES") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lenders' agreement to make the Loans or the use or intended use of the proceeds of the Loans or the issuance of Letters of Credit hereunder and Lenders' agreement to purchase participations therein as provided for herein or the use or intended use of the Letters of Credit or the honoring of overdrafts under the Domestic Overdraft Agreement or the purchase of participations by Lenders in the Domestic Overdraft Amount or in the Offshore Overdraft Amounts (the "INDEMNIFIED LIABILITIES"); PROVIDED that no Domestic Borrower shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. Each Domestic Borrower, jointly and severally, also agrees to indemnify and hold harmless the Indemnitees from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any transactions contemplated by this Agreement and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Domestic Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

            10.5  SET OFF

            For so long as any of the Obligations are secured by one or more Real Property Assets located in the State of California, each Lender agrees not to charge or offset any amount owed to it by any Loan Party against any of the accounts, property or assets of any Loan Party without the prior written consent of Collateral Agent. Subject to the foregoing sentence, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, but in all cases subject to subsection 10.23, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Company and each Borrower at any time or from time to time, without notice to Company or such Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts and in whatever currency denominated) and any other Indebtedness at any time held or


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owing by that Lender or any Affiliate thereof to or for the credit or the account of Company or such Borrower against and on account of the obligations and liabilities of Company or such Borrower to that Lender under this Agreement, the Notes, the Domestic Overdraft Agreement, the Offshore Overdraft Agreements and the Letters of Credit, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit or the Notes or the other Loan Documents, irrespective of whether or not (a) that Lender shall have made any demand hereunder or (b) that Lender shall have declared the principal of and the interest on the Loans and Notes, any obligations of Company or such Borrower in respect of the Letters of Credit and other amounts due hereunder to be due and payable as permitted by
Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

            10.6  RATABLE SHARING

            Lenders hereby agree among themselves that if any of them shall, through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Loans owed to that Lender, the amount then due to that Lender with respect to the Domestic Overdraft Amount or any Offshore Overdraft Amount or any Letter of Credit or Offshore Loan or any participation therein, or any fees or commissions payable hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect to the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Administrative Agent of such receipt and
(z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by the Lenders in proportion to the Aggregate Amounts Due them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Lender to the extent of such recovery, but without interest. Company and each Borrower expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased and any other subsequent holder of a participation in any Loan or Letter of Credit or the Domestic Overdraft Amount or any Offshore Overdraft Amount otherwise acquired may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by Company or such Borrower to that holder as fully as if that holder were a holder of such a Loan or Letter of Credit or the Domestic Overdraft Amount or any Offshore Overdraft Amount in the amount of the participation held by that holder.

            10.7  AMENDMENTS AND WAIVERS

            A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company or any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause


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(i)): (i) extend the scheduled final maturity of any Loan or Note beyond the
Term Loan Maturity Date or the Revolving Loan Commitment Termination Date, as the case may be, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or the date for reimbursement of any amount drawn thereunder beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or fees in respect of the Revolving Loan Commitments, the Loans or the Letters of Credit, or extend the time of payment of interest or fees in respect thereof, or reduce the principal amount of any of the Obligations (including any Obligation to reimburse the amount of any drawing honored under any Letter of Credit), (ii) amend, modify, terminate or waive any provision of this subsection 10.7 or any other provision of this Agreement expressly requiring the approval or concurrence of all Lenders, (iii) reduce the percentage specified in the definition of Requisite Lenders or change the definitions of "PRO RATA SHARE" (it being understood that, with the consent of Requisite Lenders (determined before giving effect to the proposed action), additional extensions of credit pursuant to this Agreement may be included in determining what constitutes Requisite Lenders and in determining the Pro Rata Shares of Lenders, in each case on substantially the same basis as the Revolving Loan Commitments and the Revolving Loans or the Term Loan Commitments and the Term Loans are included in such determinations on the Closing Date) or "THRESHOLD DEBT Rating", (iv) release Company from the Company Guaranty, (v) release all or substantially all of the Collateral other than in accordance with the express provisions of the Collateral Documents upon Holdings' and Company's achievement of the Threshold Debt Rating; PROVIDED that no Event of Default shall have occurred and be continuing and upon such release all Restricted Debt Obligations shall be and remain unsecured or (vi) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than the decision by Lenders, following the repayment of the Term Loans in full, to permit the Domestic Borrowers to assign all rights and obligations under this Agreement and the Loan Documents to Holdings and Holdings' assumption thereof following the date on which Holdings achieves the Threshold Debt Rating, and the concurrent release of the Guaranties by the Collateral Agent, which decision shall require the approval of the Requisite Lenders so long as Holdings maintains the Threshold Debt Rating (PROVIDED that such assumption shall be pursuant to documentation satisfactory to Requisite Lenders) and Restricted Debt Obligations shall be assumed by Holdings and all Subsidiaries of Holdings shall be released from obligations thereon; PROVIDED, FURTHER that no such amendment, modification, termination, waiver or consent shall (1) increase the Term Loan Commitment or the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that (A) amendments, modifications or waivers of conditions precedent, covenants, Potential Events of Default or Events of Default, mandatory reductions in the Revolving Loan Commitments or of mandatory prepayments of Term Loans or Revolving Loans, shall not constitute an increase of the Term Loan Commitment or the Revolving Loan Commitment of any Lender and (B) an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1B or any other provision of this Agreement relating to the Domestic Overdraft Account or the Domestic Overdraft Amount (including any provision relating to the repayment of the Domestic Overdraft Amount with the proceeds of Revolving Loans or relating to the obligations of Lenders to purchase participations in the Domestic Overdraft Amount) without the


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consent of Administrative Agent; (3) amend, modify, terminate or waive any provision of this Agreement relating to the obligations of Lenders to purchase participations in Letters of Credit without the written concurrence of Administrative Agent and each other Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by it; or (4) amend, modify, terminate or waive any provision of Section 8 applicable to any Agent without the consent of such Agent.

            B. If, in connection with any proposed amendment, modification, termination, waiver or consent relating to any of the provisions of this Agreement or the Notes as described in any of clauses (i) through (vi) of the first proviso to subsection 10.7A, the consent of Requisite Lenders is obtained but the consent of one or more of the other Lenders whose consent is also required is not obtained, then Company shall have the right, so long as all such non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to (i) replace each such non-consenting Lender with one or more Replacement Lenders (as defined in subsection 10.7C) pursuant to subsection 10.7C so long as at the time of such replacement each such Replacement Lender consents to the proposed amendment, modification, termination, waiver or consent and/or (ii) terminate each such non-consenting Lender's Commitments and repay in full its outstanding Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender, in accordance with subsection 2.4A(i); PROVIDED that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; PROVIDED FURTHER that Company shall not have the right to terminate any such non-consenting Lender's Commitments and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 10.7B if, immediately after the termination of such Lender's Revolving Loan Commitment, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect; PROVIDED STILL FURTHER that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the "PROVIDED, FURTHER" clause in subsection 10.7A.

            C. (i) In the event of certain refusals by any Lender, as provided in subsection 10.7B, to consent to certain proposed amendments, modifications, terminations, waivers or consents with respect to this Agreement which have been approved by Requisite Lenders, Borrowers may, so long as no Potential Event of Default or Event of Default exists, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) repay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (a "REPLACED LENDER") in accordance with, and subject to the requirements of, subsection 10.7B so long as (i) in the case of the repayment of Loans of any Lender pursuant to this subsection 10.7C, the Commitments of such Lender are terminated concurrently with such repayment (at which time SCHEDULE A shall be deemed modified to reflect the changed Commitments) and (ii) in the case of the repayment of Loans of any Lender the consents required by Section 10.7B in connection with the repayment pursuant to this subsection 10.7C have been obtained.


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

            (ii) At the time of any replacement pursuant to this subsection 10.7C, the lender replacing such Replaced Lender (the "REPLACEMENT LENDER") shall enter into one or more assignment agreements, in form and substance satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans of, and participations in the Domestic Overdraft Amount and Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawing with respect to Letters of Credit (which at such time remains an unpaid drawing), to the extent such amount was not theretofore funded by such Replaced Lender;

            (iii) All obligations of any Borrower owing to the Replaced Lender (excluding those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including, however, any amounts that would have been payable by a Borrower pursuant to subsection 2.6E if such Borrower had directly prepaid the Loans of such Replaced Lender) shall be paid in full by such Borrower to such Replaced Lender concurrently with such replacement; and

            (iv) Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (ii) and (iii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to Borrowers' obligations regarding indemnification provisions under this Agreement, which shall survive for the benefit of such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

            D. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company or any Borrower in any case shall entitle Company or any Borrower to any other or further notice or demand in


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

similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.7 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company or any Borrower, on such Company and such Borrower.

            10.8  INDEPENDENCE OF COVENANTS

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

            10.9  CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS

            If (i) any changes in accounting principles and policies from those used in the preparation of the financial statements referred to in subsection
4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 5 and 6 hereof (other than changes in such principles and policies relating to impairment or charge-offs of the value of assets acquired prior to December 31, 2000, which changes shall be disregarded for purposes of such calculations) , (ii) there is any change in Company's or Holdings' Fiscal Quarter or Fiscal Year, or (iii) there is a material change in federal tax laws which materially affects Company's ability to comply with the financial covenants, standards or terms found in Sections 1, 5 or 6 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions (in accordance with subsection 10.7) so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after such changes as if such changes had not been made.

            10.10 NOTICES

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or by courier service and shall be deemed to have been given when delivered in person or by courier service, by receipt of telecopy or telex or when received through the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Administrative Agent or any Borrower shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 10.10) shall be as set forth under each party's name on the signature pages hereof or in the applicable Assignment and Acceptance. All notices to any Borrower provided for hereunder shall be copied concurrently to Borrowers' Agent.


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

            10.11 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS

            A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, the execution and delivery of the Notes and the issuance of the Letters of Credit.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company and each Borrower set forth in subsections 2.6E, 2.7, 10.3, 10.4 and 10.21 and the agreements of Lenders set forth in subsections 8.2C, 8.4, 10.5, 10.6 and 10.20 shall survive the payment of the Loans, the Notes, the Offshore Overdraft Amounts and the Domestic Overdraft Amount, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

            10.12 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

            No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the other Loan Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

            10.13 SEVERABILITY

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            10.14 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS

            The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall, subject to Section 7, be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            10.15 HEADINGS

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


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

            10.16 APPLICABLE LAW

            THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 OR ANY SUCCESSOR PUBLICATIONS (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            10.17 SUCCESSORS AND ASSIGNS

            This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither the rights or obligations of Company or any Borrower under the Loan Documents nor any interest therein may be assigned without the written consent of all Lenders, except as provided in subsection 10.7. Lenders' rights of assignment are subject to subsection 10.2.

            10.18 CONSENT TO JURISDICTION AND SERVICE OF PROCESS

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY AND EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, EACH IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY OR SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.10;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION


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

            OVER COMPANY OR SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
            SECTION 5-1402 OR OTHERWISE. 10.19 WAIVER OF JURY TRIAL

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            10.20 CONFIDENTIALITY

            Lenders shall hold all non-public information obtained prior to or after the execution of this Agreement (including pursuant to the requirements of this Agreement or any other Loan Document) which has been identified as such by Company or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event (i) subject to subsection 10.2, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Commitment, any Loan, any Letter of Credit or any participation therein; (ii) may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and (iii) may make disclosure to their respective Affiliates in connection herewith, PROVIDED that each such Affiliate is advised of and agrees in writing to be bound by the provisions of this subsection 10.20; and FURTHER PROVIDED that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. Each Lender's obligations under this subsection
10.20 shall survive the termination of this Agreement and any release of such Lender's obligations under this Agreement pursuant to subsection 10.2B(i).

            10.21 JUDGMENT CURRENCY

            A. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

            B. The obligations of Company and each Borrower in respect of any sum due from it to any Agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such Other Currency such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Agent or Lender in the Original Currency, Company and such Borrower agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Agent or Lender in the Original Currency, such Agent or Lender shall remit such excess to such Borrower.

            10.22 ADDITIONAL OFFSHORE BORROWERS

            The initial Offshore Borrowers hereunder shall be United Glass, United Glass Group, O-I Australia, ACI, O-I Italy and Avir. From time to time subsequent to the date hereof, Company may, with the consent of Administrative Agent and Requisite Lenders, designate additional Australian Subsidiaries as Australian Offshore Borrowers (each such designated Australian Subsidiary being an "ADDITIONAL OFFSHORE BORROWER"), and any such Australian Subsidiary may become an Australian Offshore Borrower by executing (i) a Borrowing Subsidiary Agreement substantially in the form of EXHIBIT XIX annexed hereto executed by such Australian Subsidiary, Company and each other Borrower, (ii) Australian Loan Notes as required by subsection 2.1G, (iii) security documents required under subsection 5.9B,
(iv) Mortgages as required by subsection 5.10A, (v) a certificate executed by the secretary, an assistant secretary or any director of such Subsidiary as to
(a) the fact that attached copies of such Subsidiary's Organizational Documents are true and correct copies thereof, (b) the fact that attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of the Borrowing Subsidiary Agreement and the Credit Agreement as modified thereby are in full force and effect and have not been modified or amended, (c) the fact that attached copies of powers of attorney, if any, are true and correct copies thereof, and (d) the incumbency and signatures of the officers of such Subsidiary executing the Borrowing Subsidiary Agreement (and, if applicable, any powers of attorney authorizing other Persons to execute such Borrowing Subsidiary Agreement), and (vi) such other documents as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel. Upon delivery of such executed Borrowing Subsidiary Agreement by the other Borrowers, notice of which is hereby waived by the Borrowers, and each of the other documents referred to in the immediately preceding sentence, each such Additional Offshore Borrower shall be an Offshore Borrower and shall be as fully a party hereto as if such Subsidiary were an original signatory hereto as an Offshore Borrower. Company and each Borrower hereby expressly agrees that its Obligations arising hereunder or under the other Loan Documents shall not be affected or diminished by the addition or release of any Offshore Borrower hereunder.

            10.23 LIMITATION ON OFFSHORE BORROWER OBLIGATIONS

            Notwithstanding anything herein to the contrary, no provision of this Agreement shall render any Offshore Borrower liable for the Obligations of Company or of any Domestic Borrower.

            10.24 COUNTERPARTS; EFFECTIVENESS

            This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each Borrower, Company, Borrowers' Agent, each Lender and each Agent and upon receipt by Borrowers' Agent and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; PROVIDED, THAT, unless and until all of the conditions set forth in subsections 3.1 and 3.2 have been satisfied or waived, the Existing Credit Agreement shall remain in full force and effect as if this Agreement had never been executed and delivered; PROVIDED, FURTHER, THAT, each Lender authorizes Administrative Agent to execute a release of Holdings from all its obligations under or in respect of the Existing Credit Agreement and related Loan Documents (as defined in the Existing Credit Agreement) including Existing Letters of Credit on behalf of Lenders promptly upon the making of the initial Loans hereunder.

      WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.

                                    OWENS-ILLINOIS GROUP, INC.


                                    By:    /s/ Jeffrey A. Denker
                                       ---------------------------------
                                          Jeffrey A. Denker
                                          Assistant Treasurer

                                    Notice Address:

                                          Owens-Illinois Group, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.

            BORROWERS:              OWENS-BROCKWAY GLASS CONTAINER INC.


                                    By:  /s/ Jeffrey A. Denker
                                       ----------------------------------------
                                          Jeffrey A. Denker
                                          Treasurer

                                    Notice Address:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.

                                    OI GENERAL FTS INC.


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------
                                          Jeffrey A. Denker
                                          Assistant Treasurer

                                    Notice Address:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.

                                    OI PLASTIC PRODUCTS FTS INC.


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------------
                                          Jeffrey A. Denker
                                          Assistant Treasurer

                                    Notice Address:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.

                                    OI CLOSURE FTS INC.


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------
                                          Jeffrey A. Denker
                                          Assistant Treasurer

                                    Notice Address:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized Attorney of the undersigned as of the date first written above.

                                    UNITED GLASS LIMITED


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------
                                          Jeffrey A. Denker
                                          Attorney

                                    Notice Address:

                                          Edinburgh Way
                                          Harlow, Essex
                                          CM20 2UG, England
                                          Attention: Company Secretary
                                          Tel: 44 (0) 1279 422 222
                                          Fax: 44 (0) 1279 773 165

                                    With a copy to:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized Attorney of the undersigned as of the date first written above.

                                    UNITED GLASS GROUP LIMITED


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------------
                                          Jeffrey A. Denker
                                          Attorney


                                    Notice Address:

                                          Edinburgh Way
                                          Harlow, Essex
                                          CM20 2UG, England
                                          Attention: Company Secretary
                                          Tel: 44 (0) 1279 422 222
                                          Fax: 44 (0) 1279 773 165

                                    With a copy to:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized Attorney of the undersigned as of the date first written above.

                                    OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------------
                                          Jeffrey A. Denker
                                          Attorney

                                    Notice Address:

                                          36 Burwood Road
                                          Hawthorn, Victoria, 3122
                                          Australia
                                          Attention: Treasurer
                                          Tel: (613) 9236-2407
                                          Fax: (613) 9818-0012

                                    With a copy to:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized Attorney of the undersigned as of the date first written above.

                                    ACI OPERATIONS PTY LIMITED


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------------
                                          Jeffrey A. Denker
                                          Attorney

                                    Notice Address:

                                          36 Burwood Road
                                          Hawthorn, Victoria, 3122
                                          Australia
                                          Attention: Treasurer
                                          Tel: (613) 9236-2407
                                          Fax: (613) 9818-0012

                                    With a copy to:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized Attorney of the undersigned as of the date first written above.

                                    OI ITALIA S.R.L.


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------------
                                          Jeffrey A. Denker
                                          Special Attorney-in-Fact

                                    Notice Address:

                                          Aziende Vetrarie Industriali
                                          Ricciardi, S.p.A.
                                          Alzaia Trieste, 45
                                          20094, Corsico
                                          Milano, Italy
                                          Attention: Financial Director
                                          Tel: 39-2-451-791
                                          Fax: 39-2-451-01688

                                    With a copy to:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized Attorney of the undersigned as of the date first written above.

                                    AZIENDE VETRARIE INDUSTRIALI RICCIARDI,
                                     S.P.A.


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------
                                          Jeffrey A. Denker
                                          Special Attorney-in-Fact

                                    Notice Address:

                                          Aziende Vetrarie Industriali
                                          Ricciardi, S.p.A.
                                          Alzaia Trieste, 45
                                          20094, Corsico
                                          Milano, Italy
                                          Attention: Financial Director
                                          Tel: 39-2-451-791
                                          Fax: 39-2-451-01688

                                    With a copy to:

                                          Owens-Illinois General, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.


                                    OWENS-ILLINOIS GENERAL, INC.,
                                    AS BORROWERS' AGENT


                                    By:  /s/ Jeffrey A. Denker
                                       ---------------------------------
                                          Jeffrey A. Denker
                                          Treasurer

                                    Notice Address:

                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention: Treasurer

      AGENTS AND LENDERS:           BANKERS TRUST COMPANY,
                                    individually and as Administrative Agent


                                    By:  /s/ Mary Jo Jolly
                                       -----------------------------------------
                                    Name:  Mary Jo Jolly
                                    Title:   Assistant Vice President

                                    Notice Address:

                                          Bankers Trust Company
                                          130 Liberty Street, 14th Floor
                                          New York, New York 10006
                                          Attention:  Mary Jo Jolly

                                    with a copy to:

                                          Bankers Trust Company
                                          300 South Grand Avenue, 41st Floor
                                          Los Angeles, California 90071
                                          Attention:  Robert G. Kolb
                                          Tel: (213) 620-8465
                                          Fax: (213) 620-8484

                                    BANC OF AMERICA SECURITIES, LLC
                                    as Joint Lead Arranger, Joint Book
                                          Manager, and Co-Syndication Agent


                                    By:  /s/ Lynn W. Stetson
                                        -----------------------------------
                                    Name:  Lynn W. Stetson
                                    Title:  Managing Director


                                    BANK OF AMERICA, N.A.
                                    As lender


                                    By:  /s/ Lynn W. Stetson
                                        ------------------------------------
                                    Name:  Lynn W. Stetson
                                    Title:  Managing Director

                                    Notice Address:

                                          Bank of America
                                          231 South LaSalle Street
                                          Chicago, IL  60697

                                          For the Lender:
                                          Attention:  Lynn Stetson
                                          Telephone:  (312) 828-6757
                                          Fax:  (312) 987-0303

                                          For the Arranger:
                                          Attention:  Valerie C. Mills
                                          Tel:  (312) 828-6859
                                          Fax:  (312) 828-7448

                                    THE BANK OF NOVA SCOTIA,
                                    individually and as a Co-Syndication Agent


                                    By:  /s/ A.S. Norsworthy
                                        ----------------------------------------
                                    Name:  A.S. Norsworthy
                                    Title:  Senior Team Leader-Loan Operations

                                    Notice Address:

                                          The Bank of Nova Scotia
                                          Atlanta Agency
                                          600 Peachtree Street, N.E.
                                          Suite 2700
                                          Atlanta, Georgia 30308
                                          Attention:  George Wong

                                    with a copy to:

                                          The Bank of Nova Scotia
                                          Chicago Representative Office
                                          181 W. Madison Street
                                          Suite 3700
                                          Chicago, IL  60602
                                          Attn:  David Visny
                                          Tel: (312) 201-4112
                                          Fax: (312) 201-4108

                                    ABN AMRO BANK N.V.,
                                    individually and as a Managing Agent


                                    By:  /s/ Mary L. Honda
                                        ----------------------------------------
                                    Name:  Mary L. Honda
                                    Title:  Group Vice President



                                    By: /s/ John L. Church
                                       -----------------------------------------
                                    Name: John L. Church
                                    Title:  Senior Vice President

                                    Notice Address:

                                          ABN AMRO Bank N.V.
                                          135 South LaSalle Street
                                          Suite 625
                                          Chicago, IL  60603
                                          Attention:  Mary Honda
                                          Tel: (312) 904-5220
                                          Fax: (312) 606-8425

                                    with a copy to:

                                          ABN AMRO Bank N.V.
                                          135 South LaSalle St., Suite 1500
                                          Chicago, IL 60604-1003
                                          Attention:  Credit Administration
                                          Tel: (312) 992-5110
                                          Fax: (312) 992-5111

                                    BANK ONE, N.A.
                                    Individually and as a Managing Agent

                                    By:  /s/ Philip R. Medsger
                                        ------------------------------------
                                    Name:  Philip R. Medsger
                                    Title:  Vice President

                                    Notice Address:

                                          Bank One, N.A.
                                          611 Woodward Ave., Second Floor
                                          Mail Code: M11-8073
                                          Detroit, Michigan 48226
                                          Attention:  Philip R. Medsger
                                          Tel: (313) 225-2406
                                          Fax: (313) 225-1671

                                    With a copy to:

                                          Bank One, N.A.
                                          One Bank One Plaza, 20th Floor
                                          Mail Code: IL1-0801
                                          Chicago, Illinois 60670
                                          Attention:  Joanne Rogers, Esq.
                                          Tel: (312) 732-8887
                                          Fax: (313) 732-5144

                                    CIBC, INC.
                                    Individually and as a Managing Agent


                                    By:  /S/ M. Beth Miller
                                        ----------------------------------------
                                    Name:  M. Beth Miller
                                    Title:  Managing Director

                                    Notice Address:

                                          CIBC World Markets
                                          2727 Paces Ferry Road, Suite 1200
                                          2 Paces West, Building 2
                                          Atlanta, Georgia 30339
                                          Attention: Calire Coyne
                                          Tel: (770) 319-4836
                                          Fax: (770) 319-4950

                                    With a copy to:

                                          CIBC World Markets
                                          425 Lexington Avenue, 8th Floor
                                          New York, New York 10017
                                          Attention: Robert Novak
                                          Tel: (212) 856-4130
                                          Fax: (212) 856-3991

                                    CREDIT LYONNAIS CHICAGO BRANCH,
                                    individually and as a Managing Agent


                                    By:  /s/ Joseph A. Philbin
                                        ------------------------------------
                                    Name:  Joseph A. Philbin
                                    Title:  Vice President

                                    Notice Address:

                                          Credit Lyonnais
                                          227 West Monroe
                                          Suite 3800
                                          Chicago, Illinois
                                          Attention:  Joe Philbin
                                          Telephone:  (312) 220-7314
                                          Fax:  (312) 641-0527

                                    with a copy to:

                                          Credit Lyonnais
                                          227 West Monroe
                                          Suite 3800
                                          Chicago, Illinois
                                          Attention:  Mel Smith
                                          Telephone:  (312) 220-7304
                                          Fax:  (312) 641-0527

                                    THE INDUSTRIAL BANK OF JAPAN,
                                     LIMITED
                                    individually and as a Managing Agent


                                    By:  /s/ Walter R. Wolf
                                        ----------------------------------------
                                    Name:  Walter R. Wolf
                                    Title:  Joint General Manager/ Group Head

                                    Notice Address:

                                          The Industrial Bank of Japan, Limited
                                          227 West Monroe Street, Suite 2600
                                          Chicago, IL  60606
                                          Attention:  Steve Ryan
                                          Fax:  (312) 855-8200
                                          Tel:  (312) 855-6251

                                    KEYBANK NATIONAL ASSOCIATION,
                                    individually and as a Managing Agent


                                    By:  /s/ Mark A. Loschiavo
                                        ---------------------------------
                                    Name:  Mark A. LoSchiavo
                                    Title:  Assistant Vice President

                                    Notice Address:

                                          KeyBank National Association
                                          127 Public Square
                                          Cleveland, OH  44114-1306
                                          Attention: Mark LoSchiavo
                                          Tel:  (216) 689-0598
                                          Fax:  (216) 689-4981

                                    SOCIETE GENERALE
                                    individually and as a Managing Agent


                                    By:  /s/ Jerry Parisi
                                        ----------------------------------------
                                    Name:  Jerry Parisi
                                    Title:  Managing Director

                                    Notice Address:

                                          Societe Generale
                                          1221 Avenue of the Americas
                                          New York, New York  10020
                                          Attention:  Mr. Jerry Parisi
                                          Tel:  (212) 278-5448
                                          Fax:  (212) 278-7614

                                    SUMITOMO MITSUI
                                    BANKING CORPORATION
                                    individually and as a Managing Agent


                                    By:  /s/ John H. Kemper
                                       -----------------------------------------
                                    Name:  John H. Kemper
                                    Title:  Senior Vice President

                                    Notice Address:

                                          Sumitomo Mitsui Banking Corporation
                                          233 South Wacker Drive, Suite 4010
                                          Chicago, Illinois 60606
                                          Attention:  John Kemper
                                          Tel: (312) 876-7797
                                          Fax: (312) 876-6436

                                    With a copy to:

                                          The Sumitomo Mitsui Banking
                                           Corporation
                                          277 Park Avenue
                                          New York, New York  10172
                                          Attention:  Courtney Whitlock
                                          Tel:  (212) 224-4335
                                          Fax:  (212) 224-5197

                                    BARCLAYS BANK PLC,
                                    individually and as a Co-Agent


                                    By:  /s/ Edward G. Hamway, Jr.
                                        ----------------------------------
                                    Name:  Edward G. Hamway, Jr.
                                    Title:  Director

                                    Notice Address:

                                          Barclays Bank PLC
                                          222 Broadway
                                          New York, NY 10038
                                          Attention: Edward G. Hamway, Jr.
                                          Tel:  (212) 412-2994

                                    TORONTO DOMINION (TEXAS), INC.,
                                    individually and as a Co-Agent


                                    By:  /s/ Debbie A. Greene
                                        ---------------------------------------
                                    Name:  Debbie A. Green
                                    Title:  Vice President


                                    Notice Address:

                                          The Toronto-Dominion Bank,
                                          Houston Branch
                                          909 Fannin, Suite 1700
                                          Houston, Texas 77010
                                          Attention: Jim Bridwell
                                          Tel:  (713) 653-8265
                                          Fax:  (713) 951-9921

                                    with a copy to:

                                          The Toronto-Dominion Bank
                                          31 West 52nd Street, 18th Floor
                                          New York, New York  10019
                                          Attention: Michael Wellington
                                          Tel: (212) 827-6906
                                          Fax: (212) 827-7245

                                    BNP PARIBAS,
                                    Individually and as Lead Manager


                                    By:  /s/ Rosalie C. Hawley
                                        --------------------------------
                                    Name:  Rosalie C. Hawley
                                    Title:   Director


                                    By:  /s/ Richard L. Sted
                                        --------------------------------
                                    Name:  Richard L. Sted
                                    Title:  Central Region Manager & Managing
                                          Director

                                    Notice Address:

                                          BNP Paribas
                                          209 South LaSalle Street
                                          Chicago, Illinois  60606
                                          Attention: Catherine Lui
                                          Tel:  (312) 977-1386
                                          Fax:  (312) 977-2234

                                    With a copy to:

                                          BNP Paribas
                                          209 South LaSalle Street
                                          Chicago, IL  60604
                                          Attention:  Rosalie Hawley
                                          Tel:  (312) 977-2203
                                          Fax:  (312) 977-1380

                                    CREDIT INDUSTRIEL ET COMMERCIAL,
                                    Individually and as a Lead Manager



                                    By:  /s/ Brian O'Leary
                                        ----------------------------------
                                    Name:  Brian O'Leary
                                    Title:  Vice President



                                    By:  /s/ Sean Mounier
                                        ---------------------------------
                                    Name:  Sean Mounier
                                    Title:  First Vice President

                                    Notice Address:

                                          Credit Industriel et Commercial
                                          520 Madison Avenue, 37th Floor
                                          New York, New York  10022
                                          Attention:  Brian O'Leary
                                          Tel:  (212) 715-4422
                                          Fax: (212) 715-4535

                                    ALLIED IRISH BANKS, P.L.C.
                                    NEW YORK BRANCH


                                    By:  /s/ Gerard J. Murphy
                                        ---------------------------------
                                    Name:  Gerard J. Murphy
                                    Title:  Senior Vice President


                                    By:  /s/ Germaine Reusch
                                        ---------------------------------
                                    Name:  Germaine Reusch
                                    Title:  Vice President

                                    Notice Address:

                                          Allied Irish Banks, p.l.c.
                                          New York Branch
                                          405 Park Avenue
                                          New York, New York  10022
                                          Attention:  Loan Administration
                                          Tel:  (212) 339-8000
                                          Fax:  (212) 339-8007

                                     AMSOUTH BANK


                                    By:  /s/ Rex Hamilton
                                        --------------------------
                                    Name:  Rex Hamilton
                                    Title:  Commercial Banking Officer

                                    Notice Address:

                                          AmSouth Bank
                                          1900 Fifth Avenue North, 7th Floor
                                          Birmingham, AL 35203
                                          Attention:  Rex Hamilton
                                          Tel:  (205) 320-7116
                                          Fax:  (205) 801-0745

                                    ARAB BANKING CORPORATION


                                    By:  /s/ Grant E. McDonald
                                        --------------------------------
                                    Name:  Grant E. McDonald
                                    Title:   Vice President

                                    Notice Address:

                                          Arab Banking Corporation
                                          277 Park Avenue, 32nd Floor
                                          New York, New York 10172-3299
                                          Attention:  Grant McDonald
                                          Tel:  (212) 583-4759
                                          Fax:  (212) 583-0935

                                    BANCA ANTONIANA POPOLARE VENETA
                                    NEW YORK BRANCH


                                    By:  /s/ Renato Bassi
                                        ---------------------------------
                                    Name:  Renato Bassi
                                    Title:  Executive Vice President and
                                          General Manager



                                    By:  /s/ Domenico P. Loschiavo
                                        ---------------------------------
                                    Name:  Domenico P. Loschiavo
                                    Title:  Senior Vice President and Deputy
                                            Manager

                                    Notice Address:

                                          17 State Street, 21st Floor
                                          New York, New York 10004
                                          Attention: Domenico P. Loschiavo
                                          Tel:  (212) 412-9625
                                          Fax:  (212) 412-9606

                                    BANCA COMMERCIALE ITALIANA,
                                    NEW YORK BRANCH


                                    By:  /s/ Jack Dickerhof
                                        ------------------------------
                                    Name:  Jack Dickerhof
                                    Title:  Vice President



                                    By:  /s/ Charles Dougherty
                                        ----------------------------
                                    Name:  Charles Dougherty
                                    Title:  Vice President

                                    Notice Address:

                                          Banca Commerciale Italiana
                                          One William Street
                                          New York, New York 10004
                                          Attention:  Jack Dickerhof
                                          Tel:  (212) 607-3896
                                          Fax:  (212) 809-2124

                                    Letter of Credit Contact:

                                          Banca Commerciale Italiana, New York
                                          Branch
                                          One William Street
                                          New York, NY 10004
                                          Attention:  Barbara Coviel
                                          Tel:  (212) 607-3816
                                          Fax:  (212) 607-3537

                                    BANCA DI ROMA


                                    By:  /s/ James Semonchik
                                        ----------------------------
                                    Name:  James Semonchik
                                    Title:  Vice President


                                    By:  /s/ Enrico Verdoscia
                                        ------------------------------
                                    Name:  Enrico Verdoscia
                                    Title:  Senior Vice President

                                    Notice Address:

                                          Banca di Roma
                                          225 West Washington Street
                                          Suite 1200
                                          Chicago, Illinois 60606
                                          Attention:  Steven Paley
                                          Tel:  (312) 704-2629
                                          Fax:  (312) 726-3058

                                    BANCA INTESA S.P.A



                                    By:  /s/ Anthony F. Giobbi
                                        ------------------------------
                                    Name:  Anthony F. Giobbi
                                    Title:  First Vice President



                                    By:  /s/ Charles W. Kennedy
                                        ----------------------------
                                    Name:  Charles W. Kennedy
                                    Title:  First Vice President

                                    Notice Address:

                                          Banca Intesa, S.p.A
                                          10 East 53rd Street
                                          36th Floor
                                          New York, New York  10022
                                          Attention:  Anthony F. Giobbi
                                          Tel:  (212) 527-8737
                                          Fax:  (212) 527-8777

                                    BANCA NAZIONALE DEL LAVORO SPA,
                                    NEW YORK BRANCH


                                    By:  /s/ Roberto Mancone
                                        ------------------------------
                                    Name:  Roberto Mancone
                                    Title:  Vice President

                                    By:  /s/ Carlo Vecchi
                                        ---------------------------------
                                    Name:  Carlo Vecchi
                                    Title:  First Vice President

                                    Notice Address:

                                          Banca Nazionale del Lavoro Spa,
                                          New York Branch
                                          25 West 51st Street
                                          New York, New York  10019
                                          Attention:  Giulio Giovine
                                          Tel:  (212) 314-0239
                                          Fax:  (212) 765-2978

                                    BANCA POPOLARE DI MILANO


                                    By:  /s/ Anthony Franco
                                        --------------------------------
                                    Name:  Anthony Franco
                                    Title: Executive Vice President and General
                                           Manager, Banca Popolare di
                                           Milano, New York Branch



                                    By:  /s/ Patrick Dillon
                                        ----------------------------------
                                    Name:  Patrick Dillon
                                    Title:  Vice President and Chief Credit
                                            Officer, Banca Popolare di Milano,
                                            New York Branch


                                    Notice Address:

                                    Banca Popolare di Milano, New York Branch
                                    375 Park Avenue, 9th Floor
                                    New York, New York  10152
                                    Attention:  Thomas Fitzherbert
                                    Tel:  (212) 546-9429
                                    Fax:  (212) 838-1077

                                    BANCO ESPIRITO SANTO, S.A.,
                                    Nassau Branch



                                    By:   /s/ Terry R. Hill
                                        -----------------------------------
                                    Name:  Terry R. Hill
                                    Title:  Senior Vice President



                                    By:  /s/ Andrew M. Orsen
                                        ----------------------------
                                    Name:  Andrew M. Orsen
                                    Title:  Vice President

                                    Notice Address:

                                          Banco Espirito Santo, S.A., Nassau
                                          Branch
                                          320 Park Avenue
                                          New York, New York 10022
                                          Attention:  Lori Thompson
                                          Tel:  (212) 702-3466
                                          Fax:  (212) 750-3999

                                    BANK LEUMI USA

                                    By:  /s/ Joung Hee Hong
                                        ---------------------------
                                    Name:  Joung Hee Hong
                                    Title:  Vice President

                                    Notice Address:

                                          Bank Leumi USA
                                          579 Fifth Avenue
                                          New York, New York  10017
                                          Attention:  Joung Hee Hong
                                          Tel:  (212) 407-4469
                                          Fax:  (212) 407-4317

                                    BANK HAPOALIM  B.M.

                                    By:  /s/ Michael J. Byrne
                                        -----------------------------
                                    Name:  Michael J. Byrne
                                    Title:  Vice President and Senior Lending
                                            Officer

                                    By:  /s/ Thomas J. Hepperle
                                        -----------------------------
                                    Name:  Thomas J. Hepperle
                                    Title:  Vice President

                                    Notice Address:

                                          Bank Hapoalim  B.M.
                                          255 N. Michigan Avenue, Suite 900
                                          Chicago, IL 60601
                                          Attention:  Michael McBride
                                          Tel:  (312) 228-6415
                                          Fax:  (312) 228-6490

                                    BANK OF HAWAII


                                    By:  /s/ Luke Yeh
                                        -------------------------
                                    Name:  Luke Yeh
                                    Title:  Vice President

                                    Notice Address:

                                          Bank of Hawaii
                                          130 Merchant St.
                                          20th Floor
                                          Honolulu, Hawaii  96813
                                          Attention:  Luke Yeh
                                          Telephone:  (808) 537-8014
                                          Fax:  (808) 537-8301

                                    THE GOVERNOR AND COMPANY OF BANK OF IRELAND

                                    By:  /s/ Niamh O'Flynn
                                        ------------------------------
                                    Name:  Niamh O'Flynn
                                    Title:  Manager

                                    By:  /s/ Iain Donovan
                                        --------------------------------
                                    Name:  Iain Donovan
                                    Title:  Manager

                                    Notice Address:

                                       Bank of Ireland International Finance Ltd
                                       La Touche House
                                       International Financial Services Centre
                                       Dublin 1
                                       Ireland
                                       Attention:  Katrina Strecker
                                       Tel:  (353)1-609-3484
                                       Fax:  (353)1-829-0129

                                    BANK OF MONTREAL


                                    By: /s/ Mary Lee Latta
                                       ------------------------------
                                    Name: Mary Lee Latta
                                    Title: Director

                                    Notice Address:

                                          Bank of Montreal
                                          115 South LaSalle Street, 12W
                                          Chicago, Illinois  60603
                                          Attention:  Ninfa Arenas
                                          Tel:  (312) 750-3453
                                          Fax:  (312) 750-4345

                                    THE BANK OF NEW YORK


                                    By:  /s/ Randolph E. J. Medrano
                                        -----------------------------------
                                    Name:  Randolph E. J. Medrano
                                    Title:  Vice President

                                    Notice Address:

                                          The Bank of New York
                                          One Wall Street, 21st Floor
                                          New York, New York 10286
                                          Attention:  Randolph E. J. Medrano
                                          Tel:  (212) 635-6804
                                          Fax:  (212) 635-7970

                                    BANK OF SCOTLAND

                                    By:  /s/ Joseph Fratus
                                        -----------------------------------
                                    Name:  Joseph Fratus
                                    Title:  Vice President

                                    Notice Address:

                                    565 5th Avenue
                                    New York, NY  10017
                                    Attention:  Joseph Fratus
                                    Fax:  (212) 557-9460
                                    Phone:  (212) 450-0800/0837

                                    BANK OF TAIWAN, NEW YORK AGENCY



                                    By:  /s/ Maw-Yen Lin
                                       ----------------------------------------
                                    Name:  Maw-Yen Lin
                                    Title:  Senior Vice President and General
                                            Manager

                                    Notice Address:

                                          Bank of Taiwan, New York Agency
                                          One World Trade Center
                                          53 Floor, Suite 5323
                                          New York, New York  10048
                                          Attention:  Maw-Yen Lin
                                          Tel:  (212) 938-3476
                                          Fax:  (212) 775-9026

                                    BANK POLSKA KASA OPIEKI SA


                                    By:  /s/ William G. Reynolds
                                       -----------------------------------------
                                    Name:  William G. Reynolds
                                    Title:   Vice President

                                    Notice Address:

                                          Bank Pekao SA
                                          470 Park Avenue South, 15th Floor
                                          New York, New York  10016
                                          Attention:  William G. Reynolds
                                          Tel:  (212) 251-1227
                                          Fax:  (212) 679-5910

                                    BANQUE WORMS CAPITAL CORPORATION


                                    By:  /s/ Dominique Picon
                                        ----------------------------------
                                    Name:  Dominique Picon
                                    Title: CEO



                                    By:  /s/ Michele M. Fleming
                                        ---------------------------------
                                    Name:  Michele M. Fleming
                                    Title:  VP and General Counsel

                                    Notice Address:

                                          Banque Worms Capital Corporation
                                          122 East 42nd Street
                                          Suite 4405
                                          New York, New York  10168
                                          Attention:  Corporate Department
                                          Tel:  (212) 883-6330
                                          Fax:  (212) 883-6350 or 6349

                                    BHF (USA) CAPITAL CORPORATION


                                    By:  /s/ Richard Cameron
                                        -----------------------------------
                                    Name:  Richard Cameron
                                    Title:  Vice President



                                    By:  /s/ Aurelio Almonte
                                        ------------------------------------
                                    Name:  Aurelio Almonte
                                    Title:  Associate

                                    Notice Address:

                                          BHF (USA) Capital Corporation
                                          590 Madison Avenue
                                          New York, New York  10022
                                          Attention:  Richard Cameron
                                          Tel:  (212) 756-5629
                                          Fax:  (212) 756-5536

                                    BW CAPITAL MARKETS

                                    By:  /s/ Thomas A. Lowe
                                        ---------------------------------
                                    Name: Thomas A. Lowe
                                    Title:  Vice President



                                    By:  /s/ Philip G. Waldrop
                                        ----------------------------------
                                    Name:  Philip G. Waldrop
                                    Title:  Vice President

                                    Notice Address:

                                          BW Capital Markets, Inc.
                                          Suite 1919
                                          630 Fifth Avenue
                                          New York, New York 10111
                                          Attention:  Thomas A. Lowe
                                          Tel:  (212) 218-1804
                                          Fax:  (212) 218-1810/16

                                    CHUO MITSUI TRUST AND BANKING CO., LTD

                                    By:  /s/ Satoshi Kikuchihara
                                        ------------------------------------
                                    Name:  Satoshi Kikuchihara
                                    Title:  Chief Representative

                                    Notice Address:

                                          New York Representative Office
                                          Two World Trade Center, Suite 8322
                                          New York, New York  10048-0632
                                          Attention:  Naoko Barnhart
                                          Tel:  (212) 790-5363
                                          Fax:  (212) 790-5435
                                          Email:  BarnhartN@Mitsuitrust-ny.com

                                    With a copy to:

                                          Tokyo Head Office
                                          Credit Products Department
                                          33-1, Shiba 3-Chome
                                          Minato-ku, Tokyo  105-8574
                                          Japan
                                          Attention:  Akira Kasahara
                                          Tel:  3-5232-8780
                                          Fax:  3-5232-8705
                                          Email: Ahira_Kasahara@chuomitsui.co.jp

                                    CITIBANK, N.A.


                                    By:  /s/ John Dorans
                                        --------------------------------
                                    Name:  John Dorans
                                    Title:  Vice President


                                    Notice Address:

                                          Citibank, N.A.
                                          599 Lexington Avenue, 21st Floor
                                          New York, New York  10022
                                          Attention:  John Dorans
                                          Tel:  (212) 559-8245
                                          Fax:  (212) 793-9470

                                    COMERICA BANK


                                    By:  /s/ Jeffrey J. Judge
                                        -----------------------------------
                                    Name:  Jeffrey J. Judge
                                    Title:  Vice President


                                    Notice Address:

                                          Comerica
                                          One Detroit Center
                                          500 Woodward Avenue
                                          Detroit, Michigan 48226-3268
                                          Attention:  Anthony Davis
                                          Tel:  (313) 222-9452
                                          Fax:  (313) 222-9514

                                    COMMERZBANK AG
                                    NEW YORK AND GRAND CAYMAN BRANCHES

                                    By:  /s/ J. Timothy Shortly
                                        ---------------------------------
                                    Name:  J. Timothy Shortly
                                    Title:  Senior Vice President



                                    By:  /s/ Graham A. Warning
                                        -----------------------------
                                    Name:  Graham A. Warning
                                    Title:  Assistant Treasurer


                                    Notice Address:

                                          Commerzbank AG
                                          Chicago Branch
                                          20 South Clark, Suite 2700
                                          Chicago, Illinois  60603
                                          Attention:  John Marlatt
                                          Tel:  (312) 795-1625
                                          Fax:  (312) 236-2827

                                    CREDIT AGRICOLE INDOSUEZ


                                    By:  /s/ Phillip Salter
                                        -----------------------------------
                                    Name:  Phillip Salter
                                    Title:   Vice President
                                          Sr. Relationship Manager

                                    By:  /s/ Charles Hiatt
                                        ----------------------------------
                                    Name:  Charles Hiatt
                                    Title:   Vice President Manager

                                    Notice Address:

                                          Credit Agricole Indosuez
                                          55 E. Monroe St., Suite 4700
                                          Chicago, IL  60603
                                          Attention:  Phillip Salter
                                          Tel:  (312) 917-7417
                                          Fax:  (312) 372-9329

                                    THE DAI-ICHI KANGYO BANK, LTD.,
                                    CHICAGO BRANCH


                                    By:  /s/ Nobuyasu Fukatsu
                                        ----------------------------------
                                    Name:  Nobuyasu Fukatsu
                                    Title:  General Manager

                                    Notice Address:

                                          The Dai-Ichi Kangyo Bank, Ltd.,
                                          Chicago Branch
                                          10 South Wacker Drive
                                          Chicago, Illinois  60606
                                          Attention:  Norman Fedder
                                          Tel:  (312) 715-6363
                                          Fax:  (312) 876-2011

                                    with a copy to:

                                          The Dai-Ichi Kangyo Bank, Ltd.,
                                          New York Branch
                                          One World Trade Center, 48th Floor
                                          New York, NY 10048
                                          Attention:  Miriam Ramos
                                          Tel:  (212) 432-8330
                                          Fax:  (212) 912-1147

                                    DG BANK, DEUTSCHE
                                    GENOSSENSCHAFTSBANK AG


                                    By:  /s/ Lynne Mccarthy
                                        ---------------------------------
                                    Name:  Lynne McCarthy
                                    Title:  Vice President


                                    By:  /s/ William D. Casey
                                        -------------------------------
                                    Name:  William D. Casey
                                    Title:  Vice President

                                    Notice Address:

                                          DG Bank, Deutsche
                                          Genossenschaftsbank AG
                                          609 Fifth Avenue
                                          New York, New York  10017-1021
                                          Attention: William Casey
                                          Tel: (212) 745-1591
                                          Fax: (212)745-1550

                                    DRESDNER BANK AG,
                                    NEW YORK AND GRAND CAYMAN
                                    BRANCHES


                                    By:  /s/ Gabriela E. Fields
                                        ----------------------------------
                                    Name:  Gabriela E. Fields
                                    Title:  Associate

                                    By:  /s/ Thomas Hasenauer
                                        --------------------------------
                                    Name:  Thomas Hasenauer
                                    Title: AT

                                    Notice Address:

                                          Dresdner Bank AG
                                          75 Wall Street - Credit Services
                                          New York, NY 10005
                                          Attention:  Howard Ramlal
                                          Tel:  (212) 429-2281
                                          Fax:  (212) 429-2130

                                    with a copy to:

                                          Dresdner Bank AG
                                          190 S. LaSalle
                                          Chicago, IL 60603
                                          Attention: James Jerz
                                          Tel: (312) 444-1314
                                          Fax: (312) 444-1192

                                   ERSTE BANK NY


                                    By:  /s/ Arcinee Hovanessian
                                        ---------------------------------
                                    Name:  Arcinee Hovanessian
                                    Title:  Director


                                    By:  /s/ Robert Svehnholz
                                        ------------------------------------
                                    Name:  Robert Svehnholz
                                    Title:  FVP

                                    Notice Address:

                                          Erste Bank
                                          280 Park Avenue
                                          West Building, 32nd Floor
                                          New York, NY  10022
                                          Attention:  Arcinee Hovanessian
                                          Tel:  (212) 984-5635
                                          Fax:  (212) 984-5627

                                    FIFTH THIRD BANK


                                    By:  /s/ Dirk Vanheyst
                                        ----------------------------------
                                    Name:  Dirk VanHeyst
                                    Title:  Senior Vice President

                                    Notice Address:

                                          Fifth Third Bank
                                          606 Madison
                                          Toledo, OH 43604

                                          Attention: Dirk Van Heyst
                                          Tel:  (419) 259-7145
                                          Fax:  (419) 259-7134

                                    FIRSTMERIT BANK, N.A.



                                    By:  /s/ Edward D. Yannayon
                                        --------------------------------
                                    Name:  Edward D. Yannayon
                                    Title:  Vice President

                                    Notice Address:

                                          FirstMerit Bank, N.A.
                                          106 S. Main Street TOW 24
                                          Akron, OH 44308

                                    FIRSTAR BANK


                                    By:  /s/ Derek Roudebush
                                        ------------------------------
                                    Name:  Derek Roudebush
                                    Title:  Vice President


                                    By:  /s/ Nicolas Luzecky
                                        -------------------------------
                                    Name:  Nicolas Luzecky
                                    Title:  Bank Officer

                                    Notice address:

                                          Firstar Bank
                                          One Firstar Plaza
                                          SL-TW-12MP
                                          St. Louis, MO 63101
                                          Tel:  (314) 418-3545
                                          Fax:  (314) 418-3571

                                    FLEET NATIONAL BANK


                                    By:  /s/ Marwan Isbaih
                                        ---------------------------
                                    Name:  Marwan Isbaih
                                    Title:  Director


                                    Notice Address:

                                          Fleet National Bank
                                          100 Federal Street
                                          Boston, Massachusetts 02110
                                          Attention:  Marwan Isbaih
                                          Tel:  (617) 434-8326
                                          Fax:  (617) 434-0601

                                    THE FUJI BANK, LIMITED


                                    By:  /s/ James Fayen
                                        --------------------------------------
                                    Name:  James Fayen
                                    Title:  Senior Vice President & Senior
                                            Team Leader

                                    Notice Address:

                                          The Fuji Bank, Limited
                                          225 West Wacker Drive, Suite 2000
                                          Chicago, Illinois 60606
                                          Attention:  James R. Fayen
                                          Tel:  (312) 621-0397
                                          Fax:  (312) 621-0539

                                    GENERAL ELECTRIC CAPITAL CORPORATION



                                    By:  /s/ Gregory L. Hong
                                        ----------------------------------------
                                    Name:  Gregory L. Hong
                                    Title:  Duly Authorized Signatory

                                    Notice Address:

                                          General Electric Capital Corporation
                                          60 Long Ridge Road
                                          Stamford, CT 06927

                                    HSBC BANK USA



                                    By:  /s/ Michael Cutlip
                                        -----------------------------
                                    Name:  Michael Cutlip
                                    Title:  Senior Vice President

                                    Notice Address:

                                          HSBC Bank USA 200 South Wacker Drive
                                          Suite 770 Chicago, IL 60606

                                    HUA NAN COMMERCIAL BANK LTD
                                    NEW YORK AGENCY


                                    By:  /s/ Yun-Peng Chang
                                        -------------------------------------
                                    Name:  Yun-Peng Chang
                                    Title:  General Manager & SVP

                                    Notice Address:

                                          Hua Nan Commercial Bank Ltd
                                          New York Agency
                                          Suite 2846
                                          2 World Trade Center
                                          New York, New York 10048

                                    BAYERISCHE HYPO- UND VEREINSBANK AG, NEW
                                    YORK BRANCH

                                    By:   /s/ John T. Murphy
                                        ----------------------------
                                    Name:  John T. Murphy
                                    Title:  Director



                                    By:  /s/ Tricia Grieve
                                        ----------------------------
                                    Name:  Tricia Grieve
                                    Title: Director

                                    Notice Address:

                                          Hypo Vereinsbank
                                          150 East 42nd Street
                                          New York, New York 10017-4679
                                          Attention:  Christine Renard
                                          Tel:  (212) 672-5686
                                          Fax:  (212) 672-5530
                                          Christine_renard@hvbamericas.com

                                    KBC BANK


                                    By:  /s/ Robert Snauffer
                                        --------------------------------
                                    Name:  Robert Snauffer
                                    Title:  First Vice President


                                    By:  /s/ Wei-Chun Wang
                                        ----------------------------
                                    Name:  Wei-Chun Wang
                                    Title:  Associate

                                    Notice Address:

                                          KBC Bank NV
                                          125 West 55th Street
                                          New York, New York 10019
                                          Attention:  William Cavanaugh
                                          Tel:  (212) 541-0761
                                          Fax:  (212) 541-0793

                                    SAMPO BANK PLC

                                    By:   /s/ Pentti Hakkarainen
                                        ---------------------------------
                                    Name:  Pentti Hakkarainen
                                    Title:  Vice Chairman of the Board



                                    By:   /s/ Jarmo Lankinen
                                        --------------------------------
                                    Name:  Jarmo Lankinen
                                    Title:  Senior Vice President

                                    Notice Address:

                                          Sampo Bank PLC
                                          Attention:  Gary Tanner
                                          Unioninkatu 22
                                          Helsinki
                                          Finland

                                    LLOYDS TSB BANK PLC

                                    By:  /s/ Ian Dimmock
                                        ---------------------------------
                                    Name:  Ian Dimmock
                                    Title:  Vice President

                                    By:  /s/ Gavin Rees
                                        ---------------------------------
                                    Name: Gavin Rees
                                    Title:  Assistant Director

                                    Notice Address:

                                          Lloyds Bank Plc
                                          575 Fifth Avenue
                                          17th Floor
                                          New York, NY  10017
                                          Attention:  Ian Dimmock
                                          Tel:  (212) 930-5051
                                          Fax:  (212) 930-5098

                                    MELLON BANK, N.A.


                                    By:  /s/ Stephen D. Lackey
                                        -------------------------------
                                    Name:  Stephen D. Lackey
                                    Title:   Senior Vice President



                                    By:  /s/ Michael Stark
                                        -----------------------------------
                                    Name:  Michael Stark
                                    Title:   Vice President

                                    Notice Address:

                                          Mellon Bank, N.A.
                                          One Mellon Bank Center
                                          Room 151-0370
                                          Pittsburgh, PA 15258
                                          Attention: Michael W. Stark
                                          Tel:  (412) 234-1636
                                          Fax:  (412) 234-6375

                                    with a copy to:

                                          Mellon Bank, N.A.
                                          Three Mellon Bank Center
                                          Pittsburgh, PA 15230
                                          Attention: Peggy Young
                                          Tel:  (412) 234-9448
                                          Fax:  (412) 209-6138

                                    MERITA BANK PLC


                                    By:  /s/ Garry Weiss
                                        --------------------------
                                    Name:  Garry Weiss
                                    Title:  Vice President



                                    By:  /s/ Michael J. Maher
                                        -----------------------------
                                    Name:  Michael J. Maher
                                    Title:   Senior Vice President

                                    Notice Address:

                                          Merita Bank Ltd.
                                          437 Madison Avenue, 21st Floor
                                          New York, New York, 10022
                                          Attention:  Gary Weiss
                                          Tel:  (212) 318-9561
                                          Fax:  (212) 318-9318

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION


                                    By:  /s/ Toshihiro Hayashi
                                        -------------------------------
                                    Name:  Toshihiro Hayashi
                                    Title:  Senior Vice President

                                    Notice Address:

                                          The Mitsubishi Trust and Banking Corp.
                                          520 Madison Ave., 26th Floor
                                          New York, NY  10022
                                          Attention:  Toshihiro Hayashi
                                          Tel:  (212) 891-8319
                                          Fax:  (212) 644-6825

                                    MORGAN GUARANTY TRUST COMPANY

                                    By:  /s/ Robert Bottamedi
                                        ----------------------------------------
                                    Name:  Robert Bottamedi
                                    Title:  Vice President

                                    Notice Address:

                                          Morgan Guaranty Trust Company
                                          60 Wall Street
                                          New York, New York 10260-0060
                                          Tel:  (212) 648-1349
                                          Fax:  (212) 648-5018

                                    NATEXIS BANQUES POPULAIRES


                                    By:  /s/ Frank H. Madden, Jr.
                                        ---------------------------------
                                    Name:  Frank H. Madden, Jr.
                                    Title:   Group Vice President



                                    By:  /s/ Michael J. Ferris
                                        ---------------------------------
                                    Name:  Michael J. Ferris
                                    Title:  Vice President

                                    Notice Address:

                                         Natexis Banques Populaires
                                         1251 Avenue of the Americas, 34th Floor
                                         New York, New York  10020
                                         Attention:  Michael J. Ferris
                                         Tel:  (212) 872-5127
                                         Fax:  (212) 354-9106

                                    NATIONAL BANK OF EGYPT
                                    NEW YORK BRANCH


                                    By:  /s/ Carmelo L. Foti
                                        -----------------------------------
                                    Name:  Carmelo L. Foti
                                    Title:  Vice President



                                    By:  /s/ Rami El-Rifai
                                        ------------------------------------
                                    Name:  Rami El-Rifai
                                    Title:  Assistant Vice President

                                    Notice Address:

                                          National Bank of Egypt
                                          New York Branch
                                          40 East 52nd Street
                                          New York, New York  10022
                                          Attention:  Vernon Hatton
                                          Tel:  (212) 326-8000
                                          Fax:  (212) 755-6944

                                    NATIONAL BANK OF KUWAIT SAK
                                    NEW YORK


                                    By:  /s/ Muhannad Kamal
                                        --------------------------------------
                                    Name:  Muhannad Kamal
                                    Title:  General Manager



                                    By:  /s/ Robert Mcneill
                                        --------------------------------------
                                    Name:  Robert McNeill
                                    Title:  Executive Manager

                                    Notice Address:

                                          National Bank of Kuwait
                                          299 Park Avenue, 17th Floor
                                          New York, New York  10171
                                          Attention:  Jeffrey Ganter, SCO
                                          Tel:  (212) 303-9868
                                          Fax:  (212) 319-8269

                                    NATIONAL CITY BANK


                                    By:  /s/ Janice E. Focke
                                        ------------------------------------
                                    Name:  Janice E. Focke
                                    Title:  Senior Vice President

                                    Notice Address:

                                          National City Bank
                                          1900 East Ninth Street, Locator 2077
                                          Cleveland, OH  44114-3484
                                          Attention:  Large Corporate Group
                                          Tel:  (216) 575-2836
                                          Fax:  (216) 222-0003

                                    THE NORTHERN TRUST COMPANY


                                    By:  /s/ Ashish S. Bhagwat
                                        ----------------------------------------
                                    Name:  Ashish S. Bhagwat
                                    Title:  Second Vice-President

                                    Notice Address:

                                          The Northern Trust Company
                                          50 S. LaSalle Street, 11th Floor
                                          Chicago, Illinois 60675
                                          Attention:  Stephen Bowman
                                          Tel:  (312) 444-7946
                                          Fax:  (312) 630-6062

                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK, B.A.,
                                    "RABOBANK NEDERLAND" NEW YORK BRANCH


                                    By:  /s/ Thomas A. Levason
                                        ----------------------------------------
                                    Name:  Thomas A. Levason
                                    Title:  Vice President


                                    By:  /s/ W. Pieter C. Kodde
                                        ----------------------------------------
                                    Name:  W. Pieter C. Kodde
                                    Title:  Managing Director

                                    Notice Address:

                                          245 Park Avenue
                                          New York, New York  10167
                                          Attention:  Corporate Services
                                    Department
                                          Tel:  (212) 916-7800
                                          Fax:  (212) 916-7880

                                    ROYAL BANK OF CANADA


                                    By: /s/ Barton Lund
                                        ------------------------------------
                                    Name: Barton Lund
                                    Title:  Manager

                                    Notice Address:

                                          Royal Bank of Canada
                                          New York Branch
                                          One Liberty Plaza,  3rd Floor
                                          New York, New York  10006-1404
                                          Attention:  Manager, Loans
                                                      Administrator
                                          Tel:  (212) 428-6322
                                          Fax:  (212) 428-2372

                                    with a copy to:

                                          Royal Bank of Canada
                                          One Liberty Plaza,  3rd Floor
                                          New York, New York 10006-1404
                                          Attention:  Barton Lund
                                          Tel:  (212) 428-6509
                                          Fax:  (212) 428-2319

                                    with a copy to:

                                          Royal Bank of Canada
                                          9th Floor
                                          20 King St. West
                                          Toronto, Ontario
                                          Canada
                                          M5H 1C4
                                          Attention:  Linda Vanderburgt
                                          Tel:  (416) 955-8083
                                          Fax:  (416) 974-8508

                                    THE ROYAL BANK OF SCOTLAND PLC

                                    By: /s/ Maria Amaral-LeBlanc
                                       -----------------------------
                                    Name:  Maria Amaral-LeBanc
                                    Title:  Vice President


                                    Notice Address:

                                          The Royal Bank of Scotland plc
                                          101 Park Avenue
                                          New York, NY  10178
                                          Attention:  Maria Amaral-LeBlanc
                                          Tel:  (212) 401-3746
                                          Fax:  (212) 401-3456

                                    RZB FINANCE LLC


                                    By:  /s/ Klaus D. Hein
                                        ------------------------------------
                                    Name:  Klaus D. Hein
                                    Title:  Vice President


                                    By:  /S/ Pearl Geffers
                                        ------------------------------------
                                    Name:  Pearl Geffers
                                    Title:  First Vice President

                                    Notice Address:

                                          RZB Finance LLC
                                          1133 Avenue of the Americas
                                          16th Floor
                                          New York, New York  10036
                                          Attention: Klaus D. Hein
                                          Tel: (212) 845-4111
                                          Fax: (212) 944-2093

                                    SAN PAOLO IMI S.P.A.




                                    By:  /s/ Luca Sacchi
                                        ----------------------------------
                                    Name:  Luca Sacchi
                                    Title:  Vice President



                                    By:  /s/ Giuseppe Cuccurese
                                        -------------------------------
                                    Name:  Giuseppe Cuccurese
                                    Title:  CEO - Area Americas

                                    Notice Address:

                                          San Paolo IMI SPA
                                          245 Park Avenue, 35th Floor
                                          New York, New York  10167
                                          Tel: (212) 692-3130

                                    STB DELAWARE FUNDING TRUST I


                                    By:  /s/ David C. Hargadon
                                        -----------------------------
                                    Name:  David C. Hargadon
                                    Title:  Assistant Vice President

                                    Notice Address:

                                          STB Delaware Funding Trust I
                                          527 Madison Avenue
                                          New York, New York  10022
                                          Attention: Tim Ng
                                          Tel: (212) 326-0751
                                          Fax: (212) 418-4848

                                    SUMMIT BANK

                                    By:  /s/ Marwan Isbaih
                                        ---------------------------------
                                    Name:  Marwan Isbaih
                                    Title:  Director

                                    Notice Address:

                                          Summit Bank
                                          512 Township Line Road, Suite 280
                                          Blue Bell, PA 19422
                                          Attention:  Robert Mace
                                          Tel:  (215) 619-4817
                                          Fax:  (215) 619-4820

                                    THE TOKAI BANK, LTD., NEW YORK
                                    BRANCH

                                    By:  /s/ Shinichi Nakatani
                                        ------------------------------------
                                    Name:  Shinichi Nakatani
                                    Title:  Assistant General Manager

                                    Notice Address:

                                          The Tokai Bank, Ltd., New York Branch
                                          55 East 52nd Street
                                          New York,  New York 10055
                                          Attention:  Credit: Jay Kato
                                                      Loan Admin: Eva Cordova
                                          Tel:  (212) 339-1145
                                          Fax:  (212) 754-2171

                                    UNICREDITO ITALIANO




                                    By:  /s/ Christopher Eldin
                                        ------------------------------------
                                    Name:  Christopher Eldin
                                    Title:  First Vice President & Deputy
                                            Manager



                                    By:  /s/ Saiyed Abbas
                                        -------------------------------------
                                    Name:  Saiyed Abbas
                                    Title:  Vice President

                                    Notice Address:

                                          UniCredito Italiano
                                          375 Park Avenue, 2nd Floor
                                          New York, New York  10152

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By:  /s/ Ching Lim
                                        ------------------------------
                                    Name:  Ching Lim
                                    Title:  Vice President

                                    Notice Address:

                                          Union Bank of California, N.A.
                                          National Banking
                                          445 South Figueroa Street
                                          18th Floor
                                          Los Angeles, California  90071
                                          Attention:  Ching Lim
                                          Tel:  (213) 236-5791
                                          Fax:  (213) 236-7814

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By:  /s/ Robert J. York, Jr.
                                        ----------------------------
                                    Name:  Robert J. York, Jr.
                                    Title:  Sr. Vice President

                                    Notice Address:

                                          U.S. Bank National Association
                                          MPFP0702
                                          601 2nd Avenue South
                                          Minneapolis, MN 55402-4302
                                          Attention:  Andrew Leonard
                                          Tel:  (612) 973-1085
                                          Fax:  (612) 973-0825

                                    WACHOVIA BANK

                                    By:  /s/ Thomas H. McKinstry
                                        --------------------------------
                                    Name:  Thomas H. McKinstry
                                    Title:  Senior Vice President

                                    Notice Address:

                                          Wachovia Bank
                                          191 Peachtree Street NE - 28th Floor
                                          Mail Code:  370
                                          Atlanta, Georgia 30303
                                          Attention:  Tom McKinstry
                                          Telephone:  (404) 332-1386
                                          Fax:  (404) 332-4136

                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH


                                    By:  /s/ Donald F. Wolf
                                        ---------------------------------
                                    Name:  Donald F. Wolf
                                    Title:  Director



                                    By:  /s/ Walter T. Duffy III
                                        -----------------------------------
                                    Name:  Walter T. Duffy III
                                    Title:  Associate Director

                                    Notice Address:

                                          Westdeutsche Landesbank
                                          1211 Avenue of the Americas
                                          New York, New York  10036
                                          Attention:  Philip Green
                                          Telephone:  (212) 852-6113
                                          Fax:  (212) 302-7946

                                    with a copy to:

                                          Westdeutsche Landesbank
                                          1211 Avenue of the Americas
                                          New York, New York  10036
                                          Attention:  Walter T. Duffy III
                                          Telephone:  (212) 852-6095
                                          Fax:  (212) 852-6148

                                    WESTPAC BANKING CORPORATION


                                    By:  /s/ Lisa Porter
                                        ----------------------------------
                                    Name:  Lisa Porter
                                    Title:  Relationship Manager

                                    Notice Address:

                                          Westpac Banking Corporation
                                          575 Fifth Avenue
                                          New York, NY  10017
                                          Attention:  Susan Wildstein
                                          Tel:  (212) 551-1960
                                          Fax:  (212) 551-1998

                                    DEUTSCHE BANK AG, LONDON BRANCH
                                    As UK Administrative Agent



                                    By:  /s/ John C. Cushman
                                        -------------------------------------
                                    Name:  John C. Cushman
                                    Title:  Director



                                    By:  /s/ Robert G. Kolb
                                        -------------------------------------
                                    Name:  Robert G. Kolb
                                    Title:  Director

                                    Notice Address:

                                          Graham Hodgkin
                                          Corporate Trust & Agency Services
                                          33 Old Broad Street
                                          Mail Stop 606
                                          London EC2N 1HW
                                          United Kingdom